As filed with the Securities and Exchange Commission on March 18, 2025.

Registration Statement No. 333-283046

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

Amendment No. 5
to

Form F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________________

Masonglory Limited

(Exact name of registrant as specified in its charter)

_____________________________

Cayman Islands	1700	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Room 8, 25/F, CRE Centre
889 Cheung Sha Wan
Kowloon, Hong Kong

_____________________________

+852 2114 3424

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
Phone: +1 (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________

Copies to:

Sanny Choi, Esq. Clement Au, Esq. CFN Lawyers LLC 418 Boardway #4607 Albany, New York, NY 12207 +646 386 8128	Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place, Central Hong Kong SAR +852 3923 1111

_____________________________

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•        Public Offering Prospectus. A prospectus to be used for the public offering of 1,500,000 Ordinary Shares of the Registrant (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.

•        Resale Prospectus. A prospectus to be used for the resale by the Selling Shareholder (“Selling Shareholder”) set forth therein of 1,000,000 Ordinary Shares of the Registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•        they contain different outside and inside front covers and back covers;

•        they contain different offering sections in the Prospectus Summary section beginning on page Alt-1;

•        they contain different Use of Proceeds sections on page Alt-2;

•        a Selling Shareholder section is included in the Resale Prospectus;

•        a Selling Shareholder Plan of Distribution is inserted; and

•        the Legal Matters section in the Resale Prospectus on page Alt-6

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Selling Shareholder.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED _________, 2025

1,500,000 Ordinary Shares

Masonglory Limited

This is the initial public offering on a firm commitment basis of the ordinary shares (“IPO”), par value US$0.0001 per share (“Ordinary Shares” or “Shares”), of Masonglory Limited (“Masonglory”), an exempted company with limited liability incorporated under the laws of the Cayman Islands, whose subsidiaries are established in Hong Kong and the British Virgin Islands. We are offering 1,500,000 Ordinary Shares of Masonglory, representing 11% of the Ordinary Shares following completion of the offering of Masonglory. Following the offering, 11% of the Ordinary Shares will be held by shareholders for general trading, assuming the Underwriters do not exercise the Over-Allotment Option.

In addition to this offering, we are registering up to 1,000,000 Ordinary Shares, par value US$0.0001, that may be sold in public or private transactions or both, from time to time after the closing of our IPO by the Selling Shareholder named in the Resale Prospectus at prevailing market prices or in privately negotiated prices. We will not receive any proceeds from the sales of outstanding Ordinary Shares by the Selling Shareholder. The selling of any Ordinary Shares by the Selling Shareholder in the resale offering is contingent upon the Ordinary Shares being listed on Nasdaq and if our listing application is not approved, the selling of any Ordinary Shares by the Selling Shareholder will be terminated.

Prior to this offering, there has been no public market for our Ordinary Shares. The offering price of the Shares in this offering is expected to be between US$4.00 and US$6.00 per share. The offering is being made on a “firm commitment” basis by D. Boral Capital LLC (“D. Boral”), the underwriter. See “Underwriting.” We intend to apply to list the Shares on the Nasdaq Capital Market under the symbol “MSGY”. Listing of the Shares on Nasdaq is a condition to the offering. There is no assurance that such application will be approved, and if our application is not approved, this offering will be terminated.

Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations in Hong Kong by its Operating Subsidiary.

Masonglory is a Cayman Islands holding company with no material operations of its own, and we conduct our operations primarily in Hong Kong through our Operating Subsidiary (as defined below). References to the “Company,” “we,” “us,” and “our” in the prospectus are to Masonglory, the Cayman Islands entity that will issue the Ordinary Shares being offered. This is an offering of the Ordinary Shares of Masonglory, the Cayman Islands holding company, and not of the shares of the Operating Subsidiary. Investors in this offering may never directly hold any equity interests in the Operating Subsidiary.

Investing in the Shares is highly speculative and involves a high degree of risk. Before buying any Ordinary Shares, you should carefully read the discussion of material risks of investing in the Shares in “Risk Factors” beginning on page 16 of this prospectus.

Our operations are primarily located in Hong Kong, a Special Administrative Region of the People’s Republic of China (“China” or the “PRC”), with its own governmental and legal system that is independent from mainland China and has its own distinct rules and regulations. Due to long-arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard. We may also be subject to unique risks due to the uncertainty of the interpretation and application of PRC laws and regulations.

Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

•        could result in a material change in our operations and/or the value of our securities;

•        could significantly limit or completely hinder our ability to continue our operations;

•        could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and

•        may cause the value of our securities to significantly decline or be worthless.

The legal and operational risks associated in operating in the PRC also apply to the Operating Subsidiary’s operations in Hong Kong, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns, would be applicable to the Operating Subsidiary and us, given the substantial operations of the Operating Subsidiary in Hong Kong and the possibilities that Chinese government may exercise significant oversight over the conduct of business in Hong Kong. In the event that the Operating Subsidiary is to become subject to laws and regulations of the PRC, these risks could result in material costs to ensure compliance, fines, material changes in our operations and/or the value of the securities we are registering for sale, and/or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For example, if the recent regulatory actions of the PRC government on data security, anti-monopoly or other data-related laws and regulations were to apply to us and/or our subsidiaries, we and/or our subsidiaries could become subject to certain anti-monopoly, cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for our public offerings on a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against us and/or our subsidiaries and may materially and adversely affect our subsidiaries’ business and our results of operations. We believe that we and the Operating Subsidiary is not currently required to obtain permission from or complete filing procedure with the PRC and/or Hong Kong government authorities to list on a U.S. securities exchange and consummate this offering, including the permission requirement or complete filing procedure for any data security or anti-monopoly concerns. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange in the United States, or even when such permission is obtained or such filing is completed, it will not be subsequently denied or rescinded. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Our key operations are in Hong Kong, a Special Administrative Region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.” on page 23; and “Risk Factors — Risks Related to Doing Business in Hong Kong — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 28.

We are aware that recently the PRC government has initiated a series of regulatory actions and new policies to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. See “Prospectus Summary — Recent Regulatory Development in the PRC” beginning on page 10.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China” (“PRC Personal Information Protection Law”), which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in mainland China, issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise on the basis of the equity, assets, income, or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing under the Draft Overseas Listing Regulations.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”), jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021), which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the (“Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and five interpretive guidelines (collectively, the “CSRC Filing Rules”), which came into effect on March 31, 2023. Under the CSRC Filing Rules, a filing based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic companies, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings, or other similar rights of a domestic company that operates its main business domestically. The CSRC Filing Rules state that any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes, and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering.

The Operating Subsidiary may collect and store certain data (including certain personal information) from our clients, who may be mainland China individuals, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering). The Measures for Cybersecurity Review (2021), PRC Data Security Law, the PRC Personal Information Protection Law, and the Draft Overseas Listing Regulations currently does not have an impact on our business, operations or this offering, nor are we or the Operating Subsidiary are covered by permission requirements from the CAC that is required to approve our Hong Kong subsidiaries’ operations and our offering, as our Hong Kong subsidiaries will not be deemed to be an “Operator” or a “data processor” that required to file for cybersecurity review before listing in the United States, because: (i) the Operating Subsidiary was incorporated in Hong Kong and operate only in Hong Kong without any subsidiary or VIE structure in mainland China and each of the Measures for Cybersecurity Review (2021), the Personal Information Protection Law and the Draft Overseas Listing Regulations does not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, the Operating Subsidiary has in aggregate collected and stored personal information of far less than one million users; (iii) all of the data the Operating Subsidiary has collected is stored in servers located in Hong Kong, and we and the Operating Subsidiary do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a CSRC review, nor has received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (v) data processed in our business should not have a bearing on national security nor affect or may affect national security, and we and the Operating Subsidiary have not been notified by any authorities of being classified as an Operator. Moreover, pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Therefore, based on the PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by mainland China authorities, neither we, nor the Operating Subsidiary in Hong Kong are currently required to obtain any permission or approval from the mainland China government authorities, including the CSRC and CAC, to operate our business or to offer the securities being registered to foreign investors. As of the date of this prospectus, neither we nor the Operating Subsidiary have ever applied for any such permission or approval.

However, given the uncertainties arising from the legal system in mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of Draft Overseas Listing Regulations, CSRC Filing Rules, PRC Personal Information Protection Law, relevant mainland China data privacy, cybersecurity laws and other regulations. Since the CSRC Filing Rules are newly promulgated, their interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If the CSRC Filing Rules become applicable to us or the Operating Subsidiary in Hong Kong, if the Operating Subsidiary is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to the Operating Subsidiary in Hong Kong, the business operation of the Operating Subsidiary and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. While, we do not believe we are covered by the permission requirements from CSRC or CAC, investors of our company and our business may face potential uncertainty from actions taken by the PRC government affecting our business. If the applicable laws, regulations, or interpretations change and the Operating Subsidiary become subject to the CAC or CSRC review, we cannot assure you that the Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. See “Risk Factors — Risks Related to Doing Business in Hong Kong — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 28.

The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers. The PRC government may also intervene or impose restrictions on our ability to move out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Furthermore, PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our company or any of our subsidiaries to obtain regulatory approval from PRC authorities before this offering. These actions could result in a material change in our operations and could significantly limit or completely hinder our ability to complete this offering or cause the value of the Shares to significantly decline or become worthless. See “Prospectus Summary — Recent Regulatory Developments in the PRC” beginning on page 10.

Furthermore, as more stringent criteria, including the Holding Foreign Companies Accountable Act (the “HFCA Act”), have been recently imposed by the SEC and the Public Company Accounting Oversight Board (“PCAOB”), recently, the Shares may be prohibited from trading if our auditor cannot be fully inspected. Our auditor, J&S Associate PLT, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess J&S Associate PLT’s compliance with applicable professional standards. J&S Associate PLT is headquartered in Malaysia, and can be inspected by the PCAOB. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong. On August 26, 2022, CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. See “Risk Factors — Risks Relating to The Shares — Although the audit report included in this prospectus is prepared by PCAOB registered auditor who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspectable by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”) was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before the Shares may be prohibited from trading or delisted” on page 29. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of the Shares to be materially and adversely affected.

Our management monitors the cash position of the Operating Subsidiary regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfil its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors (“Board of Directors”).

For Masonglory to transfer cash to its subsidiaries, Masonglory is permitted under the laws of the Cayman Islands and its Amended and Restated Memorandum and Articles (as defined below) to provide funding to our subsidiaries incorporated in the BVI (as defined below) and Hong Kong through loans or capital contributions. Masonglory’s subsidiary formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to the Operating Subsidiary subject to certain restrictions set forth in the BVI Business Companies Act 2004 (as amended) and memorandum and articles of association of the relevant Masonglory’s subsidiary incorporated under the laws of the BVI. As a holding company, Masonglory may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. According to the BVI Business Companies Act 2004 (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. If any of Masonglory’s subsidiaries incur debt on their own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to Masonglory. During the six months ended September 30, 2024 and the fiscal years ended March 31, 2023 and 2022, Masonglory, Masonglory BVI, and Masontech did not declare or pay any dividends and there was no transfer of assets among Masonglory and its subsidiaries. We do not have any current intentions to distribute further earnings. If we decide to pay dividends on any of the Shares in the future, as a holding company, we will be dependent on receipt of funds from the Operating Subsidiary by way of dividend payments. See “Dividend Policy,” “Risk Factors — Risks Related to The Shares — We rely on dividends and other distributions on equity paid by the Operating Subsidiary to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.” on page 35, and “Consolidated Statements of Change in Shareholders’ Equity in the Report of Independent Registered Public Accounting Firm” for further details.

We are an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Upon the completion of this offering, 14,000,000 Ordinary Shares will be outstanding (assuming that the Underwriters do not exercise any portion of their Over-Allotment Option). Masonglory will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering under the Public Offering Prospectus and the offering of the Ordinary Shares under the Resale Prospectus, the Controlling Shareholders of Masonglory will own 11,500,000 of the total issued and outstanding Ordinary Shares through Fung & Tun Limited, representing approximately 82.14% of the total voting power.

Upon the completion of this offering, the outstanding shares of Masonglory will consist of Ordinary Shares, assuming the Underwriters of this offering (the “Underwriters”) do not exercise their Over-Allotment Option (as defined below), assuming the Over-Allotment Option is exercised in full.

	Per Share	Total(2)
IPO price	$5.00	$7,500,000
Underwriting discounts(1) and commissions	$0.35	$525,000
Proceeds, before expenses, to us	$4.65	$6,975,000

____________

(1)      Represents underwriting discounts equal to 7.0% per Ordinary Share.

(2)      Assumes that the Underwriters do not exercise any portion of their Over-Allotment Option.

We expect our total cash expenses for this offering (including cash expenses payable to our Underwriters for their out-of-pocket expenses) to be approximately US$1,688,392 exclusive of the above discounts. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority (“FINRA”), as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

Neither the Securities and Exchange Commission (as defined below) nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This offering is being conducted on a firm commitment basis. The Underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus. We have granted the Underwriters an option for a period of forty-five (45) days after the closing date of this offering (the “Closing Date”) to purchase up to 225,000 additional Ordinary Shares from us at the IPO price (or 15% of the Ordinary Shares sold in this offering), less underwriting discounts to cover over-allotments, if any. If the Underwriters exercise the Over-Allotment Option (as defined below) in full, assuming the public offering price per Ordinary Share is US$5.00, the total underwriting discounts payable will be US$603,750 and the total proceeds to us, before expenses, will be US$8,021,250.

If we complete this offering, net proceeds will be delivered to us on the Closing Date.

The Underwriters expect to deliver the Ordinary Shares against payment as set forth under “Underwriting” on or about            , 2025.

D. Boral Capital

The date of this prospectus is            , 2025.

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. We have not, and the Underwriters have not, authorized anyone to provide you with different information, and we and the Underwriters take no responsibility for any other information others may give you. We are not, and the Underwriters are not, making an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Ordinary Shares.

For investors outside the United States: Neither we nor the Underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

Masonglory is an exempted company with limited liability incorporated under the laws of the Cayman Islands and a majority of our outstanding Ordinary Shares are owned by non-U.S. residents. Under the rules of the SEC we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Exchange Act.

Until and including            , 2025 (25 days after the date of this prospectus), all dealers that buy, sell or trade the Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

i

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to:

•        ‘‘Amended and Restated Memorandum and Articles’’ refers to the amended and restated memorandum and articles of association of our Company to be adopted by the Company conditional upon and with effect from the date on which the Registration Statement becomes effective;

•        “BVI” refers to the British Virgin Islands;

•        “Companies Act” refers to the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

•        “Company,” “we,” “us,” and “Masonglory” refers to Masonglory Limited, an exempted Company with limited liability incorporated under the laws of the Cayman Islands on February 21, 2024, that will issue the Ordinary Shares being offered and does not include its subsidiaries, Masonglory BVI and Masontech.

•        “Controlling Shareholders” refer to the ultimate beneficial owner of the Company, who are Mr. SF Tse and Mr. TT Tse. See “Management” and “Principal Shareholders” for more information;

•        “Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended;

•        “Group” refers to the Company and its subsidiaries, Masonglory BVI and Masontech;

•        “HKD” or “HK$” refers to Hong Kong dollar(s), the lawful currency of Hong Kong;

•        “Hong Kong” refers to Hong Kong Special Administrative Region of the People’s Republic of China;

•        “Independent Third Party” refers to a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company;

•        “mainland China” refers to the PRC (excluding Hong Kong, Macau and Taiwan);

•        “Masonglory BVI” refers to Masonglory (BVI) Limited, a BVI business company limited by shares incorporated in the BVI, a direct wholly owned subsidiary of Masonglory;

•        “Memorandum and Articles” refers to the memorandum of association and the articles of association of our Company adopted on 21 February 2024;

•        “Mr. SF Tse” refers to Mr. Tse Shing Fung, one of our Controlling Shareholders;

•        “Mr. TT Tse” refers to Mr. Tse Tsz Tun, one of our Controlling Shareholders;

•        “Nasdaq” refers to Nasdaq Stock Market LLC;

•        “Operating Subsidiary” refers to Masontech Limited, a company incorporated in Hong Kong with limited liability, an indirectly wholly owned subsidiary of Masonglory and our sole operating subsidiary in Hong Kong;

•        “Ordinary Shares” or “Shares” refer to our ordinary shares, par value US$0.0001 per ordinary share;

•        “our Group” or “the Group” refers to Masonglory Limited and its subsidiaries;

•        “PCAOB” refers to Public Company Accounting Oversight Board;

•        “PRC” or “China” refers to the People’s Republic of China;

•        “PRC government” or “PRC authorities,” or variations of such words or similar expressions, refer to the central, provincial, and local governments of all levels in mainland China, including regulatory and administrative authorities, agencies and commissions, or any court, tribunal or any other judicial or arbitral body in mainland China;

ii

•        “PRC laws” refer to all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law in mainland China;

•        “RMB” or “Renminbi” means Renminbi, the lawful currency of the PRC;

•        “SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission;

•        “Securities Act” refers to the U.S. Securities Act of 1933, as amended;

•        “U.S. dollars” or “$” or “USD” or “dollars” refers to United States dollar(s), the lawful currency of the United States.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the Underwriters of their Over-Allotment Option.

Masonglory is a holding company with operations conducted in Hong Kong through its key Operating Subsidiary in Hong Kong, Masontech Limited. Masontech Limited’s reporting currency is Hong Kong dollars. This prospectus contains translations of Hong Kong dollars into U.S. dollars solely for the convenience of the reader. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were calculated at the rate of US$1 = HK$7.8, representing the noon buying rate in The City of New York for cable transfers of HK$ as certified for customs purposes by the Federal Reserve Bank of New York on the last trading day of September 30, 2024. No representation is made that the HK$ amount represents or could have been, or could be converted, realized or settled into US$ at that rate, or at any other rate.

iii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in the Shares. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, in each case included in this prospectus. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision. Unless the context otherwise requires, all references to “Masonglory,” “we,” “us,” “our,” the “Company,” and similar designations refer to Masonglory Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands.

Overview

We are a holding company incorporated in the Cayman Islands with operations conducted in Hong Kong by our Operating Subsidiary, Masontech Limited. We have since been engaged in the provision of wet trades services and other ancillary services as a subcontractor in Hong Kong since 2018. As a subcontractor, we provide our customers with comprehensive wet trades works solutions, which principally include (i) plastering on floors, ceilings and walls, (ii) tile laying on internal and external walls and floors, (iii) brick laying, (iv) floor screeding, and (v) marble works. In recognition of our achievements in the wet trades industry in Hong Kong, our Operating Subsidiary has been granted registration as a Group 2 Registered Specialist Trade Contractor under the Registered Specialist Trade Contractors Scheme (formerly known as the Subcontractor Registration Scheme) of the Construction Industry Council since 2020.

During the six months ended September 30, 2024 and 2023 and the years ended March 31, 2024 and 2023, our major customers consisted primarily of main contractors of property development and civil engineering projects in Hong Kong. In particular, we value and rely on our relationship with three of our major customers, each belonging to renowned property development groups listed on the Main Board of the Stock Exchange of Hong Kong and together (i) contributed approximately 99% of our total revenue generated for the six months ended September 30, 2024 and approximately 93% of our total revenue generated for the years ended March 31, 2024 and 2023; and (ii) provided accounts receivable which represented approximately 53% of our total current assets for the six months ended September 30, 2024 and approximately 70% of our total current assets for the year ended March 31, 2024.

Our Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

•        We have an established track record in the wet trades industry in Hong Kong;

•        Long-term and stable relationship with our major customers;

•        Strong network of pre-approved suppliers;

•        Implementation of stringent quality assurance system; and

•        Experienced and professional management team.

Our Strategies

We intend to pursue the following strategies to further expand our business:

•        Expand our workforce;

•        Acquisition of additional machineries;

•        Diversifying our project portfolio; and

•        Strengthening our marketing efforts.

Corporate History and Structure

Our Operating Subsidiary, Masontech Limited, was incorporated as a company with limited liability under the laws of Hong Kong in September 2018.

Masonglory was incorporated as an exempted company with limited liability under the laws of the Cayman Islands in February 2024. Masonglory’s direct subsidiary is Masonglory (BVI), a BVI company incorporated in February 2024 and the holding company of Masontech Limited.

On February 21, 2024, one (1) Ordinary Share was allotted and issued as fully paid to an initial subscriber, an independent third party, which was subsequently transferred to Mr. TT Tun. On February 29, 2024, one (1) Ordinary Share was allotted and issued as fully paid to Mr. TS Fung. at a consideration of US$0.0001.

On March 21, 2024, each of the Controlling Shareholders entered into a sale and purchase agreement with Masonglory (BVI), pursuant to which the Controlling Shareholders sold, and Masonglory (BVI) purchased from the Controlling Shareholders a total of twenty (20) ordinary shares in the Operating Subsidiary (representing the entire issued share capital of the Operating Subsidiary), at an aggregate consideration of HK$20.00. After the acquisition, Masonglory (BVI) became the sole shareholder of the Operating Subsidiary.

On March 25, 2024, as part of the reorganization for the purpose of this offering, each of the Controlling Shareholders entered into a sale and purchase agreement with Masonglory, pursuant to which the Controlling Shareholders sold, and Masonglory purchased from the Controlling Shareholders a total of two (2) Ordinary Shares of Masonglory (BVI) (representing the entire issued share capital of Masonglory (BVI)), at an aggregate consideration of US$0.0002. After the acquisition, Masonglory became the ultimate holding company of Masonglory (BVI) and the Operating Subsidiary.

On March 25, 2024, each of the Controlling Shareholders entered into a sale and purchase agreement with Fung & Tun Limited, a company incorporated under the laws of the BVI and jointly owned by the Controlling Shareholders (each holding one (1) Ordinary Share), pursuant to which each of the Controlling Shareholders sold, and Fung & Tun Limited purchased from the Controlling Shareholders a total of two (2) Ordinary Shares (representing the entire issued share capital of the Company), at an aggregate consideration US$0.0002. After the acquisition, Fung and Tun Limited, via its direct holding in Masonglory, became the ultimate holding company of the Operating Subsidiary.

Subsequently, on June 14, 2024, Masonglory allotted and issued 11,499,998 Ordinary Shares at a par value of US$0.0001 per Ordinary Share, credited as fully-paid in its share capital, to Fung & Tun Limited. Also on June 14, 2024, Masonglory allotted and issued 500,000 Ordinary Shares to each of Vision Win Enterprises Limited and Main Works International Limited for a consideration of HK$640,000, representing 4% and 4%, respectively, of the enlarged entire issued share capital of the Company immediately upon completion of the above transactions.

Vision Win Enterprises Limited and Main Works International Limited, all of whom and their ultimate beneficial owners have no affiliation with us.

The chart below illustrates our corporate structure and identifies our subsidiaries as of the date of this prospectus and upon completion of this offering (assuming the underwriters do not exercise the over-allotment option):

We are offering 1,500,000 Ordinary Shares, representing 11% of the issued and outstanding Ordinary Shares following completion of the offering of Masonglory, assuming the Underwriters do not exercise the Over-Allotment Option.

Upon the completion of this offering, 14,000,000 Ordinary Shares will be outstanding. Masonglory will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering under the Public Offering Prospectus and the offering of the Ordinary Shares under the Resale Prospectus, the Controlling Shareholders of Masonglory will own 11,500,000 of the total issued and outstanding Ordinary Shares through Fung & Tun Limited, representing approximately 82.14% of the total voting power.

Holding Company Structure

Masonglory is a Cayman Islands holding company with no material operations of its own, and we conduct our operations primarily in Hong Kong through the Operating Subsidiary. This is an offering of the Ordinary Shares of Masonglory, an exempted company with limited liability incorporated under the laws of the Cayman Islands, instead of the shares of the Operating Subsidiary. Investors in this offering will not directly hold any equity interests in the Operating Subsidiary.

As a result of our corporate structure, Masonglory’s ability to pay dividends may depend upon dividends paid by the Operating Subsidiary. If our Operating Subsidiary or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Transfers of Cash To and From Our Subsidiaries

Our management monitors the cash position of the Operating Subsidiary regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfil its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by the board of directors.

No regulatory approval is required for Masonglory to transfer cash to its subsidiaries is subject to the following: Masonglory is permitted under the laws of the Cayman Islands and its Amended and Restated Memorandum and Articles to provide funding to our subsidiaries incorporated in the BVI and Hong Kong through loans or capital contributions. Masonglory’s subsidiary formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to the Operating Subsidiary subject to certain restrictions laid down in the BVI Business Companies Act 2004 (as amended) and memorandum and articles of association of the relevant Masonglory’s subsidiary incorporated under the laws of the BVI.

The ability of Masonglory BVI, the direct subsidiary of Masonglory, to transfer cash to Masonglory is subject to the following: according to the BVI Business Companies Act 2004 (as amended), Masonglory BVI may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

The ability of our Operating Subsidiary to transfer cash to Masonglory BVI is subject to the following: according to the Companies Ordinance of Hong Kong, our Operating Subsidiary may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

During the six months ended September 30, 2024 and the fiscal years ended March 31, 2024 and 2023, our Operating Subsidiary, Masontech BVI, and Masonglory did not declare or pay any dividends and there was no transfer of assets among Masonglory and its subsidiaries.

If we determine to pay dividends on any of the Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries by way of dividend payments. Masonglory is permitted under the laws of Cayman Islands and its Amended and Restated Memorandum and Articles to provide funding to its subsidiaries through loans or capital contributions. The Operating Subsidiary is permitted under the laws of Hong Kong to provide funding to Masonglory through dividend distributions without restrictions on the amount of the funds distributed.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Subject to the Cayman Islands laws and our Amended and Restated Memorandum and Articles, our board of directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from the operating entities, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Any of these factors could have a material adverse effect on our business, financial position and results of operations, and hence there is no assurance that we will be able to pay dividends to our shareholders after the completion of the IPO.

The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders in the Cayman Islands.

Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between Masonglory and its subsidiaries, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries, to Masonglory and U.S. investors and amounts owed. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us.

Since Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, or the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” The PRC laws and regulations do not currently have any material impact on transfer of cash from Masonglory to our Operating Subsidiary nor from our Operating Subsidiary to Masonglory and the investors in the U.S. There is currently no restriction or limitation under the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between the ultimate holding company and our Operating Subsidiary in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance; decrease demand for our services; reduce revenues; increase costs; require us to obtain more licenses, permits, approvals, or certificates; or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition, and results of operations could be adversely affected and the value of our Ordinary Shares could decrease or become worthless.

See “Dividend Policy”, “Risk Factors — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business”, “Risk Factors — Our key operations are in Hong Kong, a Special Administrative Region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain”, and Consolidated Statements of Change in Shareholders’ Equity in the audited financial statements contained in this prospectus for more information.

Enforceability of Civil Liabilities

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits: (a) political and economic stability; (b) an effective judicial system; (c) a favorable tax system; (d) the absence of exchange control or currency restrictions; (e) and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include: (a) the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provides less protection to investors; and (b) the Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in Hong Kong. In addition, all of our directors and officers are nationals and/or residents of Hong Kong and all or a substantial portion of their assets are located outside the United States. Due to the lack of reciprocity and treaties between the United States and Hong Kong, together with cost and time constraints, it may be difficult for investors to effect service of process within the United States upon us or the persons who are nationals or residents of Hong Kong, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Harney Westwood & Riegels, our counsel as to the laws of the Cayman Islands has advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States, or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

Directors and Executive officers	Age	Position
Mr. Tse Shing Fung	39	Chairman of the Board of Directors
Mr. Tse Tsz Tun	35	Director and Chief Executive Officer
Mr. Tsoi Chi Hei	36	Chief Financial Officer
Mr. Lui Po Yuen	35	Independent Director Appointee
Mr. Man Wing Wa	37	Independent Director Appointee
Ms. Cheng Shing Yan	49	Independent Director Appointee
Mr. Lam Ka Shun	39	Project Manager

All of our directors and officers reside outside the United States in Hong Kong. CFN Lawyers, our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

It is also uncertain whether, in the future, the Hong Kong government will implement regulations and policies of the Chinese government or adopt regulations and policies of its own that are substantially similar to those of the Chinese government.

Summary of Key Risks

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows, and prospects that you should consider before making a decision to invest in the Shares. These risks are discussed more fully in “Risk Factors.”

Risks Related to Our Business and Industry

•        A significant portion of our revenue was generated from contracts awarded by a limited number of customers, and any significant decrease in the number of projects with our major customers may materially and adversely affect our financial condition and operating results.

•        Our revenue is mainly derived from projects which are non-recurrent in nature and there is no guarantee that our customers will provide us with new businesses.

•        Failure to maintain safe construction sites and/or implement our safety management system may lead to the occurrence of personal injuries, property damages, fatal accidents or suspension or non-renewal of our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council.

•        Unsatisfactory performance by our subcontractors or unavailability of subcontractors may adversely affect our operation and profitability.

•        Any material inaccurate cost estimation or cost overruns may adversely affect our financial results.

•        Rising costs and limited supply of raw materials may increase our costs and affect our performance.

•        The total actual value of work done may differ from the original estimated contract sum stated in our contracts with customers.

•        Cash inflows and outflows in connection with wet trades projects may be irregular and, thus, may affect our net cash flow position.

•        Our performance depends on market conditions and trends in the wet trades industry and if there is any slowdown (in terms of transaction volume and price) of the property market in Hong Kong, the availability of wet trades works projects in Hong Kong may decrease significantly.

•        We face keen competition from other players in the market.

•        Our Group is dependent on key personnel and there is no assurance that our Group can retain them.

•        Our ability to successfully tender for and undertake new projects is limited by the availability of our project management staff and subcontractors.

•        Failure to complete our projects on a reliable and timely basis could materially affect our reputation, our financial performance or may subject us to claim.

•        Amounts included in our backlog may not result in actual revenue or translate into profits. Our backlog is subject to cancellation and unexpected adjustments and therefore is an uncertain indicator of future results of operations.

•        There is no assurance that we will be able to renew our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council.

•        Our insurance coverage may not be adequate to cover potential liabilities.

•        Our profitability may be affected by the potential increase in depreciation expenses and staff costs upon our planned acquisition of additional machinery and motor vehicles and our planned recruitment of additional staff.

•        Possible difficulty in recruiting sufficient labour may hinder our future business strategies.

•        Our business plans and strategies may not be successful or be achieved within the expected time frame or within the estimated budget.

•        If we fail to comply with applicable anti-corruption and anti-bribery laws, our reputation may be harmed and we could be subject to penalties and significant expenses that have a material adverse effect on our business, financial condition and results of operations.

•        We and the Operating Subsidiaries are exposed to potential disruptions and risks from unforeseen disasters or crises.

•        We may be a party to legal proceedings from time to time and we cannot assure you that such legal proceedings will not have a material adverse impact on our business.

Risks Relating to Doing Business in Hong Kong

•        Our key operations are in Hong Kong, a Special Administrative Region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

•        There are uncertainties regarding the interpretation and enforcement of PRC and Hong Kong laws, rules, and regulations.

•        Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements.

•        We may become subject to a variety of PRC laws and other obligations regarding data security offerings that are conducted overseas and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer the Shares to investors and cause the value of the Shares to significantly decline or be worthless.

•        If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

•        Although the audit report included in this prospectus is prepared by PCAOB registered auditor who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspectable by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before the Shares may be prohibited from trading or delisted.

•        The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price, and reputation.

•        The effect of the Hong Kong Autonomy Act (“HKAA”) and other U.S. government policies in response to the enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Operating Subsidiary.

•        If we become subject to the recent scrutiny, criticism, and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, this offering, and our reputation and could result in a loss of your investment in the Shares, in particular if such matter cannot be addressed and resolved favorably.

•        A downturn in the political and socioeconomic conditions in Hong Kong, mainland China, or the global economy, or a change in the economic and political policies of China, could materially and adversely affect our business and financial condition.

•        Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of the Shares.

•        There are political risks associated with conducting business in Hong Kong.

•        The Hong Kong legal system embodies uncertainties that could limit the availability of legal protections.

•        You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws.

•        Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, where the majority of our clients reside.

Risks Relating to our Ordinary Shares

•        There has been no public market for our Ordinary Shares prior to this offering; if an active trading market does not develop, you may not be able to resell the Shares at any reasonable price.

•        The trading price of the Shares may be volatile, which could result in substantial losses to you.

•        We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

•        Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of the Shares.

•        If we fail to meet applicable listing requirements, Nasdaq may delist the Shares from trading, in which case the liquidity and market price of the Shares could decline.

•        There may be substantial sales of our Ordinary Shares by the Selling Shareholder after the effective date of this registration statement of which this prospectus forms a part, which could have a material adverse effect on the price of our Ordinary Shares after this offering.

•        If you purchase the Shares in this offering, you will incur immediate and substantial dilution in the book value of your Ordinary Shares.

•        If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of the Shares may be more volatile than it otherwise would be.

•        Our directors, officers, and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders.

•        The board of directors may decline to register the transfer of Ordinary Shares in certain circumstances.

•        Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of the board of directors, you must rely on price appreciation of the Shares for return on your investment.

•        Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of the Shares.

•        Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

•        Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline.

•        Certain judgments obtained against us by our shareholders may not be enforceable.

•        You may have more difficulties protecting your interests than you would as a shareholder of a U.S. corporation.

•        Cayman Islands economic substance requirements may have an effect on our business and operations.

•        We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies.

•        As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

•        We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

•        There can be no assurance that we will not be a PFIC for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of the Shares.

•        We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

•        We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

•        As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders. In addition, the interests of our Controlling Shareholders, who are also our executive directors and officers, may not be the same as or may even conflict with your interests.

Recent Regulatory Developments in the PRC

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between mainland China and Hong Kong, companies operating in Hong Kong may face similar regulatory risks as those operated in the PRC, including their ability to offer securities to investors, list their securities on a U.S. or other foreign exchange, and conduct their business or accept foreign investment. In light of PRC government’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in the PRC can change quickly with little or no advance notice. The PRC government may intervene or influence the current and future operations in Hong Kong at any time or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers like ourselves. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is a significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from mainland China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Also, on July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments (the “Revised Draft”), which required that, in addition to “operators of critical information infrastructure,” any “data processor” controlling personal information of no less than one million users that seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and it further elaborated the factors to be considered when assessing the national security risks of the relevant activities.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (together with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”). The Draft Rules Regarding Overseas Listing lays out the filing regulation arrangement for both direct and indirect overseas listing and clarifies the determination criteria for indirect overseas listing in overseas markets. Among other things, if a domestic enterprise intends to indirectly offer and list securities in an overseas market, the record-filing obligation is with a major operating entity incorporated in the PRC, and such filing obligation shall be completed within three working days after the overseas listing application is submitted. The required filing materials for an IPO and listing shall include, but not be limited to: regulatory opinions, record filing, approval, and other documents issued by competent regulatory authorities of relevant industries (if applicable), and security assessment opinions issued by relevant regulatory authorities (if applicable). On December 27, 2021, the National Development and Reform Commission (“NDRC”) and the Ministry of Commerce jointly issued the Special Administrative Measures for Entry of Foreign Investment (Negative List) (2021 Version) (“Negative List”), which became effective and replaced the previous version. Pursuant to the Negative List, if a PRC company, which engages in any business where foreign investment is prohibited under the Negative List, or prohibited businesses seeks an overseas offering or listing, it must obtain the approval from competent governmental authorities. Based on a set of Q&A published on the NDRC’s official website, an NDRC official indicated that after a PRC company submits its application for overseas listing to the CSRC and where matters relating to prohibited businesses under the Negative List are implicated, the CSRC will consult the regulatory authorities having jurisdiction over the relevant industries and fields.

On January 4, 2022, the CAC, the NDRC, and several other administrations jointly adopted and published the revised Cybersecurity Review Measures (“CRM”), which took effect on February 15, 2022, and replaced the Revised Draft issued on July 10, 2021. Pursuant to the revised CRM, if a network platform operator holding personal information of over one million users seeks for “foreign” listing, it must apply for the cybersecurity review. In addition, operators of critical information infrastructure purchasing network products and services are also obligated to apply for the cybersecurity review for such purchasing activities. Although the CRM provides no further explanation on the extent of “network platform operator” and “foreign” listing, we do not believe we are obligated to apply for a cybersecurity review pursuant to the revised CRM, considering that (i) we are not in possession of or otherwise holding personal information of over one million users, and it is also very unlikely that we will reach such threshold in the near future; and (ii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying it as a critical information infrastructure operator.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, as approved by the State Council, released the CSRC Filing Rules, which came into effect on March 31, 2023. Under the CSRC Filing Rules, a filing based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic companies, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a domestic company that operates its main business domestically. The CSRC Filing Rules state that, any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. We believe that we are not subject to the CSRC Filing Rules, because we are incorporated in the Cayman Islands and our subsidiaries are incorporated in Hong Kong, the British Virgin Islands and operate in Hong Kong without any subsidiary or VIE structure in mainland China, and we do not have any business operations or maintain any office or personnel in mainland China. However, as the CSRC Filing Rules and the supporting guidelines are newly published, there exists uncertainty with respect to the implementation and interpretation of the principle of “substance over form.” If our offering and listing is later deemed as “indirect overseas offering and listing by companies in mainland China” under the CSRC Filing Rules, we may need to complete the filing procedures for our offering and listing. If we are subject to the filing requirements, we cannot assure you that we will be able to complete such filings in a timely manner or even at all. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operations, its ability to accept foreign investments, and the listing of the Shares on a U.S. or other foreign exchange. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the CSRC Filing Rules become applicable to the Operating Subsidiary or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to the Operating Subsidiary, the business operation of the Operating Subsidiary and the listing of the Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and the Operating Subsidiary becomes subject to the CAC or CSRC review, we cannot assure you that the Operating Subsidiary will be able to comply with the regulatory requirements in all respects, and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If the Operating Subsidiary fails to receive or maintain such permissions or if the required approvals are denied, the Operating Subsidiary may become subject to fines and other penalties that may have a material adverse effect on our business, operations, and financial condition and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of the Shares to significantly decline or be worthless.

Permission Required from Hong Kong and PRC Authorities

As of the date of this prospectus, the Operating Subsidiary has obtained all requisite licenses and approvals for the operation of their respective business in Hong Kong which remain in force and have not been suspended or revoked. The personnel of the Operating Subsidiary are also subject to the relevant laws and regulations. As of the date of this prospectus, Masonglory is not required to obtain any permission or approval from Hong Kong authorities to issue the Shares to foreign investors. We are also not required to obtain permissions or approvals from any PRC authorities before listing in the United State and to issue the Shares to foreign investors or operate our business as currently conducted, including the CSRC, the CAC, or any other governmental agency that is required to approve our operations.

As of the date of this prospectus, based on PRC laws and regulations effective as of the date of this prospectus, the Company is not required to obtain permissions or approvals from any PRC authorities before listing in the United States and to issue our Ordinary Shares to foreign investors or operate the business as currently conducted, including the CSRC, the CAC, or any other governmental agency that is required to approve our operations, because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Operating Subsidiary was established and operate in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. Masonglory and the Operating Subsidiary are not required to obtain any permissions or approvals from any Chinese authorities to operate their business as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authority.

Hong Kong is a Special Administrative Region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which serves as Hong Kong’s constitution (the “Basic Law”). The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face similar regulatory risks as those operated in mainland China, including the ability to offer securities to investors, list their securities on a U.S. or other foreign exchanges, conduct their business or accept foreign investment or sanctions by the CSRC, the CAC, or other PRC regulatory agencies.

Recent PCAOB Developments

On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Pursuant to the HFCA act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor cannot be inspected by the PCAOB for three consecutive years, and this ultimately could result in the Shares being delisted.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed the AHFCAA, which was signed into law on December 29, 2022, reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act, which took effect on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB issued a Determination Report, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

Our auditor, J&S Associate PLT, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is headquartered in Malaysia and is subject to inspection by the PCAOB. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021 in mainland China or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong.

On August 26, 2022, CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has an exemption from the rule that a majority of the board of directors must be independent directors; unfettered ability to transfer information to the SEC.

On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Joseph Biden, which contained, among other things, an identical provision to AHFCAA and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before the Shares may be prohibited from trading or delisted.”

See “Risk Factors — Risks Relating to The Shares — Although the audit report included in this prospectus is prepared by PCAOB registered auditor who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspectable by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before the Shares may be prohibited from trading or delisted” on page 29.

Implication of Being a Controlled Company

We are and will continue, following this offering, to be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

•        an exemption from the rule that a majority of our board of directors must be independent directors;

•        an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•        an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption after we complete this offering. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this offering.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•        being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

•        not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•        reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements, and registration statements; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of the Shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion, or we issue more than US$1 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

We are a foreign private issuer as defined by the SEC. As a result, in accordance with the rules and regulations of The Nasdaq Stock Market LLC, we may comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from filing quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four days of their occurrence.

•        Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•        Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Corporate Information

Our principal office is located at Room 8, 25/F, CRE Centre 889 Cheung Sha Wan Kowloon, Hong Kong. Our telephone number is (+852) 2114 3424. Our registered office in the Cayman Islands is located at the office of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168.

The Offering

Securities being offered:	1,500,000 Ordinary Shares.
IPO price:	We estimate the IPO price will be between US$4.00 and US$6.00 per Ordinary Share.
Number of Ordinary Shares outstanding before this offering:	12,500,000 Ordinary Shares.
Number of Ordinary Shares outstanding after this offering:	14,000,000 Ordinary Shares.
Over-Allotment Option:

We have granted the Underwriter an option to purchase up to 225,000 additional Ordinary Shares from us at the public offering price less the underwriting discount within 45 days after the Closing Date to cover over-allotments (such option, “Over-Allotment Option”).

Use of proceeds:

Based upon an IPO price of US$5.00 per Share (the midpoint of the price range set forth on the cover page of this prospectus), we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, of approximately US$5,286,680 if the Underwriters do not exercise their Over-Allotment Option, and US$6,411,608 if the Underwriters exercise their Over-Allotment Option in full, after deducting the underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us.

We plan to use the net proceeds of this offering as follows:
• Approximately 15% for expanding our workforce;
• Approximately 15% for acquisition of additional machineries;
• Approximately 15% for diversifying our project portfolio;
• Approximately 15% for strengthening our marketing efforts; and
• The remaining 40% to fund working capital and for other general corporate purposes.
For more information on the use of proceeds, see “Use of Proceeds” on page 49.
Lock-up:

We, any successor entities, and all of our directors, officers, and holders of Ordinary Shares as of the effective date of the registration statement (and all holders of securities exercisable for or convertible into Ordinary Shares) have agreed with the Underwriters, subject to certain exceptions, not to offer, issue, sell, transfer, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of the Shares or securities convertible into or exercisable or exchangeable for the Shares for a period of 180 days after the Closing Date, which forms a part of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Proposed Nasdaq symbol:	We have applied to have the Shares listed on the Nasdaq Capital Market under the symbol “MSGY”.
Transfer agent and registrar:	VStock Transfer, LLC
Risk factors:

Investing in the Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 16.

Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the underwriters’ over-allotment option and is based on 12,500,000 Ordinary Shares outstanding as of the date of this prospectus.

RISK FACTORS

An investment in the Shares involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this prospectus, before deciding to invest in the Shares. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations, and future growth prospects. In these circumstances, the market price of the Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

A significant portion of our revenue was generated from contracts awarded by a limited number of customers, and any significant decrease in the number of projects with our major customers may materially and adversely affect our financial condition and operating results.

A significant portion of our revenue was derived from a limited number of customers. Our five largest customers during the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023, accounted for 100% of our total revenue.

There is no assurance that we will continue to be awarded with contracts from our major customers in the future. If there is a significant decrease in the number of projects awarded by our major customers, and we are unable to secure suitable projects of comparable size and quantity as replacements from other customers, our financial condition and operating results would be materially and adversely affected. In addition, in the event that our major customers experience any financial difficulties or cash flow problems, this may result in delay or default in payments to us, in which case our business could be materially and adversely affected.

Our revenue is mainly derived from projects which are non-recurrent in nature and there is no guarantee that our customers will provide us with new businesses

Our revenue is typically derived from projects which are non-recurrent in nature and our customers are under no obligation to award projects to us. During the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023, we secured new businesses mainly through invitation for tender by customers. There is no assurance that we will be able to secure new contracts in the future. Accordingly, the number and scale of projects and the amount of revenue we are able to derive therefrom may vary significantly from period to period, and it may be difficult to forecast the volume of future business. For the six months ended September 30, 2024, we recorded tender success rate of approximately 16.7%. For the years ended March 31, 2024 and 2023 we recorded a tender success rate of approximately 15.4% and 15%, respectively. Our directors consider that our success rate on project tendering depends on a range of factors, which primarily include our pricing and tender strategy, competitors’ tender and pricing strategy, the availability of our resources and subcontractors, level of competition and our customers’ evaluation standards. Furthermore, so far as our directors are aware, some of our customers have maintained an evaluation system to ensure that the service providers meet certain standards of management, industrial expertise, financial capability, reputation and regulatory compliance which may change from time to time. There is no assurance that we could achieve the same or higher tender success rate in the future as we did during the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023. If we fail to secure new contracts or there is a significant decrease in the number of tender invitations or contracts available for bidding in the future, our business, financial position and prospects could be materially and adversely affected.

Failure to maintain safe construction sites and/or implement our safety management system may lead to the occurrence of personal injuries, property damages, fatal accidents or suspension or non-renewal of our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council

Due to the nature of works in construction sites, risks of accidents or injuries to workers are inherent. Notwithstanding our occupational health and safety measures that are required to be followed by employees of our Group and our subcontractors, accidents leading to personal injuries, property damages and/or fatal accidents remain an inherent risk at work sites. There is no assurance that there will not be any violation of our safety measures or other related rules and regulations by the employees of our Group or our subcontractors. Any such violation may lead to higher probability of occurrences, and/or increased seriousness, of personal injuries, property damages and/or fatal accidents at work sites, which may materially and adversely affect our business operations as well as our financial position to the extent not covered by insurance policies. Also, failure to maintain safe construction sites and/or to implement safety management measures resulting in the occurrence of serious personal injuries or fatal accidents may lead to negative publicity and/or suspension or non-renewal of our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council, which in turn adversely affect our reputation, financial position and results of operation.

In addition, any personal injuries and/or fatal accidents to the employees of our Group and our subcontractors may lead to claims or other legal proceedings against our Group. Any such claims or legal proceedings could adversely and materially affect our financial position to the extent not covered by insurance policies. Also, notwithstanding the merits of any such claims or legal proceedings, we need to divert management resources and incur extra costs to handle these matters. Any such claims or legal proceedings could therefore have a material and adverse impact on our business operations.

Unsatisfactory performance by our subcontractors or unavailability of subcontractors may adversely affect our operation and profitability

We have focused on the role of project management in carrying out our projects, and we have engaged subcontractors to perform substantial part of the site works under our supervision. In order to control and ensure the quality and progress of the works of our subcontractors, we select subcontractors based on their quality of services, qualifications, skills and technique, prevailing market price, delivery time, availability of resources in accommodating our requests and reputation. However, there is no assurance that the work quality of our subcontractors can always meet our requirements. We may be affected by the non-performance, inappropriate or poor quality of works rendered by our subcontractors. Such events could impact upon our profitability, financial performance and reputation. In addition, there is no assurance that our Group will always be able to secure services from suitable subcontractors when required, or be able to negotiate acceptable fees and terms of service with subcontractors. In such event, our operation and financial position may be adversely affected.

In the event that our subcontractors fail to follow the safety guidelines and other requirements imposed by our customers, we may be liable to pay to our customers the expenses and penalties incurred by them. Although we are entitled to be compensated by our subcontractors in relation to such penalties under the subcontracting agreement, we may not be able to claim from such subcontractors in order to maintain a stable relationship with our major subcontractors. In such event, we may be subject to additional costs and penalties incurred by our subcontractors in relation to their failure to comply with the safety procedures and other requirements imposed by our customers.

In the event that employees of our subcontractors suffer personal injuries as a result of accidents arising out and in the course of employment of the injured workers and/or involve in labour disputes, we may be involved in claims and litigations. Such claims and litigations may adversely affect our industry reputation, which may in turn have a material and adverse impact on our business operations.

Any material inaccurate cost estimation or cost overruns may adversely affect our financial results

When determining our tender price, our management would estimate the time and costs involved in a project taking into account (i) the scope of works; (ii) the price trend for the types of subcontracting services as well as materials and toolings required; (iii) the complexity and the location of the project; (iv) the estimated number and types of machinery required; (v) the completion time requested by customers; and (vi) the availability of our labour and financial resources.

There is no assurance that the actual amount of time and costs incurred during the performance of our projects would not exceed our estimation. The actual amount of time and costs incurred in completing a project may be adversely affected by many factors, including unforeseen site conditions, adverse weather conditions, accidents, non-performance by our subcontractors, unexpected significant increase in costs of materials agreed to be borne by us, unexpected increase in the amount of rectification works requested by our customers and other unforeseen problems and circumstances. Any material inaccurate estimation in the time and costs involved in a project may give rise to delays in completion of works and/or cost overruns, which in turn may materially and adversely affect our Group’s financial condition, profitability and liquidity.

During the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023, our contracts with customers are generally on re-measurement basis and occasionally on a lump sum price basis or a combination of lump sum price items and re-measurement items, while our contracts with our subcontractors are generally on re-measurement basis. In the event that our contracts with customers are on a lump sum price basis and the cost of subcontracting increases and we are unable to pass on the risk of increased subcontracting fees to our customers, our profitability may be adversely affected.

Rising costs and limited supply of raw materials may increase our costs and affect our performance

The major raw construction materials in wet trades works include Portland cement, aggregates and sand. Since the inception of our Operating Subsidiary, the average prices of most of the construction materials applied in wet trades works have shown an increasing trend. If raw material costs of wet trades work industry keep increasing, our costs may increase in the future, which could materially and adversely affect our business operations and financial conditions. Amongst all raw materials used in wet trades works, the average price of sand has increased the most, primarily due to the limited supply of river sand in the PRC. In particular, the main source of river sand and aggregates used in Hong Kong originate from Guangdong Province, where the local government has imposed export quotas to ease the local shortages as demand outstrips supply, wet trades contractors are facing occasional fluctuations in the supply of river sand and aggregates. In the event of a shortage of river sand and aggregates, if we are unable to source sufficient river sand and aggregates promptly to meet the needs of our wet trades projects, our project progress could be delayed and we may not be able to complete the projects on time in accordance with customers’ requirement. In such event, our reputation and our tender success rate in the future may be adversely affected. During the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023, we did not experience any material claim by our customer arising from any failure to complete our projects on time as a result of any fluctuations in the supply of river sand and aggregates.

The total actual value of work done may differ from the original estimated contract sum stated in our contracts with customers

During the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023, our contracts with customers are generally on re-measurement basis. Depending on our negotiations with customers, some of our customers may also engage us based on a lump sum price or a combination of lump sum price items and re-measurement items. In respect of re-measurement items, the contract will specify an estimated contract sum based on the agreed unit rates and the estimated quantities of work items. The actual amount of works to be carried out by us under our contract is subject to our customer’s instructions or orders placed during the contract period and the total actual value of work done may be different from the original estimated contract sum stated in the contract.

Our customers will measure the actual quantities of works executed on site and we will be paid based on the actual work done. In respect of lump sum price items, we are generally required to carry out the specified works required by our customers of fixed quantity at an agreed fixed price. Our customers may request additional, reduction or alteration of works beyond the scope of the contract during project implementation by placing variation orders with us. The aggregate amount of revenue that we are able to derive from a project may be different from the original estimated contract sum specified in the relevant contract due to variation orders placed by our customers. As such, there is no assurance that the amount of fees and charges as finally agreed with our customers would be sufficient to recover our costs incurred or provide us with a reasonable profit margin or the amount of revenue derived from our projects will not be substantially different from the original estimated contract sum as specified in the relevant contracts and our financial condition may be adversely affected by any decrease in our revenue as a result of variation orders. As a result, there is no assurance that our revenue and profit margin in the future will remain at a level comparable to those recorded during the six months ended September 30, 2024 and during the years ended March 31, 2024 and 2023.

Cash inflows and outflows in connection with wet trades projects may be irregular and, thus, may affect our net cash flow position.

In a wet trades project, cash outflows for payment of certain operating expenditures may not align with progress payments to be received during the relevant periods. In general, we do not receive any prepayment from our customers. Nevertheless, during the commencement of a project, we may incur various costs, including: (i) purchase costs of construction materials and supplies, (ii) rental costs for machinery, and (iii) settlement of our subcontractors’ fees, while progress payments will be paid after our construction work commences and is certified by our customers and/or consultants engaged by our customers. Accordingly, the cash inflows and outflows for a particular project may fluctuate as the wet trades works progress. If, during any particular period of time, there exists too many projects that require substantial cash outflow while we have significantly less cash inflows during that period, our cash flow position may be adversely affected.

Further, we are subject to credit risks of our customers and our liquidity is dependent on our customers making prompt progress payments and/or release of retention monies due to us. We rely on cash inflow from our customers to meet our payment obligation to our suppliers and subcontractors, which is dependent on prompt settlement of progress payment and timely release of retention monies by our customers. As such, we may record a significant cash outflow in the event that we take up too many capital-intensive projects during a particular period of time.

We cannot assure you that we will be able to recover all or any part of the amounts due from our customers or we will be able to collect all or any part of the trade receivables from our customers within the agreed credit terms or at all. Further, in the event that disputes arise between us and the main contractor or customer in relation to the variation orders, there is a possibility that we may take a longer time than the credit period offered to collect payments. Any failure by our customers to make payments on time and in full may lead to mismatch in our cash flows, which will negatively affect our cash flow position and affect (i) our ability to repay our suppliers and subcontractors; and (ii) our tendering decisions, as we may not be in a position to take up any more new projects with a high upfront costs. This will negatively affect our business operation and financial performance.

Our performance depends on market conditions and trends in the wet trades industry and if there is any slowdown (in terms of transaction volume and price) of the property market in Hong Kong, the availability of wet trades works projects in Hong Kong may decrease significantly.

During six months ended September 30, 2024 and the years ended March 31, 2024 and 2023, the majority of our revenue was derived from wet trades works for residential developments. The future development of the wet trades industry and the availability of wet trades works projects in Hong Kong depend largely on the continued development of the property market in Hong Kong. The nature, extent and timing of available wet trades works projects will be determined by an interplay of a variety of factors, including the Government’s policies on the property market in Hong Kong, its land supply and public housing policy, the investment of property developers and the general conditions and prospects of Hong Kong’s economy. These factors may affect the availability of wet trades works projects in Hong Kong. If there is any slowdown (in terms of transaction volume and price) of the property market in Hong Kong, there is no assurance that the availability of wet trades works projects in Hong Kong would not decrease significantly, and our business, financial position and prospect may be adversely and materially affected.

We face keen competition from other players in the market.

The wet trades industry in Hong Kong is competitive. According to Construction Industry Council, there were over 500 contractors registered under the trade specialties of “Finishing Wet Trades” as at the date of this prospectus. Some of our competitors may have certain advantages, including stronger brand names, greater access to capital, longer operating history, longer and more established relationship with main contractors or project owners, and greater marketing and other forms of resources. Further, some of the existing market players have been listed on stock exchanges, which may give them an advantage in terms of financing capability and reputation. New participants may enter the industry, provided that they possess all the various licenses, resources, experience, and qualifications required. Increased competition may result in lower operating margins and loss of market share, resulting in an adverse impact on our profitability and operating results.

Our Group is dependent on key personnel and there is no assurance that our Group can retain them

Our directors believe that our success, to a large extent, is attributable to, among other things, the contribution of Mr. SF Tse and Mr. TT Tse, each being our executive director. Details of their expertise and experience are set out in the section headed “Management” in this prospectus. Our key personnel as well as their management experience in the wet trades industry in Hong Kong are crucial to our operation and financial performance. Although we inter to enter into a service agreement with each of our executive directors, there could be an adverse impact on our operation should any of our executive directors terminate his service agreement with us or otherwise cease to serve our Group and appropriate persons could not be found to replace them. There is no assurance that we will be able to attract and retain capable staff in the future. In such event, the business and financial position and prospects of our Group could be materially and adversely affected.

Our ability to successfully tender for and undertake new projects is limited by the availability of our project management staff and subcontractors

During six months ended September 30, 2024 and the years ended March 31, 2024 and 2023, we have focused on the role of project management in carrying out our wet trades works. Therefore, our services capacity in undertaking several and sizeable wet trades works projects is largely limited by the availability of our in-house project management staff and our subcontractors. However, shortage of experienced and skilled labour is a prolonged issue in the wet trades industry in Hong Kong. In view of the aforesaid, we may encounter difficulties in maintaining and recruiting sufficient number of project management staff or engaging suitable subcontractors for undertaking additional projects in the future.

During six months ended September 30, 2024 and the years ended March 31, 2024 and 2023, our Group had from time to time received invitations for tenders when our available resources were occupied by other projects on hand. On occasion, in order to (i) maintain our business relationship with customers; (ii) maintain our presence in the market; and (iii) be informed of the latest market development and pricing trends which are useful for tendering projects in the future, we would respond to our customers’ invitations by submitting tenders instead of turning them down. In such circumstances, our executive directors would take a more prudent approach in costs estimation by factoring a higher profit margin even though it may cause our tender price to become less competitive than those submitted by our competitors. Therefore, our ability to successfully tender for new projects may be affected by the availability of our project management staff. There is a risk that we may not be awarded with new contracts by our customers as our tenders may become relatively less competitive due to limitation in our service capacity.

Failure to complete our projects on a reliable and timely basis could materially affect our reputation, our financial performance or may subject us to claim

The contracts with our customers generally contain a liquidated damages clause under which we are liable to pay liquidated damages to our customers if we are unable to deliver or perform the contractual works within the time specified in the contract. Liquidated damages are generally determined on the basis of a fixed sum per day. Delay in a project may occur from time to time due to various unforeseen factors such as shortage of manpower, delays by subcontractors, industrial accidents, and delay in delivery of materials. If there is any delay on our part in completion of a project, we may be liable to pay liquidated damages under the contract. There is no assurance that there will not be any delay in our existing and future projects resulting in claims in relation to liquidated damages, which in turn will have adverse impact on our reputation, business, financial condition and results of operations.

Amounts included in our backlog may not result in actual revenue or translate into profits. Our backlog is subject to cancellation and unexpected adjustments and therefore is an uncertain indicator of future results of operations.

Our backlog consists of the remaining unearned revenue on awarded contracts. We include in our backlog estimates of the amount of consideration to be received and such estimated value is generally firm or can be estimated with a reasonable amount of certainty in both timing and amounts. As construction on our contracts progresses, we increase or decrease backlog to take account of changes in estimated quantities under fixed-price contracts, as well as to reflect changed conditions, change orders and other variations from initially anticipated contract revenue and costs, including completion bonuses. Substantially all of the contracts in our backlog may be canceled or modified at the election of the customer. Reductions in backlog due to cancellation by a customer, or for other reasons, could significantly reduce the revenue that we actually receive from contracts in backlog. In the event of a project cancellation, we may be reimbursed for certain costs, but we typically have no contractual right to the total revenues reflected in our backlog. Backlog amounts are determined based on target price estimates that incorporate historical trends, anticipated seasonal impacts, experience from similar projects and from communications with our customers. These estimates may prove inaccurate, which could cause estimated revenue to be realized in periods later than originally expected, or not at all. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings. In addition, contracts included in our backlog may not be profitable. If our backlog fails to materialize, our business, financial condition, results of operations and cash flows could be materially and adversely affected.

Our backlog reduced from US$15,536,125 as of March 31, 2023 to US$13,924,481 as of March 31, 2024, representing a decrease of US$1,611,644. Our backlog further reduced by US$8,071,853 from US$13,924,481 as of March 31, 2024 to US$5,852,628 for the six months ended September 30, 2024. The general downward trend in our backlog was due primarily to the increased completion and fulfillment of existing orders by us in our existing construction projects. Nevertheless, the timing and extent to which backlog will result in direct revenue depends on many factors, including the timing of commencement of work, the rate at which we perform services, scope changes, cancellations, delays, receipt of regulatory approvals and the nature, duration, size, complexity and phase of the studies. In addition, delayed projects remain in backlog until they are canceled. As a result of these factors, our backlog is not necessarily a reliable indicator of future direct revenue and we might not realize all or any part of the direct revenue from the authorizations in backlog as of any point in time.

There is no assurance that we will be able to renew our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council

Our Operating Subsidiary is currently a registered specialist trade contractors in the designated trade category of plastering (Group 2) under the Registered Specialist Trade Contractors Scheme (formerly known as the Subcontractor Registration Scheme) of the Construction Industry Council. Subcontractors engaged under public sector projects initiated by the Government are generally required to possess registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council. Renewal of registration under the Registered Specialist Trade Contractors Scheme is required every three or five years and is generally subject to certain technical and relevant industry experience requirements. There is no assurance that we will be able to renew such registration every time in the future. In the event of non-renewal of such registration, our reputation, our ability to obtain future businesses, and our business and financial position and prospects could be materially and adversely affected.

We are exposed to claims arising from latent defects liability. We do not maintain any defects liability insurance and we may face claims arising from latent defects that are existing but not yet active, developed or visible, found in the works which are constructed by us or our subcontractors. If there is any significant claim against us for latent defects liability of any default or failure of our services by our customers or other party, our profitability may be adversely affected.

Our contracts generally include a defects liability period of 12 months, following the completion of the relevant site works. During the defects liability period, we are typically required to rectify any defect without delay at our own cost if the defect is due to our non-conformance of works performed, or due to our neglect or failure to comply with our contractual obligation. Such obligation will be recognised as liability in the statement of financial position if the obligation is considered highly probable and the obliged amount can be reliably measured. Otherwise, such claim will be disclosed as contingent liability.

Our insurance coverage may not be adequate to cover potential liabilities

Certain risks disclosed elsewhere in this section such as risks in relation to customer concentration, our ability to obtain new contracts, our ability to retain and attract personnel, availability and performance of subcontractors, project and cost management, our ability to maintain and renew our registrations, credit risk and liquidity risk, are generally not covered by insurance because they are either uninsurable or it is not cost justifiable to insure against such risks. Insurance policies covering losses from acts of war, terrorism, or natural catastrophes are also either unavailable or cost prohibitive.

Further, we may be subject to liabilities against which we are not insured adequately or at all or liabilities against which cannot be insured. Should any significant liabilities arise due to accidents, natural disasters, or other events which are not covered or are inadequately covered by our insurance, our business may be adversely affected, potentially lead to a loss of assets, lawsuits, employee compensation obligations, or other forms of economic loss.

We cannot guarantee that our current levels of insurance are sufficient to cover all potential risks and losses. In addition, we cannot guarantee that we can renew our policies or can renew our policies on similar or other acceptable terms. If we suffer from severe unexpected losses or losses that far exceed the policy limits, it could have a material and adverse effect on our business, financial position, results of operations and prospect.

Our profitability may be affected by the potential increase in depreciation expenses and staff costs upon our planned acquisition of additional machinery and motor vehicles and our planned recruitment of additional staff

It is one of our business strategies to acquire additional machinery by utilising a portion of the net proceeds from this offering so as to cope with our business development, increase our overall efficiency, capacity and technical capability in performing wet trades works as well as our ability to cater for different needs and requirements of different customers. In addition to the acquisition of additional machinery and motor vehicles, our business strategies also include the recruitment of additional staff by utilising a portion of the net proceeds from this offering so as to cope with our business development. Our planned investments in machinery and labour resources will increase our costs (including depreciation expenses and staff costs) but there is no assurance that there will be a satisfactory increase in our operational and financial performance as a result. Should we be unable to obtain more projects and increase our profitability after such planned investments, our business and financial position and prospects may be adversely affected.

Possible difficulty in recruiting sufficient labour may hinder our future business strategies

It is one of our business strategies to expand our labour resources by recruiting additional staff in order to cope with our business development and our planned purchases of additional machinery. However, our directors observed that the wet trades industry in Hong Kong has been facing the problem of labour shortage and ageing workforce. As a result, there may be potential difficulties for us to recruit sufficient labour for the implementation of our future business strategies. Any material difficulties in recruiting sufficient labour for the implementation of our future business strategies may adversely affect our ability to successfully grow our business, which may in turn adversely affect our business and financial position and prospects.

Our business plans and strategies may not be successful or be achieved within the expected time frame or within the estimated budget

We intend to further increase our capital reserve for financing our project up-front costs, enhance our machinery, strengthen our manpower and occupational safety management capability in order to cope with the expected increase in demand for our services. However, our plans and strategies may be hindered by risks including but not limited to those mentioned elsewhere in this section. There is no assurance that we will be able to successfully maintain or increase our market share or grow our business successfully after deploying our management and financial resources. Any failure in maintaining our current market position or implementing our plans could materially and adversely affect our business, financial condition and results of operations.

If we fail to comply with applicable anti-corruption and anti-bribery laws, our reputation may be harmed and we could be subject to penalties and significant expenses that have a material adverse effect on our business, financial condition and results of operations

We are subject to the anti-corruption and anti-bribery laws of Hong Kong, which include but are not limited to the Prevention of Bribery Ordinance. Our procedures and controls to monitor anti-corruption and anti-bribery compliance may fail to protect us from reckless or criminal acts committed by our employees. If we, due to either our own deliberate or inadvertent acts or those of others, fail to comply with applicable anti-corruption and anti-bribery laws, our reputation could be harmed and we could incur criminal or civil penalties, other sanctions and/or significant expenses, which could have a material adverse effect on our business, including our financial condition, results of operations, cash flows and prospects.

We and the Operating Subsidiary are exposed to potential disruptions and risks from unforeseen disasters or crises.

The operations and business continuity of our Operating Subsidiary depend on its ability to operate its facilities and systems without significant interruption. Unforeseen events such as natural disasters, pandemics, power outages, or other catastrophic events could potentially disrupt their operations, leading to business interruption, financial loss, and damage to our reputation. While our Operating Subsidiary has in place business continuity plans, these plans might not be sufficient to mitigate all potential disruptions. Furthermore, in the context of a global pandemic, our operations may be severely impacted due to government-imposed restrictions, widespread illness among the employees of the Operating Subsidiary, or disruptions in supply chain. There is no guarantee that the contingency plans could fully prevent or remediate the effects of such unforeseen disasters or crises. Thus, our financial condition, results of operations, and business prospects may be adversely affected.

We may be a party to legal proceedings from time to time and we cannot assure you that such legal proceedings will not have a material adverse impact on our business.

We may be involved in claims and litigations in respect of various matters from our customers, subcontractors, workers and other parties concerned with our works from time to time. Such claims may include in particular employees’ compensation claims and personal injury claims in relation to personal injuries suffered by workers as a result of accidents arising out of and in the course of employment of the injured workers. There is no assurance that we will not be involved in any claims or legal proceedings, nor can we assure you that any such claims or legal proceedings would not have a material adverse impact on our business. Should any claims against us fall outside the scope and/or limit of insurance coverage, our financial position may be adversely affected. Regardless of the merits of any outstanding and potential claims, we need to divert management resources and incur extra costs to handle these claims, which could affect our corporate image and reputation if they were published by the press. If the aforesaid claims were successfully made against us and are not covered by insurance policies, we may need to pay damages and legal costs, which in turn could adversely affect our results of operations and financial position.

Risks Related to Doing Business in Hong Kong

Our key operations are in Hong Kong, a Special Administrative Region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

Masonglory is a holding company and we conduct our operations in Hong Kong through our Operating Subsidiary. Hong Kong is a Special Administrative Region of the PRC. Although a portion of our customers are individuals from mainland China or companies that have shareholders and directors that are individuals from mainland China, the Operating Subsidiary does not have operations in mainland China or is not regulated by any regulator in mainland China. Furthermore, except for the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (“Basic Law”), national laws of the PRC do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to certain long-arm provisions in the current PRC laws and regulations, there remains regulatory and legal uncertainty with respect to the implementation and interpretation of laws in China as they may affect Hong Kong. As a result, there is no guarantee that the PRC government may not choose to implement the PRC laws and regulations to Hong Kong and exercise significant direct influence and discretion over the operation of the Operating Subsidiary in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political environment or other unforeseeable reasons. In the event that we or our Hong Kong Operating Subsidiary were to become subject to the PRC laws and regulations, it is possible that all the legal and operational risks associated with being based in and having operations in the PRC may also apply to the operations in Hong Kong in the future, and we face the risks and uncertainties associated with the PRC legal system, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to a companies like the Operating Subsidiary and us, given the substantial operations of the Operating Subsidiary in Hong Kong and the Chinese government may exercise significant oversight over the conduct of business in Hong Kong.

The PRC laws and regulations are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties, and may change quickly with little advance notice, along with the risk that the PRC government may intervene or influence the Operating Subsidiary’s operations at any time could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system are by their very nature uncertain.

In addition, these PRC laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, which may result in inconsistency with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance, any associated inquiries or investigations, or any other government actions may:

•        delay or impede our development;

•        result in negative publicity or increase our operating costs;

•        require significant management time and attention; and

•        subject us to remedies, administrative penalties, and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that recently the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the PRC legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or what the potential impact that any such modified or new laws and regulations would have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange.

The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of the Shares. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance; decrease demand for our services; reduce revenues; increase costs; require us to obtain more licenses, permits, approvals, or certificates; or subject us to additional liabilities.

For example, there is currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between the ultimate holding company and our Operating Subsidiary in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance; decrease demand for our services; reduce revenues; increase costs; require us to obtain more licenses, permits, approvals, or certificates; or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition, and results of operations could be adversely affected and the value of our Ordinary Shares could decrease or become worthless.

There are uncertainties regarding the interpretation and enforcement of PRC and Hong Kong laws, rules, and regulations.

A substantial majority of our operations are conducted in Hong Kong, a Special Administrative Region of China with its own governmental and legal system that is independent from mainland China and has its own distinct rules and regulations. However, the Operating Subsidiary may become subject to laws, rules, and regulations applicable to foreign investment in mainland China. The PRC legal system is a civil law system based on written statutes. Prior court decisions may be cited for reference but have limited precedential value, unlike the common law system applicable in Hong Kong. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable with little advance notice, which could result in a material change in our operations and/or the value of the Shares.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules, and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules, and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules, and regulations are relatively new, and because of the limited number of published decisions and the non-binding nature of such decisions, and because the laws, rules, and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules, and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements.

Currently, Hong Kong has a separate legal system from mainland China, and it has its legislative framework and judiciary independent of that of the PRC government. Nonetheless, the recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in Hong Kong, or causing the suspension or termination of our business operations in Hong Kong entirely. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies (including Hong Kong) before their registration statements will be declared effective. On August 1, 2021, the CSRC issued a statement saying that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. Since the Operating Subsidiary operate in Hong Kong, we cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference from China.

We may become subject to a variety of PRC laws and other obligations regarding data security offerings that are conducted overseas and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer the Shares to investors and cause the value of the Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China” (“PRC Personal Information Protection Law”), which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the CSRC, together with other relevant government authorities in China, issued the Draft Overseas Listing Regulations. The Draft Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise on the basis of the equity, assets, income, or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing under the Draft Overseas Listing Regulations.

On December 28, 2021, the CAC, jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021), which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the (“Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and five interpretive guidelines (collectively, the “CSRC Filing Rules”), which came into effect on March 31, 2023. Under the CSRC Filing Rules, a filing based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic companies, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings, or other similar rights of a domestic company that operates its main business domestically. The CSRC Filing Rules state that any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes, and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering.

Our Operating Subsidiary may collect and store certain data (including certain personal information) from our clients, who may be mainland China individuals, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering). The Measures for Cybersecurity Review (2021), PRC Data

Security Law, the PRC Personal Information Protection Law, and the Draft Overseas Listing Regulations currently does not have an impact on our business, operations or this offering, nor do we or our Operating Subsidiary are covered by permission requirements from the CAC that is required to approve Operating Subsidiary’s operations and our Offering, as our Operating Subsidiary will not be deemed to be an “Operator” or a “data processor” that required to file for cybersecurity review before listing in the United States, because: (i) our Operating Subsidiary was incorporated in Hong Kong and operate only in Hong Kong without any subsidiary or VIE structure in mainland China and each of the Measures for Cybersecurity Review (2021), the Personal Information Protection Law and the Draft Overseas Listing Regulations do not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored personal information of far less than one million users; (iii) all of the data our Operating Subsidiary have collected is stored in servers located in Hong Kong, and we and our Operating Subsidiary do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a CSRC review, nor received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (v) data processed in our business should not have a bearing on national security nor affect or may affect national security, and we and our Operating Subsidiary have not been notified by any authorities of being classified as an Operator. Moreover, pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Therefore, based on the PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by mainland China authorities, neither we, nor our Operating Subsidiary in Hong Kong are currently required to obtain any permission or approval from the mainland China authorities, including the CSRC and CAC, to operate our business or to offer the securities being registered to foreign investors. As of the date of this prospectus, neither we nor our Operating Subsidiary have ever applied for any such permission or approval.

However, given the uncertainties arising from the legal system in mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of Draft Overseas Listing Regulations, CSRC Filing Rules, PRC Personal Information Protection Law, relevant mainland China data privacy, cybersecurity laws and other regulations. It is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Subsidiary and the listing of our Ordinary Shares on the U.S. or other foreign exchanges.

If the PRC Personal Information Protection Law becomes applicable to the companies headquartered in Hong Kong, our business, or the operation of our Operating Subsidiary, there can be no assurance that we or our subsidiaries will be able to comply with the PRC Personal Information Protection Law. Our Operating Subsidiary’s current practice of collecting and processing personal information may be required to be rectified or terminated by regulatory authorities. Failure to comply with any applicable requirements may subject our Operating Subsidiary to fines and other penalties which may have a material adverse effect on its business, operations, and financial condition. Furthermore, if the CSRC Filing Rules become applicable to our Operating Subsidiary in Hong Kong, if any of our Operating Subsidiary is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to our Operating Subsidiary in Hong Kong, the business operation of our Operating Subsidiary and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiary become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which our Operating Subsidiary currently operate or in which we or our Operating Subsidiary may operate in the future.

Additionally, as our Operating Subsidiary is based in Hong Kong without mainland China operation and subsidiaries, under the currently effective PRC laws and regulations, we and our Operating Subsidiary are not required to seek approval from the CSRC, or any other PRC governmental authorities for our overseas listing plan, nor have we or our Operating Subsidiary received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities as of the date of this prospectus. However, since the CSRC Filing Rules were newly promulgated, its interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If there is a significant change to the current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the PRC government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Rules on Overseas Listing published by CSRC on December 24, 2021 also have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in mainland China-based issuers. It remains uncertain as to the enactment, interpretation, and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiary. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is a significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from mainland China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

Although the audit report included in this prospectus is prepared by PCAOB registered auditor who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspectable by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before the Shares may be prohibited from trading or delisted.

J&S Associate PLT is a firm registered with the PCAOB and is subject to inspections by the PCAOB. However, if there is significant change to current political arrangements between mainland China and Hong Kong, companies operated in Hong Kong like us may face similar regulatory risks as those operated in mainland China, and we cannot assure you that our current auditor’s work will continue to be able to be inspected by the PCAOB. As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress that, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges, such as the Nasdaq, of issuers included on the SEC’s list for three consecutive years, thus reducing the time period for triggering the prohibition on trading. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB, or other federal agencies and departments with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year (as defined in the interim final rules) under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Under the HFCA Act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in the Shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On September 22, 2021, the PCAOB adopted a final rule implementing the AHFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the AHFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the AHFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the AHFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the SEC announced that the PCAOB designated mainland China and Hong Kong as the jurisdictions where the PCAOB is not allowed to conduct full and complete audit inspections as mandated under the HFCA Act. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the PRC MOF in respect to cooperation on the oversight of PCAOB-registered public accounting firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. As a result of the announcement, any companies audited by registered public accounting firms headquartered in mainland China and Hong Kong would not face immediate threat of trading prohibitions at this time. However, if any regulatory change or step taken by PRC regulators in the future precludes the PCAOB from accessing auditing papers of registered public accounting firms in mainland China and Hong Kong, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, then the companies audited by those registered public accounting firms may be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price, and reputation.

U.S. public companies with substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators, and regulatory agencies, such as the SEC. Much of the scrutiny, criticism, and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies, or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the HFCA Act, which requires a foreign company to certify that it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act. On June 22, 2021, the U.S. Senate passed the AHFCAA, which was signed into law on December 29, 2022, reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”; (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing; and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

As a result of this scrutiny, criticism, and negative publicity, the traded stock of many U.S.-listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism, and negative publicity will have on us, our offerings, business, and our share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our share.

The effect of the Hong Kong Autonomy Act (“HKAA”) and other U.S. government policies in response to the enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Operating Subsidiary.

On June 30, 2020, the Standing Committee of the PRC NPC adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offences — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the former U.S. President Donald Trump signed the Hong Kong Autonomy Act (“HKAA”) into law, authorizing the U.S. administration to impose sanctions against foreign individuals and entities who are determined by the U.S. administration to have materially contributed to the failure to preserve Hong Kong’s autonomy. On August 7, 2020 the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including Hong Kong’s then chief executive, Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or clients dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiaries conduct business operations in the future and were determined to be in violation of the Hong Kong National Security Law or the HKAA for some reasons, however unlikely, our business operations, financial position and results of operations could be materially and adversely affected.

If we become subject to the recent scrutiny, criticism, and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, this offering, and our reputation and could result in a loss of your investment in the Shares, in particular if such matter cannot be addressed and resolved favorably.

During the last several years, U.S.-listed companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators, and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting, and, in many cases, allegations of fraud. As a result of the scrutiny, the publicly traded stock of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

If we become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations would be costly and time consuming and likely would distract our management from our normal business and could result in our reputation being harmed. Our stock price could decline because of such allegations, even if the allegations are false.

A downturn in the political and socioeconomic conditions in Hong Kong, mainland China, or the global economy, or a change in the economic and political policies of China, could materially and adversely affect our business and financial condition.

Our business may be influenced to a significant degree by political, economic, and social conditions in Hong Kong and China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but they may have a negative effect on us.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. If there is any significant decline in the global economy, our profitability and business prospects will be materially affected. Although we mainly operate our business through our Operating Subsidiary in Hong Kong, our clients principally comprise of listed companies as well as IPO listing applicants in Hong Kong and abroad. As such, the demand for our IPO sponsorship services, corporate finance and capital market advisory services and placing and underwriting services may be dependent on the global economy. Major market disruptions and adverse changes in market conditions and uncertainty in the regulatory climate worldwide may adversely affect our business and industry or impair our ability to borrow or make any future financial arrangements. The credit and financial markets have experienced extreme volatility and disruptions due to the current conflict between Ukraine and Russia, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. The conflict is expected to have further global economic consequences, including, but not limited to, the possibility of severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in inflation rates, and uncertainty about economic and political stability. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but they could be substantial, even though we do not have any direct exposure to Russia or the adjoining geographic regions. Rising tension between the U.S. and China may an adverse effect on global economic conditions. On August 9, 2023, an executive order was issued by President Biden to direct the Department of Treasury to issue regulations to restrict outbound investment in key technology sectors by U.S. persons to China, with a view to bolster U.S. national security and to curtail investment in sectors that may advance China’s military, intelligence, surveillance or cyber-enabled capabilities. Although we are not involved in the technology sector, any restrictions on investments, we will closely monitor the developments and potential implications of these regulations to assess any potential indirect effects on our operations.

Heightened tensions in international relations, particularly between the United States and China, may adversely impact our business, financial condition, and results of operations.

Recently there have been heightened tensions in international relations, particularly between the United States and China, These tensions have affected both diplomatic and economic ties among countries. Heightened tensions could reduce levels of trade, investments, technological exchanges, and other economic activities between the major economies. The existing tensions and any further deterioration in the relationship between the United States and China may have a negative impact on the general, economic, political, and social conditions in both countries and, given our reliance on the Chinese market, adversely impact our business, financial condition, and results of operations.

On August 9, 2023, the Biden administration released an executive order and an advanced notice of proposed rule-making (the “ANPRM”) providing a conceptual framework for outbound investment controls focused on China. Further to this ANPRM, on June 21, 2024, the U.S. Department of the Treasury (the “Treasury”) issued a proposed rule on outbound U.S. investments involving China that generally follows the ANPRM. On October 28, 2024, the Treasury issued a Final Rule to implement the executive order of August 9, 2023. The Final Rule became effective on January 2, 2025. The Final Rule targets investments involving persons and entities associated with “countries of concern,” including China, and it imposes investment prohibition and notification requirements on a wide range of investments in companies engaged in certain types of activities relating to three sectors: (1) advanced microchips and microelectronics, (2) quantum computing, and (3) artificial intelligence systems (“Covered Activities”), with persons from countries of concern engaged in these Covered Activities included in the definition of “Covered Foreign Persons.” Investments by U.S. persons subject to the Final Rule, which are defined as “covered transactions,” include acquisitions of equity interests, certain debt financing, joint ventures, and certain investments as a limited partner in a non-U.S. person pooled investment fund. The Final Rule excludes some investments from the scope of covered transactions, including those in publicly traded securities listed on a national stock exchange. The Final Rule is aimed at exerting greater U.S. government oversight over U.S. direct and indirect investments involving China, and may introduce new hurdles and uncertainties for cross-border collaborations, investments, and funding opportunities of China-based issuers including us. We do not believe we are a Covered Foreign Person under the Final Rule. However, to the extent that we are deemed a Covered Foreign Person engaged in the development of Covered Activities, the Final Rule could limit our ability to raise capital from U.S. investors generally, in which case our ability to raise such capital may be significantly and negatively affected, which could be detrimental to our capital raising capacity and our business, financial condition and prospects.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of the Shares.

Our business is conducted in Hong Kong through our Operating Subsidiary; our books and records are reported in Hong Kong dollars, which is the currency of Hong Kong; and the financial statements that we file with the SEC and provide to our shareholders are presented in U.S. dollars.

Since 1983, Hong Kong dollars have been pegged to U.S. dollars at the rate of approximately HK$7.80 to US$1.00. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in U.S. dollars. The value of the Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue, and financial condition.

We cannot assure you that the current policy of the pegging of Hong Kong dollars to U.S. dollars will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would, in turn, adversely affect the operations and profitability of our business.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social, and/or political conditions, material social unrest, strike, riot, civil disturbance, or disobedience, as well as significant natural disasters, may affect the market may adversely affect the business operations of the Company. Hong Kong is a Special Administrative Region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative, and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Under the Basic Law, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent development, including the Hong Kong National Security Law issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and, at the time, then-President Donald Trump signed an executive order and HKAA to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the United States, China, and Hong Kong, which could potentially harm our business.

The Hong Kong legal system embodies uncertainties that could limit the availability of legal protections.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. The laws previously in force in Hong Kong, that is, the common law, rules of equity, ordinances, subordinate legislation and customary law are maintained. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system. The Special Administrative Region of Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system.

On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed may be compromised, it could potentially impact Hong Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights.

This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws.

Currently, all of our operations are conducted in Hong Kong outside the United States, and all of our assets are located outside the United States. A majority of our directors and officers are Hong Kong nationals or residents and a substantial portion of their assets are located in Hong Kong outside the United States. You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the United States can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. In addition, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in the PRC of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. For more information regarding the relevant laws of the Cayman Islands and Hong Kong, see “Enforceability of Civil Liabilities.”

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, where the majority of our clients reside.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and they could have a material adverse effect on us and our clients, our service providers, and our other partners. International trade disputes could result in tariffs and other protectionist measures that may materially and adversely affect our business.

Tariffs could increase the cost of the services and products, which could affect clients’ investment decisions. In addition, political uncertainty surrounding international trade disputes and the potential of their escalation to trade war and global recession could have a negative effect on client confidence, which could materially and adversely affect our business. We also may have access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Risks Related to The Shares

There has been no public market for our Ordinary Shares prior to this offering; if an active trading market does not develop, you may not be able to resell the Shares at any reasonable price.

The offering under this prospectus is an IPO of our Shares. Prior to the closing of the offering, there was no public market for the Shares. While we plan to list the Shares on the Nasdaq Capital Market, our listing application may not be approved. If our application to the Nasdaq Capital Market is not approved or we otherwise determine that we will not be able to secure the listing of the Shares on the Nasdaq Capital Market, we will not complete the offering. In addition, an active trading market may not develop following the closing or, if developed, may not be sustained. The lack of an active market may impair your ability to sell the Shares at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair our ability to raise capital by selling the Shares and may impair our ability to acquire other companies by using the Shares as consideration.

The trading price of the Shares may be volatile, which could result in substantial losses to you.

The trading prices of the Shares are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and China. The securities of some of these companies have experienced significant volatility since their IPOs, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Hong Kong and PRC companies’ securities after their offerings may affect the attitudes of investors toward Hong Kong-based, U.S.-listed companies, which consequently may affect the trading performance of the Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure, or matters of other Hong Kong and Chinese companies may also negatively affect the attitudes of investors toward Hong Kong and Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are unrelated to our operating performance.

In addition to the above factors, the price and trading volume of the Shares may be highly volatile due to multiple factors, including the following:

•        regulatory developments affecting us or our industry;

•        variations in our revenues, profit, and cash flow;

•        changes in the economic performance or market valuations of other financial services firms;

•        actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

•        changes in financial estimates by securities research analysts;

•        detrimental negative publicity about us, our services, our officers, directors, our business partners, or our industry;

•        announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings, or capital commitments;

•        additions to or departures of our senior management;

•        litigation or regulatory proceedings involving us, our officers, or directors;

•        release or expiry of lock-up or other transfer restrictions on our outstanding Ordinary Shares; and

•        sales or perceived potential sales of additional Ordinary Shares.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future.

We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

Masonglory is a holding company, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

According to the BVI Business Companies Act 2004 (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us. Any limitation on the ability of our Hong Kong subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of the Shares.

Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. We have identified certain material weakness in our internal control over financial reporting. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified related to (i) inadequate segregation of duties for certain key functions due to limited staff and resources, and (ii) a lack of independent directors and an audit committee. We intend to implement measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including (i) recruiting employees (including a qualified chief financial officer) with knowledge of accounting and SEC financial reporting requirements, and (ii) appointing independent directors, establishing an audit committee, and strengthening corporate governance. We intend to implement the above measures prior to the listing. However, we cannot assure you that these measures may fully address the material weakness in our internal control over financial reporting or that we may not identify additional material weaknesses or significant deficiencies in the future.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of our internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations, and prospects, as well as the market for and trading price of the Shares, may be materially and adversely affected if we do not have effective internal controls. We may not discover any problems in a timely manner, and in such an event, our shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of the Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing the Shares and may make it more difficult for us to raise funds in a debt or equity financing. Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline and we may be unable to maintain compliance with the Nasdaq listing rules.

If we fail to meet applicable listing requirements, Nasdaq may delist the Shares from trading, in which case the liquidity and market price of the Shares could decline.

Assuming our shares are listed on Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists the Shares, we and our shareholders could face significant material adverse consequences, including:

•        a limited availability of market quotations for the Shares;

•        reduced liquidity for the Shares;

•        a determination that the Shares are “penny stock,” which would require brokers trading in the Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the Shares;

•        a limited amount of news about us and analyst coverage of us; and

•        a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The U.S. National Securities Markets Improvement Act of 1996 prevents or pre-empts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our shares will be listed on Nasdaq, such securities will be covered securities. Although the states are pre-empted from regulating the sale of our securities, this statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

There may be substantial sales of our Ordinary Shares by the Selling Shareholder after the effective date of this registration statement of which this prospectus forms a part, which could have a material adverse effect on the price of our Ordinary Shares after this offering.

The registration statement of which this prospectus forms a part also registers on behalf of the Selling Shareholder an aggregate of 1,000,000 Ordinary Shares previously issued by us. There are currently no agreements or understandings in place with the Selling Shareholder to restrict the sale of the Selling Shareholder’ Ordinary Shares after the effective date of the registration statement of which this prospectus forms a part. Sales of a substantial number of our Ordinary Shares by the Selling Shareholder at such time could cause the market price of our Ordinary Shares to drop (possibly below the initial public offering price in this offering) and could impair our ability to raise capital in the future by selling additional Company securities.

If you purchase the Shares in this offering, you will incur immediate and substantial dilution in the book value of your Ordinary Shares.

If you purchase shares in this offering, you will pay substantially more than our net tangible book value per share. As a result, you will experience immediate and substantial dilution of US$4.34 per share, representing the difference between our pro forma as adjusted net tangible book value per share of US$0.66 as of September 30, 2024, after giving effect to the net proceeds to us from this offering, assuming no change to the number of shares offered by us as set forth on the cover page of this prospectus, and an assumed public offering price of US$5.00 per share. See “Dilution” for a more complete description of how the value of your investment in our shares will be diluted upon the completion of this offering.

If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of the Shares may be more volatile than it otherwise would be.

As a company conducting a relatively modest public offering, we are subject to the risk that a small number of investors may hold a high percentage of the Shares sold in this offering, even if the initial sales by the Underwriters are designed to comply with the Nasdaq listing requirements. If this were to happen, investors could find our shares to be more volatile than they might otherwise anticipate. Companies that experience such volatility in their stock price may be more likely to be the subject of securities litigation. In addition, if a large portion of our public float were to be held by a few investors, smaller investors may find it more difficult to sell their shares and we may cease to meet the Nasdaq public stockholder requirements.

Our directors, officers, and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders.

As of the date of this prospectus, our directors, officers, and principal shareholders hold in aggregate 92% or more of our Ordinary Shares. We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering under the Public Offering Prospectus and the offering of the Ordinary Shares under the Resale Prospectus, our Controlling Shareholders will own 11,500,000 of our total issued and outstanding Ordinary Shares through Fung & Tun Limited, representing approximately 82.14% of the total voting power.

The interests of these shareholders may not be the same as or may even conflict with your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of us or our assets and might affect the prevailing market price of our Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

The Board of Directors may decline to register the transfer of Ordinary Shares in certain circumstances.

Where the Ordinary Shares in question are not listed on or subject to the rules of the Nasdaq Capital Market, our board of directors may in its absolute discretion, decline to register any transfer of any Ordinary Share which has not been fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless: (i) the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) the Ordinary Share transferred is fully paid and free of any lien in favor of us; (v) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and (vi) a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof. If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of the Board of Directors, you must rely on price appreciation of the Shares for return on your investment.

The board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by the board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that under no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if the board of directors decides to declare and pay dividends, the timing, amount, and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow; our capital requirements and surplus; the amount of distributions, if any, received by us from our subsidiaries; and our financial condition, contractual restrictions, and other factors deemed relevant by the board of directors. Accordingly, the return on your investment in the Ordinary Shares will likely depend entirely upon any future price appreciation of the Ordinary Shares. We cannot assure you that the Shares will appreciate in value after this offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in the Ordinary Shares, and you may even lose your entire investment in the Ordinary Shares. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of the Shares.

To the extent (i) we raise more money from this offering than required for the purposes explained in the section entitled “Use of Proceeds,” or (ii) we determine that the proposed uses set forth in that section are not no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from this offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Upon the Closing Date, we will become subject to the periodic reporting requirements of the Exchange Act. We will design our disclosure controls and procedures to provide reasonable assurance that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Additionally, controls can be circumvented by the individual acts of a person, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline.

If a trading market for our shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a new public company, we may be slow to attract research coverage and the analysts who publish information about our Ordinary Shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our share price, our share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our share price or trading volume to decline and result in the loss of all or a part of your investment in us.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, substantially all of our directors and executive officers and the experts named in this prospectus reside outside the United States, and most of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against them in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Hong Kong, or other relevant jurisdictions may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Harney Westwood & Riegels, our counsel as to the laws of the Cayman Islands, has advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of the Foreign Court of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Our counsel as to the laws of Hong Kong has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States. See “Enforceability of Civil Liabilities.”

You may have more difficulties protecting your interests than you would as a shareholder of a U.S. corporation.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by the provisions of our Amended and Restated Memorandum and Articles, and by the provisions of the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders, and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands.

The rights of shareholders and the fiduciary duties of our directors and officers under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to obtain copies of the register of members or inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) of the company. Our directors have discretion under our Amended and Restated Memorandum and Articles that will become effective immediately prior to completion of this offering to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, or members of the board of directors than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law.”

Cayman Islands economic substance requirements may have an effect on our business and operations.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (2024 Revision) (the “ES Act”) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. Under the Cayman Islands ES Act, if a company is considered to be a “relevant entity” and is conducting one or more of the nine “relevant activities” then that company will be required to comply with the economic substance requirements in relation to the relevant activity from 1 July 2019. All companies whether a relevant entity or not is required to file an annual report in the Cayman Islands with the Companies Registry confirming whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test. If the only business activity that the Company carries on is to hold equity participation in other entities and only earns dividends and capital gains, then based on the current interpretation of the ES Act, the Company is a “pure equity holding company” and will therefore only subject to the minimum substance requirements, which require us to (i) comply with the all applicable requirements under the Companies Act and (ii) have adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. However, there can be no assurance that we will not be subject to more requirements under the ES Act. Uncertainties over the interpretation and implementation of the ES Act may have an adverse impact on our business and operations.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect to a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards, except for general fiduciary duties and duties of care, Cayman Islands law has no corporate governance regime which prescribes specific corporate governance standards. Currently, we do not intend to rely on home country practices with respect to our corporate governance after we complete this offering. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S.-listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer in order to maintain a listing on a U.S. securities exchange.

There can be no assurance that we will not be a PFIC for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of the Shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income, or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). Based on our current and expected income and assets (taking into account the expected cash proceeds and our anticipated market capitalization following this offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service (“IRS”) will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of the Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of the Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we were to be or become a PFIC for any taxable year during which a U.S. holder holds the Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. holder. See “Material Tax Income Consideration — Material U.S. Federal Income Tax Considerations for U.S. Holders — PFIC Consequences.”

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an emerging growth company, as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley for so long as we remain an emerging growth company. As a result, if we elect not to comply with such attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to opt out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least US$1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of the Shares that is held by non-affiliates exceeds US$700 million as of the end of any second fiscal quarter before that time; and (2) the date on which we have issued more than US$1 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay the adoption of new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our IPO, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of Sarbanes-Oxley and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on the board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders. In addition, the interests of our Controlling Shareholders, who are also our executive directors and officers, may not be the same as or may even conflict with your interests.

Our Controlling Shareholders, who are also our executive directors and officers, beneficially own a majority of the voting power of our issued and outstanding Ordinary Shares. Under Rule 4350(c) of the Nasdaq Capital Market, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq Capital Market Rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq Capital Market corporate governance requirements. Our status as a controlled company could cause our Ordinary Shares to be less attractive to certain investors or otherwise harm our trading price.

In addition, the interests of our Controlling Shareholders may not be the same as or may even conflict with your interests. For example, our Controlling Shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of us or our assets and might affect the prevailing market price of our Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

•        timing of the development of future business;

•        capabilities of our business operations;

•        expected future economic performance;

•        competition in our market;

•        continued market acceptance of our services;

•        changes in the laws that affect our operations;

•        inflation and fluctuations in foreign currency exchange rates;

•        our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

•        continued development of a public trading market for our securities;

•        the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

•        managing our growth effectively;

•        projections of revenue, earnings, capital structure, and other financial items;

•        fluctuations in operating results;

•        dependence on our senior management and key employees; and

•        other factors set forth under “Risk Factors.”

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

INDUSTRY AND MARKET DATA

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys, and studies conducted by third parties, as well as estimates by our management based on such data. None of these third parties are affiliated with us, and the information contained in this prospectus has not been reviewed or endorsed by any of them. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. Industry publications, research, surveys, studies, and forecasts generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus.

While we believe that the information from these industry publications, surveys, and studies is reliable, the industry in which our Operating Subsidiary operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

OVERVIEW OF WET TRADES WORK INDUSTRY IN HONG KONG

Wet trades works are a subset of fitting-out works and involve the use of dry construction materials mixed with water. In Hong Kong, wet trades work encompasses various activities such as plastering, brickwork, wall and floor tiling, painting and decoration, floor screeding, and marble works. Wet trades contractors may also provide ancillary services related to wet trades, including cleaning, smoothing platforms, applying sealant, washed granolithic screed, on-site logistics services, and more. The demand for wet trades works primarily arises from construction, renovation, maintenance, additions, and alterations of buildings in residential (private residential buildings and public housing), commercial (hotels, office buildings, retail stores, shopping malls), industrial, government, community facilities, transportation, and public infrastructure sectors.

Wet trades works are carried out in various types of buildings and facilities in Hong Kong, including residential buildings, commercial buildings, industrial buildings, government buildings, and community facilities. Here are some common examples of wet trades works:

1)      Plastering:    It involves applying a coating composed of gypsum or ash, cement, sand, and water to protect and decorate ceilings, floors, walls, and stairs.

2)      Brickwork (bricklaying):    Bricks are commonly used to construct walls, and mortar is applied between the bricks to facilitate positioning.

3)      Wall and floor tiling:    This refers to the trimming and installation of ceramic tiles on interior and exterior walls and floors using mortar for grouting.

4)      Painting and decoration:    It involves applying colored tint to interior spaces for aesthetic purposes.

5)      Floor screeding:    This process entails applying a mixture of Portland cement, aggregates, and water to the floor surface.

6)      Marble works:    It includes the fabrication, polishing, setting, and installation of marble and other limestone materials on various parts of a building structure, such as floors and walls.

In the construction industry, the value chain involves the coordination and management of various parties involved in a construction project. Typically, the main contractors have the responsibility of overseeing the overall progress and quality of the project. They monitor the day-to-day operations at the construction site and coordinate with subcontractors who carry out specific construction tasks. Main contractors often subcontract certain construction works to specialized subcontractors for a couple of reasons. Firstly, labor-intensive tasks like wet trades are subcontracted to ensure an adequate supply of direct labor. Main contractors usually maintain a small permanent workforce to control costs. Secondly, subcontractors often possess the necessary expertise and experience to perform specific tasks more efficiently. It is generally more cost-effective to allocate different parts of the construction works to subcontractors who specialize in their respective fields of expertise.

Wet trades subcontractors typically collaborate with main contractors in the construction industry. Their main responsibilities include managing wet trades workers, coordinating subcontractors, and overseeing the progress and quality of wet trades works. In the wet trades works industry, it is common practice to subcontract the works to different subcontractors. These subcontractors, who are engaged on a project-by-project basis, often provide direct labor for specific trades. This approach is preferred over maintaining a permanent agreement with a pool of workers for different trades, which can be costly. In some cases, main contractors may provide certain tools and miscellaneous services to their wet trades subcontractors for use on the same projects. The cost of these supplies is then deducted from the payment certificates issued to the wet trades subcontractors.

MARKET OPPORTUNITIES

The development of the wet trades market is highly associated with the constructions of buildings and infrastructures. In particular, the rising housing supply would serve as the driver to the wet trade works market in Hong Kong. As set out in the chief executive’s 2023 policy address, one of the government’s main focus is to enhance the quantity, speed, efficiency and quality of public housing supply. To achieve such goals, the government will be adopting a series of measures, including, but not limited to, the following:

1)      Extend the mortgage default guarantee period for subsidized sale flats in the second-hand market — The Hong Kong Housing Authority (HKHA) will relax the arrangements on mortgage default guarantee for SSFs, including extending the current maximum mortgage default guarantee period of the second-hand market from 30 years to 50 years to allow purchasers to have mortgage loans of longer tenor and help the circulation of flats;

2)      Sustain HKHA redevelopment projects — The HKHA is planning or undertaking 10 redevelopment projects2 to provide some 32 800 flats in total. It will also take the opportunity to provide additional local open space and recreational facilities in the redeveloped public housing estates;

3)      Promote smart estate management — The HKHA will select 10 PRH estates as pilot sites next year for trial adoption of such innovative technologies as the Internet of Things sensors, AI and mobile devices. These will help daily estate management; and

4)      Optimise the Modular Integrated Construction (MiC) approach to enhance speed, efficiency and quality — HKHA will continue to apply innovative construction technologies, as well as testing and improving the techniques of the MiC approach, to enhance building quality and expedite construction.

In addition to public housing, the government will make available sufficient land in the next five years to provide about 80,000 units for private housing. To promote the growth of the private housing market, the government has also adopted the following measures:

1)      Shorten the applicable period of the Special Stamp Duty (SSD) from three years to two years. In other words, if a property owner disposes of his/her property two years after acquisition, he/she will no longer need to pay the SSD, which amounts to 10% of the property price;

2)      reduce the respective rates of the Buyer’s Stamp Duty (BSD) and the New Residential Stamp Duty (NRSD) by half, from 15% to 7.5%. This arrangement will help alleviate the financial burden on Hong Kong; and

3)      Permanent Residents (HKPRs) who have already owned residential properties in their acquisition of another residential property, as well as reduce the costs of non-HKPRs in their acquisition of residential properties; and (iii) introduce a stamp duty suspension arrangement for incoming talents’ acquisition of residential properties. This is an enhancement of the stamp duty refund arrangement introduced last year for eligible incoming talents, whereby an incoming talent is required to pay the BSD and the NRSD at the time of property acquisition and will get a refund of the stamp duty paid when the talent concerned has resided in Hong Kong for seven years and become a HKPR. Under the suspension arrangement, the payment of stamp duty concerned is suspended at the time of property acquisition, but the talent is required to pay the relevant amount if he/she is subsequently unable to become a HKPR. This new arrangement applies to any sale and purchase agreement entered into from today onwards.

MARKET TREND AND OUTLOOK

Expanded utilization of machinery and equipment:

Under the “Designated Workers for Designated Skills” provision in the Construction Workers Registration Ordinance (CWRO), construction works within specific trade divisions on construction sites can only be independently carried out by registered skilled or semi-skilled workers. This provision aims to enhance both the quality of construction works and the skills of workers. A future market trend is the increasing adoption of machinery and equipment, such as plaster spray machines and floor screeding machines, to replace manual labor. In wet trades projects involving plastering works, it is becoming more common to replace manual operations with plaster spray machines. This transition enhances worker productivity and further improves the quality of craftsmanship. By using plaster spray machines, workers can cover a larger area of plastering works compared to traditional manual methods within the same timeframe.

Increased training and revitalization of manpower in the industry:

To address the manpower shortage in the construction industry, the Construction Industry Council (CIC), with support from the Development Bureau, has initiated the “Advanced Construction Manpower Training Scheme — Pilot Scheme (Structured On-the-job).” This scheme aims to train semi-skilled workers to become skilled workers. Additionally, the CIC has launched the Construction Industry Council Relief Fund — Multi-skills Training Scheme for Registered Workers, which assists underemployed or temporarily unemployed registered construction workers in acquiring new skills to enhance their competitiveness and prepare for further development within the industry. It is expected that labor within the wet trades industry will continuously acquire relevant skills, leading to increased productivity and efficiency.

Urban renewal projects:

Since 2012, the Hong Kong Government has implemented the Mandatory Building Inspection Scheme (MBIS), requiring owners of buildings aged 30 years or older and served with statutory notices to conduct prescribed inspections. The Urban Renewal Authority (URA) highlights the urgent need to revitalize dilapidated urban areas, particularly those in densely populated urban cores like Sham Shui Po and Kowloon City. By 2046, it is projected that there will be approximately 326,000 private housing units aged 70 years or older. The URA is conducting planning studies for Tsuen Wan and Sham Shui Po, with the comprehensive urban renewal master plans and restructuring proposals expected to be ready by phases from the second half of 2024. In the coming five years, the URA will also commence redevelopment projects of the “Nullah Road Urban Waterway” in Mong Kok East and the “Street Consolidation Areas” in Yau Ma Tei South. To enable the URA to cope with future financing demand, the Hong Kong government granted approval in mid-2023 for raising its borrowing limit from $6 billion to $25 billion. The Hong Kong government will also provide suitable land for the URA at nominal land premium to enhance the viability of the concerned redevelopment projects and increase the usable resources available to URA

Elevated industry standards and customer requirements:

With the rising living standards and disposable income of Hong Kong citizens, property developers are increasingly seeking higher durability in buildings and facilities with minimal defects and future maintenance costs. This expectation sets higher standards for the quality of materials, working processes, and craftsmanship in wet trade works. Property developers aim to enhance the competitiveness of their properties, leading to an increased demand for quality wet trade works that meet interior design and inspection requirements. The interior environment of residential flats and commercial buildings, including texture, color, materials, fixtures, furniture, and accessories, has become a key focus of competition in the wet trade works industry. Consequently, property developers and main contractors prefer well-established wet trade work contractors known for their quality of work.

Accelerated development of commercial areas:

According to the Rating and Valuation Department of Hong Kong, the number of sale and purchase agreements for commercial units has increased from 1,520 units to 2,189 units between 2016 and 2021, with the total consideration for offices and commercial units rising from HK$24.5 billion (approximately US$3.16 billion) to HK$42.0 billion (approximately US$5.38 billion). Areas such as Kowloon East and Island East have experienced enhanced accessibility and infrastructural development, leading to a constant need for rapid expansion and wet trade works in these regions. The Hong Kong government’s Land Sale Programme for 2020 to 2022 includes the sale and development of eight sites for commercial buildings. Additionally, several hotels and shopping malls are planning upgrades in response to market dynamics. The growth of wet trade works is supported by expanding commercial activities, the development of new business districts, and residential and entertainment facilities. Furthermore, the government’s continuous investment in infrastructure, with an estimated annual expenditure of over HK$100 billion (approximately US$12.8 billion) and an estimated annual construction volume of HK$300 billion (approximately US$38.4 billion) in both the public and private sector projects, as proposed in the 2023 Policy Address by the Chief Executive, will further drive the demand for wet trade works.

MARKET CONSTRAINTS AND LIMITATIONS

Cyclical nature of the construction industry:

The wet trades works industry, as a part of the construction industry, is subject to the cyclical nature of the overall construction sector. This cyclical pattern is closely linked to macroeconomic conditions, government policies, and the business cycle. During economic downturns, tighter financial budgets and increased financing costs may lead project owners to be more cautious in initiating new projects or allocating resources. Similarly, if there are indications of a slowdown in land supply or government development programs in Hong Kong, the growth of the wet trades works market may be impeded.

Labor shortage and rising labor costs:

The Construction Industry Council has identified labor engaged in wet trade works, such as plasterers, bricklayers, and concreters, as experiencing a shortage of skilled workers in Hong Kong. The aging population and heightened skill and qualification requirements have contributed to this shortage. To attract qualified workers, market participants may need to offer competitive remuneration packages, growth opportunities, and flexible schedules. The intensifying competition for talent will result in higher labor costs and pose a challenge to the growth of the wet trades market.

Increased material costs:

The prices of raw materials in the wet trade works industry have been steadily rising Among all the raw materials used in wet trade works, the average price of sand has experienced the highest increase, primarily due to limited supplies of river sand in the People’s Republic of China (PRC). The inflation in material costs will lead to higher expenses for participants in the wet trades market, potentially impacting profit margins negatively.

USE OF PROCEEDS

Based upon an IPO price of US$5.00 per Ordinary Share, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, of approximately US$5,286,608 if the Underwriters do not exercise their Over-Allotment Option, and US$6,411,608 if the Underwriters exercise their Over-Allotment Option in full, after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us.

Each $1.00 increase (decrease) in the assumed IPO price of $5.00 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) the net proceeds to us from this offering by $1,380,000, assuming that the number of Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of 1 million in the number of Shares we are offering would increase (decrease) the net proceeds to us from this offering by $5,000,000, assuming the assumed IPO price remains the same, and after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us.

The primary purpose of this offering is to create a public market for the Shares for the benefit of all shareholders. We plan to use the net proceeds of this offering as follows:

•        Approximately 15% for expanding our workforce;

•        Approximately 15% for acquisition of additional machineries;

•        Approximately 15% for diversifying our project portfolio;

•        Approximately 15% for strengthening our marketing efforts; and

•        The remaining 40% to fund working capital and for other general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe in this prospectus.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, and we do not anticipate declaring or paying any dividends in the foreseeable future.

During the six months ended September 30, 2024 and during the years ended March 31, 2024 and 2023, Masonglory did not declare or pay any dividends and there was no transfer of assets among Masonglory and its subsidiaries.

During the six months ended September 30, 2024 and during the years ended March 31, 2024 and 2023, our Operating Subsidiary did not declare or pay any dividends.

Subject to the Cayman Islands laws and our Amended and Restated Memorandum and Articles, our board of directors has complete discretion as to whether to distribute dividends. Our Company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Please see the section entitled “Material Income Tax Considerations — Cayman Islands Taxation” of this prospectus for information on the potential tax consequences of any cash dividends declared.

As we are a holding company incorporated in the Cayman Islands, we rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur, and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our subsidiaries. According to the BVI Business Companies Act 2004 (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us.

Cash dividends, if any, on the Shares will be paid in U.S. dollars.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2024, on:

•        an actual basis; and

•        a pro forma as adjusted basis to give effect to the sale of 1,500,000 of the Shares in this offering at the assumed IPO price of US$5.00 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus) after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us, assuming the Underwriters do not exercise the Over-Allotment Option.

You should read this information together with our audited consolidated financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Exchange Rate Information,” “Use of Proceeds,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of September 30, 2024
	Actual	Adjusted(1)
	US$	US$
Indebtedness
Short-term debt owed to our directors	1,969,463	1,969,463

Equity
Ordinary Shares, US$0.0001 par value per share: 500,000,000 shares authorized; 12,500,000 shares issued and outstanding; 14,000,000 shares issued and outstanding pro forma	1,250	1,400
Additional paid-in capital	—	5,296,373
Retained earnings	2,019,058	2,019,058
Total stockholders’ equity	2,928,151	8,224,674
Total capitalization	4,897,614	10,194,137

____________

(1)      Reflects the sale of Ordinary Shares in this offering at an assumed IPO of US$5.00 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual IPO price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive after deducting the underwriting discounts and commissions (underwriting discount equal to 7.0% per Ordinary Share), and estimated offering expenses payable by us (US$2,213,392). We estimate that such net proceeds will be approximately US$5,286,608. For an itemization of an estimation of the total offering expenses payable by us, see “Expenses Related to this Offering.”

DILUTION

If you invest in the Shares in this offering, your interest will be immediately diluted to the extent of the difference between the IPO price per Ordinary Share in this offering and the net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the IPO price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share. As of September 30, 2024, we had a historical net tangible book value of US$2,324,530, or US$0.19 per Ordinary Share. Our net tangible book value per Ordinary Share represents total tangible assets less intangible asset, all divided by the number of Ordinary Shares outstanding as of September 30, 2024.

After giving effect to the sale of Ordinary Shares in this offering at the assumed IPO price of US$5.00 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), we will have 14,000,000 Ordinary Shares outstanding, and after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at September 30, 2024, would have been US$8,214,758.73, or US$0.66 per Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.47 per Ordinary Share to existing investors and immediate dilution of US$4.34 per Ordinary Share to new investors. The following table illustrates this dilution to new investors purchasing Ordinary Shares in this offering:

	Post-Offering(1)	Full Exercise of Over-allotment Option(2)
Assumed IPO price per Ordinary Share	$5.00	$5.00
Net tangible book value per Ordinary Share as of September 30, 2024	$0.19	$0.16
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to new investors purchasing Ordinary Shares in this offering	$0.47	$0.46
Pro forma as adjusted net tangible book value per Ordinary Share after this offering	$0.66	$0.65
Dilution per Ordinary Share to new investors in this offering	$4.34	$4.35

____________

(1)      Assumes gross proceeds from the offering of 1,500,000 Ordinary Shares, and assumes that the Over-Allotment Option has not been exercised.

(2)      Assumes gross proceeds from the offering of 1,725,000 Ordinary Shares, and assumes that the Over-Allotment Option has been exercised in full.

Each US$1.00 increase (decrease) in the assumed IPO price of US$5.00 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) our pro forma as adjusted net tangible book value as of September 30, 2024, after this offering by approximately US$0.11 per Ordinary Share, and would increase (decrease) dilution to new investors by US$0.89 per Ordinary Share, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us.

If the Underwriters exercise their Over-Allotment Option in full, the pro forma as adjusted net tangible book value per Ordinary Share after this offering would be US$0.65, the increase in net tangible book value per Ordinary Share to existing shareholders would be US$0.46, and the immediate dilution in net tangible book value per Ordinary Share to new investors in this offering would be US$4.35.

To the extent that we issue additional Ordinary Shares in the future, there will be further dilution to new investors participating in this offering.

The following table summarizes, on a pro forma basis as of September 30, 2024, the differences between the existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us in this offering, the total consideration paid, and the average price per Ordinary Share paid at the assumed IPO price of US$5.00 per Ordinary Shares, the midpoint of the price range set forth on the cover page of this prospectus, before deducting estimated underwriting discounts and estimated offering expenses. The total number of Ordinary Shares does not include the Over-Allotment Option.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary Share
	Number	Percent	Amount	Percent
Existing shareholders	12,500,000	89.29%	$1,250	0.02%	$0.00
New investors	1,500,000	10.71%	$7,500,000	99.98%	$5.00
Total	14,000,000	100%	$7,501,250	100%	$0.54

EXCHANGE RATE INFORMATION

Masonglory is a holding company with operations conducted in Hong Kong through its key Operating Subsidiary in Hong Kong, Masontech, using Hong Kong dollars. Masontech’s reporting currency is Hong Kong dollars. Translations of amounts from HK$ into US$ are solely for the convenience of the reader and were calculated at the rate of US$1 = HK$7.8, representing the noon buying rate in The City of New York for cable transfers of HK$ as certified for customs purposes by the Federal Reserve Bank of New York on the last trading day of September 30, 2024. No representation is made that the HK$ amount represents or could have been, or could be converted, realized or settled into US$ at that rate, or at any other rate.

CORPORATE HISTORY AND STRUCTURE

Corporate History and Structure

We are a holding company incorporated in the Cayman Islands with operations conducted in Hong Kong by our Operating Subsidiary, Masontech Limited. We have been engaged in the provision of wet trades services and other ancillary services as a subcontractor in Hong Kong since 2018. As a subcontractor, we provide our customers with comprehensive wet trades works solutions, which principally include (i) plastering on floors, ceilings and walls, (ii) tile laying on internal and external walls and floors, (iii) brick laying, (iv) floor screeding, and (v) marble works.

Our Operating Subsidiary, Masontech Limited, was incorporated as a company with limited liability under the laws of Hong Kong in September 2018.

Masonglory was incorporated as an exempted company with limited liability under the laws of the Cayman Islands in February 2024. Masonglory’s direct subsidiary is Masonglory (BVI), a BVI company incorporated in February 2024 and the holding company of Masontech Limited.

On February 21, 2024, one (1) Ordinary Share was allotted and issued as fully paid to an initial subscriber, an independent third party, which was subsequently transferred to Mr. TT Tun. On February 29, 2024, one (1) Ordinary Share was allotted and issued as fully paid to Mr. TS Fung at a consideration of US$0.0001.

On March 21, 2024, each of the Controlling Shareholders entered into a sale and purchase agreement with Masonglory (BVI), pursuant to which the Controlling Shareholders sold, and Masonglory (BVI) purchased from the Controlling Shareholders a total of twenty (20) ordinary shares in the Operating Subsidiary (representing the entire issued share capital of the Operating Subsidiary), at an aggregate consideration of HK$20.00. After the acquisition, Masonglory (BVI) became the sole shareholder of the Operating Subsidiary.

On March 25, 2024, each of the Controlling Shareholders entered into a sale and purchase agreement with Masonglory, pursuant to which the Controlling Shareholders sold, and Masonglory purchased from the Controlling Shareholders a total of two (2) Ordinary Shares of Masonglory (BVI) (representing the entire issued share capital of Masonglory (BVI)), at an aggregate consideration of US$0.0002. After the acquisition, Masonglory became the ultimate holding company of Masonglory (BVI) and the Operating Subsidiary.

On March 25, 2024, each of the Controlling Shareholders entered into a sale and purchase agreement with Fung & Tun Limited, a company incorporated under the laws of the BVI and jointly owned by the Controlling Shareholders (each holding one (1) Ordinary Share), pursuant to which the Controlling Shareholders sold, and Fung & Tun Limited purchased from the Controlling Shareholders a total of two (2) Ordinary Shares (representing the entire issued share capital of the Company), at an aggregate consideration of US$0.0002. After the acquisition, Fung and Tun Limited, via its direct holding in Masonglory, became the ultimate holding company of the Operating Subsidiary.

Subsequently, on June 14, 2024, Masonglory allotted and issued 11,499,998 Ordinary Shares at a par value of US$0.0001 per Ordinary Share, credited as fully-paid in its share capital, to Fung & Tun Limited. Also on June 14, 2024, Masonglory allotted and issued 500,000 Ordinary Shares to each of Vision Win Enterprises Limited and Main Works International Limited for a consideration of HK$640,000, representing 4% and 4%, respectively, of the enlarged entire issued share capital of the Company immediately upon completion of the above transactions.

Vision Win Enterprises Limited and Main Works International Limited, all of whom and their ultimate beneficial owners have no affiliation with us.

Our principal office is located at Room 8, 25/F, CRE Centre 889 Cheung Sha Wan Kowloon, Hong Kong. Our telephone number is (+852) 2214 3424. Our registered office in the Cayman Islands is located at the office of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168.

The chart below illustrates our corporate structure and identifies our subsidiaries as of the date of this prospectus and upon completion of this offering (assuming the underwriters do not exercise the over-allotment option):

Name	Background	Ownership
Masonglory (BVI) Limited	– A BVI company – Incorporated on February 20, 2024 – Issued share capital of US$2.00	100% owned by Masonglory Limited
Masontech Limited	– A Hong Kong company – Incorporated on September 11, 2018 – Issued share capital of HK$20.00 – A registered subcontractor and a registered specialist trade contractor (Group 2 – Plastering)	100% owned by Masonglory (BVI) Limited

We are offering 1,500,000 Ordinary Shares of Masonglory, our Cayman Islands holding company, representing 11% of the Ordinary Shares following completion of the offering of Masonglory, assuming the Underwriters do not exercise the Over-Allotment Option. Vision Win Enterprises Limited and Main Works International Limited are each offering 500,0000 Ordinary Shares to be sold in the offering pursuant to the Resale Prospectus, representing in total approximately 7% of the Ordinary Shares following the completion of this offering.

We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering under this Public Offering Prospectus and the offering of the Ordinary Shares under the Resale Prospectus, our Controlling Shareholders will own 11,500,000 of our total issued and outstanding Shares, representing approximately 82.14% of the total voting power.

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Ordinary Share that such shareholder holds. There are no prohibitions to cumulative voting under the laws of the Cayman Islands, but our Amended and Restated Memorandum and Articles do not provide for cumulative voting.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

OVERVIEW

We are a holding company incorporated in the Cayman Islands with operations conducted in Hong Kong by our Operating Subsidiary, Masontech Limited. We have been engaged in the provision of wet trades services and other ancillary services as a subcontractor in Hong Kong since 2018. As a subcontractor, we provide our customers with comprehensive wet trades works solutions, which principally include (i) plastering on floors, ceilings and walls, (ii) tile laying on internal and external walls and floors, (iii) brick laying, (iv) floor screeding, and (v) marble works.

KEY FACTORS AFFECTING OUR RESULTS OF OPERATIONS

We and our subsidiaries’ results of operations have been and will continue to be affected by a number of factors, including those set forth below:

Economic, political, and social conditions in China and Hong Kong, as well as its government policies, laws, and regulations

Our key operations are in Hong Kong. However, due to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. Accordingly, our business, prospects, financial condition, and results of operations may be influenced to a significant degree by the political, economic, and social conditions in the PRC generally and by the continued economic growth in China as a whole. Accordingly, our results of operations and prospects are, to a significant degree, subject to economic, political, and legal developments in the PRC.

Hong Kong is a Special Administrative Region of the PRC, and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely the Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative, and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Competition from other players in the market

We generally secure our projects after undergoing a tendering process. We submit quotation or tender price for a project that is based on our project cost estimate and a mark-up margin. The wet trades industry in Hong Kong is highly competitive, and it is often the case that multiple of our competitors bid for the same project that we do. We thus generally scale down our mark-up margin to be submitted to the project owner when competition for a project is perceived to be intense, and hence, the operating profit margin and our results of operation may be adversely affected.

Our ability to attract new customers and secure new projects

Our success depends in large part upon widespread adoption of our quality, safety, and timeliness by our customers. In order to attract new customers and continue to expand our customer base, we must appeal to and attract customers who identify with our project management expertise. In addition, our projects are non-recurrent in nature, and our future success depends in part on our ability to increase our project backlog over time. If we are unable to timely secure sufficient new projects when existing projects are completed, our turnover and, hence, results of operations may have a material setback and we may also suffer from higher staff turnover.

Shortage of labor, industrial actions, strikes or material increase in labor costs

We rely on a stable workforce, either directly employed by us or our subcontractors, to carry out construction work for our projects. In particular, subcontractors with various skills and expertise are required for each project to complete the work. Industrial actions of any one discipline may disrupt the progress of the construction work. There is no assurance that industrial actions or strikes will not be launched or there will be sufficient supply of labor in the future. Such industrial actions, strikes or material shortage of labor may adversely impact our business performance, profitability and results of operation. Moreover, the economy in Hong Kong and globally has experienced general increases in inflation and labor costs in recent years. As a result, average wages in Hong Kong and certain other regions are expected to continue to increase. In addition, we are required by Hong Kong laws and regulations to pay various statutory employee benefits, including mandatory provident fund to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to fines and other penalties. We expect that the labor costs, including wages and employee benefits, will continue to increase. Since our subcontracting fees include the labor of our subcontractors, when there is a significant increase in the cost of labor, our subcontracting fees will increase and as a result, our profitability would be adversely affected. Unless we are able to control the labor costs or pass on these increasing labor costs, our financial condition and results of operations may be adversely affected.

Cost control and management

Our cost of sales mainly comprises (i) subcontracting fees, (ii) direct labor costs, (iii) cost of materials and tools, and (iv) other construction costs. Although we determine our project prices based on a cost-plus method with reference to the time and costs estimated to be involved in a project, the actual time and costs involved in completing our foundation and related projects may be adversely escalated in materials and labor, adverse weather conditions, and changes in rules, regulations, and policies in Hong Kong. Therefore, the failure to control and manage the cost and time involved in a project may give rise to delays in completion of work and/or cost overruns, which in turn may materially and adversely affect our financial condition, profitability, and liquidity.

Collectability and timing of collection of our trade receivables and retention receivables

We normally receive progress payments from our customers on a regular basis with reference to the value of work done, and a portion of such payment, which is in general up to 10% of each interim payment, and up to a maximum limit of 5% to 10% of the contract sum, is usually withheld by our customers as retention money, and normally, part will be remitted to us after completion of our work and the remaining will be remitted to us upon the agreement of the final account between our customers and us according to the contract terms. Accordingly, we are subject to considerable credit risk, and there can be no assurance that the retention money or any future retention money will be remitted by our customers to us on a timely basis and in full. Any late payment, whether arising from payment practice of our customers or delay in completion of our projects, may adversely affect our future liquidity position.

Our ability to fulfil backlog orders

Our backlog consists of the remaining unearned revenue on awarded contracts. We include in our backlog estimates of the amount of consideration to be received and such estimated value is generally firm or can be estimated with a reasonable amount of certainty in both timing and amounts. As construction on our contracts progresses, we increase or decrease backlog to take account of changes in estimated quantities under fixed-price contracts, as well as to reflect changed conditions, change orders and other variations from initially anticipated contract revenue and costs, including completion bonuses. Substantially all of the contracts in our backlog may be canceled or modified at the election of the customer. Reductions in backlog due to cancellation by a customer, or for other reasons, could significantly reduce the revenue that we actually receive from contracts in backlog. In the event of a project cancellation, we may be reimbursed for certain costs, but we typically have no contractual right to the total revenues reflected in our backlog. Backlog amounts are determined based on target price estimates that incorporate historical trends, anticipated seasonal impacts, experience from similar projects and from communications with our customers. These estimates may prove inaccurate, which could cause estimated revenue to be realized in periods later than originally expected, or not at all. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings. In addition, contracts included in our backlog may not be profitable. If our backlog fails to materialize, our business, financial condition, results of operations and cash flows could be materially and adversely affected.

The following table shows a reconciliation of our backlog as of March 31, 2024 and 2023:

	As of March 31,
	2024	2023
	USD	USD
Contract revenues on uncompleted contracts at the beginning of the year	15,536,125	22,901,979
New contracts awarded during the year	18,327,607	—
Contract adjustment	689,392	586,077
Contracts revenue recognized for the year	(20,628,643)	(7,951,931)
Backlog at the ending of the year	13,924,481	15,536,125

Our backlog reduced from US$15,536,125 as of March 31, 2023 to US$13,924,481 as of March 31, 2024, representing a decrease of US$1,611,644. The decrease in our backlog was due primarily to the increased completion and fulfillment of existing orders by us in our existing construction projects. Nevertheless, the timing and extent to which backlog will result in direct revenue depends on many factors, including the timing of commencement of work, the rate at which we perform services, scope changes, cancellations, delays, receipt of regulatory approvals and the nature, duration, size, complexity and phase of the studies. In addition, delayed projects remain in backlog until they are canceled. As a result of these factors, our backlog is not necessarily a reliable indicator of future direct revenue and we might not realize all or any part of the direct revenue from the authorizations in backlog as of any point in time.

The following table shows a reconciliation of our backlog for the six months ended September 30, 2024 and 2023:

	As of September 30,
	2024	2023
	USD	USD
Contract revenues on uncompleted contracts at the beginning of the year	13,924,481	15,536,125
New contracts awarded during the year	1,923,077	18,327,607
Contract adjustment	1,618,922	138,030
Contracts revenue recognized for the year	(11,613,852)	(9,515,733)
Backlog at the ending of the year	5,852,628	24,486,029

Our backlog decreased from US$24,486,029 for the six months ended September 30, 2023 to US$5,852,628 for the six months ended September 30, 2024, representing a decrease of US$18,633,401. The decrease in our backlog was due primarily to the increased completion and fulfillment of existing orders by us in our existing construction projects. Immediately after the reporting period, we have been awarded a public residential construction project in October 2024, the contract sum of which amounts to HK$40,807,376 (equivalent to approximately US$5,231,716). Nevertheless, the timing and extent to which backlog will result in direct revenue depends on many factors, including the timing of commencement of work, the rate at which we perform services, scope changes, cancellations, delays, receipt of regulatory approvals and the nature, duration, size, complexity and phase of the studies. In addition, delayed projects remain in backlog until they are canceled. As a result of these factors, our backlog is not necessarily a reliable indicator of future direct revenue and we might not realize all or any part of the direct revenue from the authorizations in backlog as of any point in time.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and contingencies at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. As a result, management is required to routinely make judgments and estimates about the effects of matters that are inherently uncertain. Actual results may differ from these estimates under different conditions or assumptions.

Critical accounting policy is both material to the presentation of financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on financial condition or results of operations. Accounting estimates and assumptions may become critical when they are material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change, and that have a material impact on financial condition or operating performance.

Critical accounting estimates are estimates that require us to make assumptions about matters that were highly uncertain at the time the accounting estimate were made and if different estimates that we reasonably could have used in the current period, or changes in the accounting estimate that are reasonably likely occur from period to period, have a material impact on the presentation of our financial condition, changes in financial condition or results of operations. Due to the level of activity and lack of complex transactions, we believe there are currently no critical accounting policies and estimates that affect the preparation of our financial statements.

RESULTS OF OPERATIONS

Six months ended September 30, 2024, compared to six months ended September 30, 2023

The following table sets forth a summary of the consolidated results of operations of us for the periods indicated, both in absolute amount and as a percentage of our total revenues. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

	For the six months ended September 30,
	2024	2023	Change
	US$	US$	%
Revenues	11,613,852	9,515,733	22.0
Cost of sales	(10,645,525)	(8,827,236)	20.6
Gross profit	968,327	688,497	40.6

Operating expenses:
Administrative expenses	(102,822)	(79,106)	30.0
Total operating expenses	(102,822)	(79,106)	30.0

Other income (expense):
Interest expense, net	—	(209)	100.0
Other income	1,525	1,132	34.7
Total other income, net	1,525	923	65.2

Income from operations and before tax expenses	867,030	610,314	42.1
Income tax expense	(123,290)	(78,976)	56.1
Net income	743,740	531,338	40.0

Revenue

Our revenue increased from US$9,515,733 for the six months ended September 30, 2023 to US$11,613,852 for the six months ended September 30, 2024, representing an increase of approximately US$2,098,119 or 22%. The upward trend in our revenue can be primarily attributed to the expansion in the size and scope of the projects which were carried over from the six months ended September 30, 2023 to the six months ended September 30, 2024. As our projects have grown larger in scale, we have seen a corresponding increase in the volume of work performed, which subsequently led to the said increase in revenue. Due to the aforesaid increase in project value, we were not impacted by the reduction in the number of revenue-generating projects from 7, for the six months ended September 30, 2023, to 4 for the six months ended September 30, 2024.

We obtain new business via tender submission, which we usually receive invitations from our customers. For the six months ended September 30, 2023 and 2024, we submitted 5 and 6 tenders, respectively. Our success rate in winning these tenders was approximately 40% and 16.7% for the respective years. We attribute our success to our established reputation for delivering high-quality work, our expertise in wet trades operations, and our consistent ability to complete projects on time. These factors have helped us build trust with our customers and created more tendering opportunities for us.

	For the six months ended September 30,
	2024	2023
	US$	US$
Revenues
Public Sector	6,966,445	1,071,270
Private Sector	4,647,407	8,444,463
Total Revenue	11,613,852	9,515,733

Cost of Revenue

	For the six months ended September 30,
	2024	2023
	US$	US$
Cost of revenue
Subcontracting costs	9,131,838	5,853,758
Material costs	1,144,103	1,790,843
Direct labor costs	153,846	1,076,177
Depreciation	1,383	3,512
Overhead costs	214,355	102,946
Total cost of revenue	10,645,525	8,827,236

Our cost of services increased from US$8,827,236 for the six months ended September 30, 2023 to US$10,645,525 for the six months ended September 30, 2024, representing an increase of approximately US$1,818,289 or 20.6%. This increase is primarily attributable to the expansion in the scale of our projects for the six months ended September 30, 2024, as aforesaid. As a result, we are required to allocate more labor, utilize additional materials and machinery, and implement new processes to meet the demands of our larger projects. This has led to noticeable increase in our subcontracting and overhead costs.

With respect to material costs, we closely monitor the changes in price levels on a regular basis and we have noticed a gradual increase in the price of raw materials and especially river sand, which is one of the key raw materials used in wet trade works. However, such inflationary pressures have not materially affected our results of operations and we do not expect such inflationary pressures to have a material effect on our results of operations in the future as we have established long-term stable relationships with our main suppliers who are able to consistently supply the necessary raw materials to us at favorable price without significant mark-ups despite the gradual increase in raw material costs.

In general, we take into account the recent upward or downward movements in the market price of raw materials when we prepare our budget for each project before we submit our tender to our customers to mitigate against inflationary pressures. For instance, we may adjust our pricing by increasing our subcontracting fees to pass on inflation driven cost increase to our customers. However, if there is any unexpected increase in the pricing of raw materials after we are awarded a project, such increase in price may not be passed onto our customers as our subcontracting fee is fixed and governed by our subcontracting agreement with our customers. In such event, our results of operations may be affected. For more information relating such risks, please see entitled “Risk Factors — Rising costs and limited supply of raw materials may increase our costs and affect our performance”. For the six months ended September 30, 2024 and 2023, we did not experience any unexpected increase in pricing of raw materials after were awarded a project.

Gross profit and gross profit margin

Our gross profit increased by 40.6% to US$968,327 for the six months ended September 30, 2024, from US$688,497 for the six months ended September 30, 2023. Our gross profit margin increased to 8.3% for the six months ended September 30, 2024, from 7.2% for the six months ended September 30, 2023. The increase in gross profit margin is attributable to the expanded scale and performance of our public sector projects.

The following table sets out the gross profit and gross profit margin by sector for the six months ended September 30, 2024 and 2023, respectively:

	For the six months ended September 30,
	2024		2023
	Gross Profit	Gross Profit Margin	Gross Profit	Gross Profit Margin
	US$	%	US$	%
Public Sector Projects	596,008	8.6	116,869	10.9
Private Sector Projects	372,319	8.0	571,628	6.8
Total
Gross profit	968,327	8.3	688,497	7.2

Our gross profit from public sector projects was US$596,008 for the six months ended September 30, 2024, as compared to US$116,869 six months ended September 30, 2023, an increase of US$479,139, or 410%. The increase in gross profit was mainly attributable to the increase in project size of our existing public sector projects and the addition of a new infrastructure construction public project. Our gross profit margin from public sector projects reduced from 10.9% for the six months ended September 30, 2023 to 8.6% for the six months ended September 30, 2024. This reduction was primarily due to increased costs associated with the larger scale of projects, including higher subcontracting costs. Additionally, the complexity of the new infrastructure project required additional resources and expertise, leading to elevated expenses. Our gross profit from private sector projects was US$372,319 for the six months ended September 30, 2024, as compared to US$571,628 for the six months ended September 30, 2023, a decrease of US$199,309, or 35%. The decrease in gross profit was mainly attributable to the completion of two private sector projects, which led to the reduction in private projects on hand for the six months ended September 30, 2024. Our gross profit margin from private sector projects increased from 6.8% for the six months ended September 30, 2023 to 8% for the six months ended September 30, 2024. The increase was driven by a sizeable private sector project that commenced in November 2023, which achieved a high gross profit due to its full-period impact. Such project was initiated under a tight schedule and we have performed additional work throughout the project. Consequently, we implemented a higher pricing strategy, which contributed to a significantly improved profit margin for our private sector projects for the six months ended September 30, 2024.

Other income and expenses

Our other income mainly represents bank interest income. The following table sets forth a breakdown of other income (expenses):

	For the six months ended September 30,
	2024	2023
	US$	US$
Income
Government subsidy	—	—
Bank interest income	1,525	1,132
Expenses
Overdraft interest	—	(2)
Finance lease interest	—	(207)
Total	1,525	923

Our other income increased from US$923 for the six months ended September 30, 2023 to US$1,525 for the six months ended September 30, 2024. The increase was primarily attributable to the reduction in our finance lease interest as we have fully paid off our finance leases, resulting in no outstanding interest for the six months ended September 30, 2024.

Income tax expenses

We are not subject to any income tax in the Cayman Islands and the BVI pursuant to the rules and regulations in those jurisdictions, but our Operating Subsidiary, Masontech Limited, is subject to Hong Kong profits tax. Our income tax expense increased by US$44,314 from US$78,976 for the six months ended September 30, 2023 to US$123,290 for the six months ended September 30, 2024, which is primarily attributable to the increase in our taxable income. Our effective income tax rate for the six months ended September 30, 2023 and 2024, being tax charged for the year divided by profits before taxation, was 16.5%.

Net income and total comprehensive income

As a result of the forgoing, we reported a net income and total comprehensive income of US$743,740 for the six months ended September 30, 2024, as compared to US$531,338 for the six months ended September 30, 2023, an increase of US$212,402, or 40%. Such increase was mainly attributable to the increase in revenue from our public sector projects.

Year ended March 31, 2024, compared to year ended March 31, 2023

The following table sets forth a summary of the consolidated results of operations of us for the periods indicated, both in absolute amount and as a percentage of our total revenues. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

	For the year ended March 31,
	2024	2023	Change
	US$	US$	%
Revenues	20,628,643	7,951,931	159.4
Cost of sales	18,927,164	7,582,351	149.6
Gross profit	1,701,479	369,580	360.4

Operating expenses:
Administrative expenses	(181,483)	(142,871)	27.0
Total operating expenses	(181,483)	(142,871)	27.0

Other income (expense):
Interest expense, net	(261)	(1,777)	85.3
Other income	5,686	124,371	95.4
Total other income, net	5,425	122,594	95.6

Income from operations and before tax expenses	1,525,421	349,303	336.7
Income tax expense	(229,218)	(16,949)	1252.4
Net income	1,296,203	332,354	290.0

Revenue

Our revenue increased from US$7,951,931 for the year ended March 31, 2023 to US$20,628,643 for the year ended March 31, 2024, representing an increase of approximately US$12,676,712 or 159.4%. The increase in our revenue was mainly driven by the increased volume of work performed by us in our existing sizeable projects. In particular, the total number of our projects which contributed revenue of over US$1,000,000 increased from 2 during the year ended March 31, 2023, to 5 during the year ended March 31, 2024. Additionally, the overall number of revenue-generating projects increased from 5, in the year ended March 31, 2023, to 7 in the year ended March 31, 2024, with 1 project being completed as of March 31, 2024. As the majority of the sizeable projects commenced in or about mid-to-late 2022, the impact on our revenue was only fully realized during the year ended March 31, 2024.

We obtain new business via tender submission, which we usually receive invitations from our customers. In the fiscal years ending on March 31, 2023 and 2024, we submitted 13 and 20 tenders, respectively. Our success rate in winning these tenders was approximately 15.4% and 15% for the respective years. We attribute our success to our established reputation for delivering high-quality work, our expertise in wet trades operations, and our consistent ability to complete projects on time. These factors have helped us build trust with our customers and created more tendering opportunities for us.

The following table sets forth the breakdown of our revenue by sector for the years ended March 31, 2024 and 2023, respectively:

	For the year ended March 31,
	2024	2023
	US$	US$
Revenues
Public Sector	1,355,252	169,311
Private Sector	19,273,392	7,782,621
Total Revenue	20,628,643	7,951,931

Cost of Revenue

Our cost of services mainly comprised subcontracting fees, cost of materials and toolings, direct labour costs and overhead costs. A breakdown of our cost of revenue for the years ended March 31, 2024 and 2023 are as follows:

	For the year ended March 31,
	2024	2023
	US$	US$
Cost of revenue
Subcontracting costs	15,266,179	5,799,018
Material costs	3,243,662	1,541,024
Direct labor costs	176,090	75,247
Depreciation	7,023	21,075
Overhead costs	234,210	145,988
Total cost of revenue	18,927,164	7,582,351

Our cost of services increased from US$7,582,351 for the year ended March 31, 2023 to US$18,927,164 for the year ended March 31, 2024, representing an increase of approximately US$11,344,813 or 149.6%. The increase was generally in line with the increase in revenue while the increase in subcontracting costs, material costs, direct labor costs and overhead costs for the year ended March 31, 2024 was mainly attributable to the increase in the amount of works performed by us in our existing projects during the year ended March 31, 2024.

With respect to material costs, we closely monitor the changes in price levels on a regular basis and we have noticed a gradual increase in the price of raw materials and especially river sand, which is one of the key raw materials used in wet trade works. However, such inflationary pressures have not materially affected our results of operations and we do not expect such inflationary pressures to have a material effect on our results of operations in the future as we have established long-term stable relationships with our main suppliers who are able to consistently supply the necessary raw materials to us at favorable price without significant mark-ups despite the gradual increase in raw material costs. For instance, despite the increase in our works performed as aforestated, our materials costs remained relatively stable and accounted for 17.1% and 20.3% of the total cost of revenue for the years ended March 31, 2024 and 2023, respectively.

In general, we take into account the recent upward or downward movements in the market price of raw materials when we prepare our budget for each project before we submit our tender to our customers to mitigate against inflationary pressures. For instance, we may adjust our pricing by increasing our subcontracting fees to pass on inflation driven cost increase to our customers. However, if there is any unexpected increase in the pricing of raw materials after we are awarded a project, such increase in price may not be passed onto our customers as our subcontracting fee is fixed and governed by our subcontracting agreement with our customers. In such event, our results of operations may be affected. For more information relating such risks, please see entitled “Risk Factors — Rising costs and limited supply of raw materials may increase our costs and affect our performance”. For the years ended March 31, 2024 and 2023, we did not experience any unexpected increase in pricing of raw materials after were awarded a project.

Gross profit and gross profit margin

Our gross profit increased by 360.4% to US$1,701,479 for the year ended March 31, 2024, from US$369,580 for the year ended March 31, 2023. Our gross profit margin increased to 8.3% for the year ended March 31, 2024, from 4.7% for the year ended March 31, 2023. The increase in gross profit margin could be attributed to the strong performance of our private sector projects. Such projects experienced a significant increase in revenue, but without a corresponding proportionate increase in the associated costs of revenue due to our management’s implementation of effective cost control measures.

The following table sets out the gross profit and gross profit margin by sector for the years ended March 31, 2024 and 2023, respectively:

	For the year ended March 31,
	2024		2023
	Gross Profit	Gross Profit Margin	Gross Profit	Gross Profit Margin
	US$	%	US$	%
Public Sector Projects	148,983	11	18,620	11
Private Sector Projects	1,552,496	8.1	350,959	4.5
Total
Gross profit	1,701,479	8.3	369,580	4.7

Our gross profit from public sector projects was US$148,983 for the year ended March 31, 2024, as compared to US$18,620 for the year ended March 31, 2023, an increase of US$130,363, or 700.1%. The increase in gross profit was mainly attributable to the increase in revenue generated from our infrastructure development projects. Our gross profit margin from public sector projects for the year ended March 31, 2023 and 2024 remained stable at 11%.

Our gross profit from private sector projects was US$1,552,496 for the year ended March 31, 2024, as compared to US$350,959 for the year ended March 31, 2023, an increase of US$1,201,537, or 342.4%. The increase in gross profit was mainly attributable to the increase in revenue generated from our residential and commercial development projects. Our gross profit margin from private sector projects increased from 4.5% for the year ended March 31, 2023 to 8.1% for the year ended March 31, 2024, which was mainly due to our directors’ ability to negotiate for better pricing and more favorable terms with our suppliers.

Other income and expenses

Our other income mainly represents bank interest income and subsidy from the Employment Support Scheme launched by the Hong Kong government. The following table sets forth a breakdown of other income (expenses):

	For the year ended March 31,
	2024	2023
	US$	US$
Income
Government subsidy	—	124,000
Bank interest income	5,686	371
Expenses
Overdraft interest	(25)	—
Finance lease interest	(236)	(1,777)
Total	5,425	122,594

Our other income decreased from US$122,594 for the year ended March 31, 2023 to US$5,425 for the year ended March 31, 2024. Such decrease was primarily attributable to the lack of government subsidy received.

Income tax expenses

We are not subject to any income tax in the Cayman Islands and the BVI pursuant to the rules and regulations in those jurisdictions, but our Operating Subsidiary, Masontech Limited, is subject to Hong Kong profits tax. Our income tax expense increased by US$212,269 from US$16,949 for the year ended March 31, 2023 to US$229,218 for the year ended March 31, 2024, primarily attributable to an increase in our taxable income. Our effective income tax rate for the year ended March 31, 2023 and 2024, being tax charged for the year divided by profits before taxation, was 16.5%.

Net income and total comprehensive income

As a result of the forgoing, we reported a net income and total comprehensive income of US$1,296,203 for the year ended March 31, 2024, as compared to US$332,354 for the year ended March 31, 2023, an increase of US$963,849, or 290%. Such increase was mainly attributable to the increase in revenue from both our public and private sector projects.

LIQUIDITY AND CAPITAL RESOURCES

Six months ended September 30, 2024, compared to six months ended September 30, 2023

Cash flows

Our use of cash was primarily related to the payment of staff costs and various operating expenses. We have historically financed our operations primarily through a combination of cash generated from our wet trades works operations and directors’ advances, which have historically been sufficient to meet our working capital and capital expenditure requirements.

We believe that our existing cash at banks, anticipated cash raised from financings, and anticipated cash flow from operations, together with the net proceeds from this offering, will be sufficient to meet our anticipated cash needs for the next 12 months from the date of this prospectus. We intend to use portion of the net proceeds from this offering to fund our operations over the next 12 months. See “Use of Proceeds.” However, the exact amount of proceeds we use for our operations and expansion plans will depend on the amount of cash generated from our operations and any strategic decisions we may make that could alter our expansion plans and the amount of cash necessary to fund these plans. We may, however, decide to enhance our liquidity position or increase our cash reserve for future investments through additional capital and finance funding. We may need additional cash resources in the future if we experience changes in business conditions or other developments, or if we find and wish to pursue opportunities for investments, acquisitions, capital expenditures or similar actions. If we determine that our cash requirements exceed the amount of cash at banks we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Our ability to manage our working capital, including receivables and other assets and liabilities and accrued liabilities, may materially affect our financial condition and results of operations.

The following table sets forth our selected consolidated cash flow data for the periods indicated:

	For the year ended September 30,
	2024	2023
	US$	US$
Cash at banks at the beginning of the year	189,474	171,162
Net cash generated from operating activities	1,698,635	1,723,203
Net cash (used in) generated from financing activities	(1,362,001)	1,277,154
Cash at banks at the end of the year	526,108	3,171,519

Operating activities

Our cash inflow from operating activities was principally from receipt of progress payments from customers. Our cash outflows from operating activities were principally due to the payments for purchase of materials from suppliers, subcontracting fees, staff costs, and administrative and other operating expenses.

We recorded a slight reduction in our cash generated from operating activities from US$1,723,203 for the six months ended September 30, 2023 to US$1,698,635 for the six months ended September 30, 2024. Such reduction was attributable primarily to the movements in the following working capital items:

(i)     the increase in accounts receivable, which resulted in a cash outflow of US$2,074,975 for the six months ended September 30, 2024 as compared to a cash outflow of US$1,314,272 for the six months ended September 30, 2023, an increase of US$760,703 or 57.9%;

(ii)    the increase in accounts payable, which resulted in a cash outflow of US$752,429 for the six months ended September 30, 2024 as compared to a cash outflow of US$109,747 for the six months ended September 30, 2023, an increase of US$642,682 or 585.6%; and

(iii)   increase in the change of our contract assets, which resulted in a cash inflow of US$573,764 for the six months ended September 30, 2024 as compared to a cash inflow of US$108,979 for the six months ended September 30, 2023, an increase of US$464,785 or 426.5%.

Please refer to the paragraph headed “Current assets and current liabilities” for discussion on the changes in the working capital items below.

Financing Activities

For six months ended September 30, 2024, net cash used in financing activities was US$1,362,001 Financing cash outflow consisted primarily of (i) repayment to directors of US$1,148,940; and (ii) incurrence of deferred costs associated with this Offering of US$378,411. Financing cash inflow consisted of consideration of US$165,350 received for the issuance of Ordinary Shares.

For six months ended September 30, 2023 net cash generated by financing activities was US$1,277,154. Financing cash inflow consisted primarily of the proceeds from advances from directors of US$1,288,205 while being offset by cash outflows of principal payment of finance lease liabilities of US$11,051.

Capital Expenditures

We did not incur any significant capital expenditure for the six months ended September 30, 2024 and 2023.

Off-Balance Sheet Arrangements

For the periods presented, we did not have, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or for some other contractually narrow or limited purpose.

Year ended March 31, 2024, compared to year ended March 31, 2023

Cash flows

Our use of cash was primarily related to the payment of staff costs and various operating expenses. We have historically financed our operations primarily through a combination of cash generated from our wet trades works operations and directors’ advances, which have historically been sufficient to meet our working capital and capital expenditure requirements.

We believe that our existing cash at banks, anticipated cash raised from financings, and anticipated cash flow from operations, together with the net proceeds from this offering, will be sufficient to meet our anticipated cash needs for the next 12 months from the date of this prospectus. We intend to use portion of the net proceeds from this offering to fund our operations over the next 12 months. See “Use of Proceeds.” However, the exact amount of proceeds we use for our operations and expansion plans will depend on the amount of cash generated from our operations and any strategic decisions we may make that could alter our expansion plans and the amount of cash necessary to fund these plans. We may, however, decide to enhance our liquidity position or increase our cash reserve for future investments through additional capital and finance funding. We may need additional cash resources in the future if we experience changes in business conditions or other developments, or if we find and wish to pursue opportunities for investments, acquisitions, capital expenditures or similar actions. If we determine that our cash requirements exceed the amount of cash at banks we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Our ability to manage our working capital, including receivables and other assets and liabilities and accrued liabilities, may materially affect our financial condition and results of operations.

The following table sets forth our selected consolidated cash flow data for the periods indicated:

	For the year ended March 31,
	2024	2023
	US$	US$
Cash at banks at the beginning of the year	171,162	2,007,821
Net cash (used in) operating activities	(1,666,207)	(1,453,594)
Net cash provided by (used in) financing activities	1,684,519	(383,065)
Cash at banks at the end of the year	189,474	171,162

Operating activities

Our cash inflow from operating activities was principally from receipt of progress payments from customers. Our cash outflows from operating activities were principally due to the payments for purchase of materials from suppliers, subcontracting fees, staff costs, and administrative and other operating expenses.

Net cash used in operating activities, as reflected in the consolidated statements of cash flows, was US$1,453,594 during the year ended March 31, 2023, which increased to US$1,666,207 during the year ended March 31, 2024, representing an increase of 14.6%. Such increase was due primarily to:

(i)     change in accounts receivable, which resulted in a cash outflow of $3,828,747 for the year ended March 31, 2024 as compared to a cash outflow of $728,372 for the same period of 2023, an increase of $3,100,375 or 426%;

(ii)     change in tax payables, which resulted in a cash inflow of $176,938 for the year ended March 31, 2024 as compared to a cash outflow of $11,406 for the same period of 2023, an increase of $188,344 or 1,651%; and

(iii)   change in accrued expenses, which resulted in a cash inflow of $19,904 for the year ended March 31, 2024 as compared to a cash inflow of $4,680 for the same period of 2023, an increase of $15,224 or 325.3%.

Please refer to the paragraph headed “Current assets and current liabilities” for discussion on the changes in the working capital items below.

Financing Activities

For the year ended March 31, 2023, net cash used in financing activities was US$383,065. Financing cash outflow consisted primarily of (i) repayment to directors of US$340,250; and (ii) principal payment of finance lease liabilities of US$42,815.

For the year ended March 31, 2024, net cash provided by financing activities was US$1,684,519. Financing cash inflow consisted primarily of the proceeds from advances from directors of US$1,922,564 while being offset by cash outflows including (i) payment of offering costs of US$225,210; and (ii) principal payment of finance lease liabilities of US$12,835.

Capital Expenditures

We did not incur any significant capital expenditure for the years ended March 31, 2024 and 2023.

Off-Balance Sheet Arrangements

For the periods presented, we did not have, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or for some other contractually narrow or limited purpose.

CURRENT ASSETS AND CURRENT LIABILITIES

The following table sets forth a breakdown of our current assets and liabilities as of the dates indicated.

	As of September 30, 2024	As of March 31,
		2024	2023
	US$	US$	US$
CURRENT ASSETS
Accounts receivables	3,319,417	5,388,661	1,566,904
Contract assets	2,436,068	1,870,545	1,570,374
Deposits and other receivables	4,769	2,590	26
Cash at banks	526,108	189,474	171,162
Total current assets	6,286,362	7,451,270	3,308,466

CURRENT LIABILITIES
Accounts payables	1,580,795	2,333,224	1,383,313
Finance lease liabilities	—	—	12,835
Amounts due to directors	1,969,463	3,118,403	1,195,839
Accruals	90,673	39,071	19,167
Income tax payable	331,082	177,854	916
Total current liabilities	3,972,013	5,668,552	2,612,070
NET CURRENT ASSETS	2,314,349	1,782,718	696,396

Accounts receivables

Accounts receivables represented receivables from our customers arising from our contract work. We generally grant our customers a credit period of 30 days, depending on their reputation and transaction history. As of March 31, 2024, our accounts receivable increased by US$3,821,757 to US$5,388,661 from US$1,566,904 as of March 31, 2023, which is due primarily to the increase in the amount of works performed by us in our existing projects. This is in line with each of our ongoing project’s scale, complexity, work schedules and timing of settlement. As of March 31, 2024, the number of accounts receivable represented our works performed near the respective year end date. All of our accounts receivable as of March 31, 2024 have been subsequently settled as of May 31, 2024. Our accounts receivable decreased by US$2,069,244 or approximately 38% from US$5,388,661 as of March 31, 2024 to US$3,319,417 as of September 30, 2024. The decrease in accounts receivable was due mainly to our clients’ settlement of our invoices. As of the date of this prospectus, all of our accounts receivable as of September 30, 2024 have been settled.

We review our accounts receivable on a periodic basis and make allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual accounts receivable balances, we consider several factors, including the estimated provision rate, age of the balance, the customer’s payment history, current credit-worthiness, and current economic trends. Additionally, we may make specific bad debt provisions based on any specific knowledge we have acquired that might indicate that an account is uncollectible. The facts and circumstances of each account may require us to use substantial judgment in assessing its collectability. Delinquent account balances are written-off after management has determined that the likelihood of collection is not probable. For the years ended March 31, 2024 and 2023, the balance for allowance for credit loss amounted to US$17,153 and US$10,163, respectively. For the six months ended September 30, 2024, the balance for allowance for credit loss amounted to US$11,421.

Contract assets

Contract assets represented our rights to considerations from customers for the provision of services, which arise when: (i) we completed the relevant services under such contracts; or (ii) our customers withhold certain amounts payable to our Group as retention money to secure the due performance of the contracts for a period of generally 12 months (defects liability period) after completion of the relevant works. Any amount previously recognised as a contract asset is reclassified to trade receivables at the point at which it becomes unconditional. Our contract assets increased from US$1,570,374 as of March 31, 2023 to US$1,870,545 as of March 31, 2024 and further increased by US$565,523 to US$2,436,068 as of September 30, 2024. The upward trend in our contract assets is attributable to the increase in our retention receivable, which increased by US$1,036,850 from US$782,359 as of March 31, 2023 to US$1,819,209 as of March 31, 2024, and further increased by US$346,872 to US$2,166,081 as of September 30, 2024.

The increase in our retention receivable is in line with our trend of growing project size. For the years ended March 31, 2024 and 2023, the balance for allowance for credit loss amounted to US$34,802 and US$18,379, respectively. For the six months ended September 30, 2024, the balance for allowance for credit loss amounted to US$43,042.

Finance lease liabilities

Our lease liabilities mainly related to the acquisition of machinery and motor vehicle.

Deferred IPO costs

We recognized deferred offering costs of US$603,621 and US$225,210 as of September 30, 2024 and March 31, 2024, which consisted principally of all direct offering costs incurred by the Company, such as underwriting, legal, accounting, consulting, printing, and other registration related costs in connection with the initial public offering of the Company’s ordinary shares. Such costs are deferred until the closing of the offering, at which time the deferred costs are offset against the offering proceeds. In the event the offering is unsuccessful or aborted, the costs will be expensed.

Deposits and other receivables

Our deposits consist of deposits paid for a car park lease and for the application of the Construction Innovation and Technology Fund (CITF). As of March 31, 2024, our deposits increased by US$2,564 to US$2,590 from US$26 as of March 31, 2023. The increase is mainly due to the deposit paid for the application of CITF. We recorded other receivables in the amount of US$2,179 as of 30 September 2024, which represented advancement to staff. We did not record other receivables as of March 31, 2024 and 2023.

Accounts payables and accruals

The following table sets forth a breakdown of our accounts payables and accruals as of the dates indicated:

	As of September 30, 2024	As of March 31,
		2024	2023
	US$	US$	US$
Accounts payables
Materials and tools	135,508	321,014	568,174
Subcontracting fee	1,445,287	2,012,210	815,139
	1,580,795	2,333,224	1,383,313
Accruals
Audit fee	—	—	1,282
Staff costs	39,070	39,071	17,885
Other professional fee	51,603	—	—
	90,673	39,071	19,167
Total	1,671,468	2,372,295	1,402,480

Our accounts payable primarily represent amounts payable to our suppliers of materials and subcontractors. As of March 31, 2024, our accounts payable increased by US$949,911 to US$2,333,224 from US$1,383,313 as of March 31, 2023. The increase of our accounts payable was due to the increase in value of projects undertaken by us as we purchased construction materials and engaged subcontractors and the result of our directors’ effort to negotiate with subcontractors and suppliers for a longer payment term to smooth our working capital requirements given the commencement of certain new projects. We recognized a decrease of US$752,429 in our accounts payable from US$2,333,224 as of March 31, 2024 to US$1,580,795 as of September 30, 2024, which is due mainly to the completion and reduction of projects on hand.

Our accounts payable turnover days was primarily affected by the timing of our payments and our payables as at year ended. Our trade payables turnover days decreased from approximately 38.2 days for the year ended March 31, 2023 to approximately 35.8 days for the year ended March 31, 2024. Our trade payables turnover days subsequently increased to 49 days for the six months ended September 30, 2024, which is due partly to our management’s focus on improving cash flow management.

Our accruals primarily consisted of accrued audit fee, staff salaries and MPF contributions. As of March 31, 2024, our accruals increased by US$19,904 to US$39,071 from US$19,167 as of March 31, 2023, which was mainly due to the increase in staff members. Our accruals further increased by US$51,602 from US$39,071 as of March 31, 2024 to US$90,673 as of September 30, 2024 due to the incurrence of professional fees associated with this Offering.

Amounts due to directors

The following table summarizes amounts due to directors:

	As of September 30, 2024	As of March 31,
		2024	2023
Name	US$	US$	US$
Mr. Tse Shing Fung	984,732	1,559,202	597,920
Mr. Tse Tsz Tun	984,731	1,559,201	597,919
Total	1,969,463	3,118,403	1,195,839

Our amount due to directors is non-trade in nature, unsecured, repayable on demand and non-interest bearing. During the years ended March 31, 2024 and 2023, such amounts represented cash advanced by our directors to the Group for the purpose of providing general working capital to the group. As of March 31, 2024, our amount due to directors increased by US$1,922,564 to US$3,118,403 from US$1,195,839 as of March 31, 2023, which is due to the increase in advancement by our directors in respond to our higher operation costs as a result of the increase in projects undertaken. For the six months ended September 30, 2024 our amount due to directors decreased by US$1,148,940 to US$1,969,463 from US$3,118,403 for year ended March 31, 2024, as we have repaid outstanding amounts to our directors.

QUANTITIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Credit risk

Credit risk relates to the risk that the counterparty to a financial instrument would fail to discharge its obligations under the terms of the financial instrument and cause a financial loss to us.

Bank deposits are only placed with creditworthy financial institutions. The management does not expect any financial institutions will fail to meet their obligations which will result in material credit losses to us.

In respect of accounts receivable, individual credit evaluations are performed. These evaluations focus on the past history of making payments when due and current ability to pay, and take into account information specific to the customer as well as pertaining to the economic environment in which the customer operates. We do not require collateral from customers.

Our exposure to credit risk is influenced mainly by the individual characteristics of each customer rather than the industry or country in which the customers operate and therefore significant concentrations of credit risk primarily arise when we have significant exposure to individual customers. As of March 31, 2024 and 2023, 100% of the total accounts receivable were due from our five largest customers.

Foreign currency risk

We are exposed to foreign currency risk primarily through service income or expenses that are denominated in a currency other than the functional currency of the operations to which they relate. The currencies giving rise to this risk are primarily US$. As Hong Kong dollars is pegged to US dollars, the management believe that we are not exposed to significant currency risk. We currently do not have a foreign currency hedging policy. However, the management monitor foreign exchange exposure and will consider hedging significant foreign exchange exposure should the need arise.

Interest rate risk

We are exposed to interest rate risk on our interest-bearing assets and liabilities. As part of our asset and liability risk management, we review and take appropriate steps to manage our interest rate exposures on our interest-bearing assets and liabilities. We have not been exposed to material risks due to changes in market interest rates, and not used any derivative financial instruments to manage the interest risk exposure during the year ended March 31, 2024 and 2023.

BUSINESS

Overview

We are a holding company incorporated in the Cayman Islands with operations conducted in Hong Kong by our Operating Subsidiary, Masontech Limited. We have been engaged in the provision of wet trades services and other ancillary services as a subcontractor in Hong Kong since 2018. As a subcontractor, we provide our customers with comprehensive wet trades works solutions, which principally include (i) plastering on floors, ceilings and walls, (ii) tile laying on internal and external walls and floors, (iii) brick laying, (iv) floor screeding, and (v) marble works.

Our direct customers are generally main contractors of various building construction projects in Hong Kong and the ultimate owners of the projects undertaken by us mainly include property developers in Hong Kong as well as the Hong Kong government. Our project portfolio consists mainly of private sectors projects in Hong Kong, which include both private residential development and commercial development. We also engage in public sector projects in Hong Kong, which include infrastructure and public facilities developments, although to a lesser extent. We take pride in the quality of works which we deliver and we have developed stable relationship with a majority of our customers over the years.

In recognition of our achievements in the wet trades industry in Hong Kong, our Operating Subsidiary has been granted registration as a Group 2 Registered Specialist Trade Contractor under the Registered Specialist Trade Contractors Scheme (formerly known as the Subcontractor Registration Scheme) of the Construction Industry Council since 2020.

Our Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

We have an established track record in the wet trades industry in Hong Kong

Since the inception of our Operating Subsidiary in 2018, we have been striving to provide comprehensive wet trades works solutions to our valued customers and in our operating history of over five years, we have built up our expertise in wet trades works as well as our reputation as a dedicated wet trades works subcontractor in the wet trades industry in Hong Kong. Our ability to consistently achieve customer satisfaction has helped build our customer’s confidence in our services and in return, this has created more project engagement opportunities for us. Over the years, we have been awarded by our customers, some of which are leading property developers, with medium to large scale wet trades work projects of various nature in both the private and public sectors including, but limited to, commercial offices, private residential buildings, infrastructures, public housing, government offices. As of the date of this prospectus, we have 6 construction projects on hand (including projects in progress and projects yet to commence). Leveraging our proven track record and our established customer network, we are confident that the demand for our services will continue to grow in the future and we will be able to achieve consistent business growth which will in turn strengthen our competitiveness in the wet trades industry in Hong Kong.

Long-term and stable relationship with our major customers

We have established long-term relationships with customers who we have worked with since the inception of our Operating Subsidiary in 2018, some of which are our major customers as at the date of this prospectus. During the six months ended September 30, 2024 and the years ended March 31, 2023 and 2024, all of our major customers are reputable main contractors of various buildings projects in Hong Kong that belonged to renowned construction groups that are listed on the Stock Exchange of Hong Kong Limited. At the same time, we strive to maintain such long-term and stable relationship with our major customers as we derive a significant portion of our revenue from them. For the years ended March 31, 2023 and 2024, the aggregate revenue generated by three of our major customers accounted for approximately 93% of the total revenue generated and the accounts receivable from such customers also represented approximately 70% of our total current assets as of March 31, 2024. For the six months ended September 30, 2024, the same three major customers generated revenue which in total accounted for approximately 99% of the total revenue generated and the accounts receivable from such customers represented approximately 53% of our total current assets.

We believe that our major customers, being active construction contractors in Hong Kong, regard us as their preferred business partner and their long-standing relationship with us is attributable to their confidence in our ability to consistently deliver quality service over the years of business cooperation, and this gives us a competitive edge when tendering for wet trades contracts which are crucial to our business operations and future business development. Additionally, through working with our major customers who are sizeable developers in Hong Kong, we are well-versed in meeting stringent safety and quality standards over our wet trades works of other potential customers.

Strong network of pre-approved suppliers

As we strive to consistently deliver high quality and timely services to our customers, we maintain a pre-approved list of available suppliers (consists of both subcontractor workers and suppliers of toolings and materials) to allow us to quickly and efficiently source the required materials, equipment, or services for our customers’ projects. Not only does this help maintain our desired level of workmanship and project outcomes, but it also streamlines our procurement process. We have generally established stable relationships with our suppliers including our major suppliers. For the six months ended September 30, 2024, we have engaged over 270 subcontractors and 15 suppliers. For the years ended March 31, 2023 and 2024, we have engaged over 245 subcontractors and 20 suppliers, and over 380 subcontractors 25 suppliers, respectively. We consider that our good track record of timely payment to our subcontractors allows us to maintain a strong network of suppliers and allows us to maintain long-term and stable relationship with them. We have not adopted any “pay-when-paid” policy with our subcontractors and we generally pay our subcontractors before payment by our customers. For the six months ended September 30, 2024, our trade receivables turnover days and trade payables turnover days were approximately 56 days and 49 days, respectively. For the years ended March 31, 2024 and 2023, our trade receivables turnover days were approximately 62 and 56 days, respectively, while our trade payables turnover days were approximately 36 and 38 days, respectively.

We believe that our good track record of timely payment helps us to attract and retain high quality subcontractors. With our established relationships with these subcontractors, we believe that not only can we undertake projects of various scale and fulfil the specifications and requirements of different customers, but also ensure stable and timely delivery of services from our subcontractors.

Implementation of stringent quality assurance system

In addition to our ability to attract and retain high quality subcontractors, we have also implemented a stringent quality control system to regulate our work’s quality, safety and environmental management standard which ensures that we consistently deliver high quality services to our customers. Our dedicated project management team actively monitors the progress of each project and maintains an open dialogue with our subcontractors to ensure that our various work standards are being complied with and implements corrective measures immediately if any instance of non-compliance is identified. For the year ended March 31, 2024 and 2023 and as at the date of this prospectus, we have not encountered any material disputes and legal proceedings initiated by our customers, and no punitive actions have been taken by any local authorities against our Operating Subsidiary for the violation of any applicable regulations. We believe that our stringent quality control system helps separate us from other competitors and solidifies our position as a dedicated wet trades works subcontractor, which is crucial to our customer retention and business growth.

Experienced and professional management team

Our management team has extensive industry knowledge and project experience in the wet trades work industry in Hong Kong. Mr. SF Tse, our executive director and one of the Controlling Shareholders, has over 20 years of experience in the wet trades work industry in Hong Kong and has managed construction projects of all scales as a project manager. Mr. TT Tse, our executive director and one of the Controlling Shareholders, has over 10 years of experience in the wet trades work industry in Hong Kong and has amassed extensive experience acting as quantity surveyor manager for construction projects. Mr. SF Tse and Mr. TT Tse are jointly responsible for the overall management, formulation of business strategies, project management and day-to-day management of the operations of our Group. Mr. SF Tse and Mr. TT Tse’s qualifications and leadership have facilitated us in formulating business strategies and competitive tenders that are essential to us in securing new business. Their technical know-how and industry knowledge acquired and accumulated over the years have also assisted us in carrying out efficient management of project work and in coping with uncertainties encountered during the projects’ operation. We believe that our experienced and professional management team is an invaluable asset and will continue to contribute to our business development and future prospects.

Our Strategies

Our primary business objective is to further solidify our market position and increase our market share in the Hong Kong wet trades industry. We intend to achieve our business objective by expanding our scale of operation through the implementation of the following strategies:

Expand our workforce

We intend to expand our workforce by employing additional staff in each office department at our Operating Subsidiary. If we do not possess sufficient manpower, our project capacity may be limited and we may not be able to submit tender for additional projects until our project workloads are reduced to a more manageable level. This, however, may severely affect our competitiveness and is not a sustainable solution in the long run. Additionally, our failure to respond to our customer’s tender invitation may be perceived negatively by our customers. As such, in order for us to expand our market share, we need to employ additional staff to increase our project capacity such that we could adopt a more proactive approach in our tender submission strategy. In particular, we believe the employment of additional project management staff to be imperative as the increase in projects generally means an increase in number of project worksites. If we intend to take up more projects without recruiting additional project management staff, we may fail to maintain our service quality because such staff may not be able to closely monitor the work quality of each project and address issues of non-compliance immediately due to their increased workload. As such the employment of additional project management staff is one of our priorities and is critical to the continued success of our business.

Acquisition of additional machineries

Along with the hiring of additional manpower, we believe it is equally important for us to acquire additional machinery such as forklifts and plaster spray machines as our project capacity also depends largely on the availability of machinery. We believe that possessing our own machinery is more cost effective than leasing or relying on the provision of machinery by third parties, such as our customers and subcontractors, because (i) we can ensure that the machinery is optimally serviced and exercise greater control over the deployment of our machinery, (ii) we will not be affected by fluctuation in the leasing costs of machineries, (iii) our reliance on available machinery and equipment from third parties is reduced, and (iv) the accuracy of our project cost estimation will be enhanced, thus enabling us to prepare tenders more accurately and competitively. As such, it is imperative for us to continue to acquire additional machinery to ensure that we maintain an optimal level of machinery to cope with the increase in number of projects as our business expands.

Diversifying our project portfolio

Although we have been involved as a subcontractor for construction works in the public sector, our primary focus is still on private sector projects, which accounted for a majority of our total revenue for the years ended March 31, 2024 and 2023. Nevertheless, we believe it would be beneficial to diversify our project portfolio to the public sector as this could reduce our dependency on some of our major customers and on the general private market. In particular, we see the need to diversify our project portfolio to the public sector as the Government has been active in recent years in initiating land resumption plans across Hong Kong for public housing and infrastructure developments. With the increased social demand for greater public housing and improved infrastructures, we anticipate that there will be greater opportunities for projects in the public sector in the coming years. We will continue our efforts in establishing our own machinery fleet, strengthening our financial capacity and manpower such that we could meet the requirements and qualify for public sector projects tender.

Strengthening our marketing efforts

We are generally dependent on our existing major customers for project tender invitation and we do not engage in any active marketing of our business. In order to achieve our business objective of increasing our market share in the wet trades industry in Hong Kong, we believe the adoption of a proactive marketing strategy would be critical. Our proposed marketing strategies include the following: (i) setting up our own website and regularly update the general public on our latest development; (ii) placing advertisements in online magazines, industry publications and on websites; and (iii) establishing our own business development team who shall actively identify and reach out to prospective customers on possible project opportunities. We believe that not only would such marketing strategies help improve our market presence, but it would also help diversify our customer base and reduce our customer concentration.

OUR BUSINESS OPERATIONS

Types of works undertaken

We through our Operating Subsidiary is principally engaged in provison of comprehensive wet trades works solutions as a subcontractor in Hong Kong. Our wet trades works generally include (i) plastering on floors, ceilings and walls, (ii) tile laying on internal and external walls and floors, (iii) brick laying, (iv) floor screeding, and (v) marble works. Set forth below is a brief overview of each type of wet trades works we offer:

(i)     Plastering works

Plastering works generally refer to the process of covering rough walls and uneven surfaces in the construction of houses and other structures with a plastic material, called plaster, which is a mixture of lime or cement concrete and sand along with the required quantity of water.

(ii)    Tile laying

Tile laying works generally entail the cutting and laying tiles on the surface of floors and walls.

(iii)   Brick laying

Brick laying works generally entail the laying of brick blocks in uniform layers.

(iv)   Floor screeding

Floor screeding works generally entail the application of a well-blended mixture of cement with graded aggregates and water to a floor base.

(v)    Marble works

Marble works generally entail the cutting and laying of marble tiles on the surfaces of floors, window sills and walls.

BUSINESS OPERATION FLOW

The following diagram illustrates the key steps of our business operations:

(i)     Project identification and invitation by tender

Our projects are typically secured through invitation-based tendering. Our customers, who are main contractors of different types of building construction projects in Hong Kong, usually invite us to submit a tender proposal as a subcontractor. This invitation can be extended through invitation letters, phone calls, or verbal invitations. Additionally, we are provided with preliminary information regarding the project’s specifications, site conditions, and relevant drawings.

(ii)    Tender analysis and preparation of tenders

Upon receiving the tender or quotation details, our directors would conduct an initial assessment and consider various factors to determine whether to bid for the tender. These factors include assessing the project’s profitability, feasibility based on technical specifications, our expertise and capacity, available manpower resources, labor and construction material costs, project schedule, quality expectations, preliminary safety and environmental risk analysis, and other potential risk factors associated with the project. If necessary, we may also conduct on-site inspections to gain a better understanding of the site conditions. Once our directors deem a potential project acceptable based on our assessment, our contract manager takes responsibility for preparing a tender proposal which is reviewed by our directors before it is submitted to the customer for consideration.

For the six months ended September 30, 2024, our tender success rate was 16.7%. For the years ended March 31, 2023 and 2024, our tender success rate was 15% and 15.4%, respectively.

(iii)   Analysis, approval and decision-making by customer

Upon receiving our tender, our customer may seek clarification on the details of our submission through interviews or inquiries. Once our customer decides to engage our services, they will typically inform us of their acceptance of our tender through written confirmation. This is followed by the execution of a formal agreement between us and the customer, which sets out the terms of our engagement.

(iv)   Formation of project management team and preparation

Project management team composition and responsibilities

Our project management team is generally tasked with a wide range of responsibilities, including, but not limited to the following: (i) developing work schedules, (ii) engaging, supervising, and collaborating with subcontractors, (iii) arranging for the purchase of construction materials and the transportation of machinery (iv) overseeing work progress, monitoring the project budget, ensuring compliance with all applicable laws and regulations, (v) preparing progress reports, (vi) maintaining an open dialogue with our customers to ensure that the quality of work performed meets their requirements: Our project management team generally consist of the following key personnel:

Site agent — Our site agent is responsible for inspecting fieldwork, including monitoring the work progress and communicating with our foreman about each project’s daily operations.

Site foreman — Our foreman is responsible for coordinating, providing guidance to, and supervising our workers and subcontractors on site. Our foreman is also required to act as a safety supervisor.

Quantity surveyor — Our quantity surveyor is responsible for conducting cost estimation, determining and procuring the required quantity of materials and tools for the project, monitoring their usage, managing project implementation costs, and handling payment applications to our customers.

Safety supervisor — Our safety officer is responsible for setting up safety plans for our subcontractors, inspecting machinery and equipment to ensure they are safe to be used, conducting regular safe walks to maintain a safe working environment and site tidiness, handling safety incidents, and keeping safety records.

Engagement of subcontractors

Depending on the scale and complexity of the project, and our available resources, our project management team would engage subcontractors from our pre-approved list of subcontractors prior to the execution of the project. Our list of pre-approved subcontractors is carefully curated and we select our subcontracts based on their work quality, industry reputation, labor capacity, delivery punctuality, and safety and environmental track record. We will execute a formal service contract with our selected subcontracts. Upon engagement, our subcontractors are given instructions and are closely supervised by our site agents.

Machinery Arrangements

Most of our wet trades works involve the usage of machinery. Our site agent is responsible for managing the machinery and equipment for all projects and determining the types of machinery to be used, the time for the usage of machinery and the transportation logistics of machinery.

Purchasing of materials

We are generally responsible for purchasing and providing the required materials to our subcontractors. Our quantity surveyor will place orders with our list of pre-approved suppliers and purchase the required materials. In some projects, certain construction materials might be purchased by our customer on our behalf for their projects.

(v)    Project execution

The construction works are carried out by our subcontractors, who work under the supervision of our onsite project teams and representatives of our customers. Throughout the execution phase, our site agents regularly meet with our customers to review the progress of the work and address any issues that may arise during the project execution phase.

(vi)   Project management and supervision

We adopt stringent quality standards pursuant to which our project team is required to complete the construction work on time, avoid poor workmanship, and minimize defects. Our site agents and foreman peruse our customer’s project specifications carefully and maintains constant dialogue with our customers so as to understand the acceptance standard before the completed work is to be inspected by our customer. Our site agents are also required to prepare monthly progress records on the works performed by our workers and subcontractors. Such monthly progress records are passed to our quantity surveyors for review.

(vii)  Order variation

During the project execution, it is possible for our customers to request additional work or changes to certain aspects of the project. These orders are commonly known as variation orders. Variation orders can involve various types of modifications, including additions, omissions, substitutions, alterations, changes in quality, form, character, kind, position, or dimension. To address variation orders, we engage in discussions with our customers to reach mutual agreement on the cost implications. This involves determining the amount to be added or deducted from the contract sum, primarily based on the rates established in the original contract. Typically, we receive notification of a variation order through a formal letter from our customer, providing detailed instructions regarding the specific work resulting from the variation order. If necessary, we seek quotations from our subcontractors and prepare a rate proposal for the variation order, which is then submitted to our customer for approval.

(viii) Customer inspection and application for interim payment

During the course of the project execution phase, our customer or their representatives would also inspect our work done from time to time in order to monitor our work quality and confirm completion of the relevant works done before our interim payment applications are certified. Upon completion of such inspection, our customer may issue a report identifying the defects (if any) that need to be rectified.

We are generally entitled to interim payments from our customers on a monthly basis based on the work completed throughout the project execution phase. To receive such payment, we are required to prepare payment applications following the instructions of our customers which normally include details of work completed and variation orders (if any). Once our customer has approved our payment application, the interim payment will be paid to us within 30 days. Our customers usually retain up to 10% of each interim payment and up to a maximum limit of 5% of the contract sum as retention money. Generally, the retention money will be withheld by our customer, 50% of which will be released to us on completion of the project and the remaining 50% upon the agreement of the final account between our customer and us, which usually takes approximately 1 year.

(ix)   Project completion

Our project is generally considered to be completed once we have completed our work as specified in the contract. Our customers conduct thorough inspections and examinations of the work we have completed to ensure compliance with their quality standards, requirements, and specifications. Upon completion and passing of the inspection, we will generally receive a completion certificate from our customer. We are then required to submit a detailed project settlement report to our customer within a specified period of time for the purpose of settling the final account, pursuant to which we are required to set out, among others, a detailed breakdown of the project costs including labor, materials, subcontractor expenses and other related expenses.

(x)    Defects liability period

Subject to the requirements of our customers, a defects liability period of up to 12 months from the date of completion of the project may be provided by us. During the defects liability period, we are responsible for remedial work that may arise from the defective work or materials used.

OUR PROJECTS

Our project portfolio consists mainly of private sectors projects in Hong Kong, which include both private residential development and commercial development. We also engage in public sector projects in Hong Kong, which include infrastructure and public facilities developments, although to a lesser extent. As at the date of this prospectus, we have 8 projects on hand (including projects in progress and projects that are awarded to us but have not yet commenced). For the years ended March 31, 2024 and 2023, we completed in 2 projects in total. The majority of our revenue for the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023 was derived from wet trades works for residential developments.

Set forth below are descriptions of the developments for which we performed wet trades works for the six months ended September 30, 2024 and for years ended March 31, 2024 and 2023:

Residential:    we have participated in both private housing projects initiated by some of the leading private property developers in Hong Kong as well as public housing projects initiated by the Hong Kong government. Residential development projects accounted for approximately 99% of our revenue for the six months ended September 30, 2024, and approximately 82% and 93% of our revenue for the years ended March 31, 2024 and 2023, respectively.

Commercial:    we have participated in office building construction and new commercial zone development project across Hong Kong. Commercial development projects accounted for approximately 0% of our revenue for the six months ended September 30, 2024, and approximately 11% and 5% of our revenue for the years ended March 31, 2024 and 2023, respectively.

Infrastructure and public facilities:    we have participated in government office and public leisure centre construction projects. Infrastructure and public facilities development projects accounted for approximately 1% of our revenue for the six months ended September 30, 2024, and accounted for approximately 7% and 2% of our revenue for the years ended March 31, 2024 and 2023, respectively.

OUR CUSTOMERS

For the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023, our customers are primarily main contractors of property development and civil engineering projects in Hong Kong. Our five largest customers accounted for 100% of our revenue for the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023. For the year ended March 31, 2024 three of our customers generated income which accounted for more than 10% of our annual revenue, one for 61.1% (“Customer A”), one for 21.8% (“Customer B”) and one for 10.4% (“Customer C”).

Customer A is a company in Hong Kong with over 60 years of history and is principally engaged in the design and construction of building works for private sector clients in Hong Kong. Customer A is one of the construction arms of a holding company listed on the Main Board of the Stock Exchange of Hong Kong Limited, a conglomerate with a diverse portfolio of infrastructure projects, predominantly in Hong Kong and mainland China. Customer B is a company in Hong Kong with over 35 years of history and is principally engaged in building construction and project management in Hong Kong, as well as investment holding. Customer C is a company in Hong Kong with over 45 years of history and is principally engaged in building construction in Hong Kong. Both Customer B and Customer C are the construction arms of a holding company listed on the Main Board of the Stock Exchange of Hong Kong Limited, which is one of the largest general contractors in Hong Kong and Macao as well as one of the leading urban investment operators in mainland China.

As for the year ended March 31, 2023 two of our customers accounted for more than 10% of our annual revenue, namely, Customer B for 63.8% and Customer A for 34.1%. All such customers that generated income which accounted for more than 10% of our annual revenue are subsidiaries of leading property developers in Hong Kong and in the PRC who are listed on the Stock Exchange of Hong Kong Limited.

For the six months ended September 30, 2024, two of our customers generated income which accounted for more than 10% of our revenue, one for 58.7% (being Customer B) and one for 33.4% (being Customer C). At the same time, Customer A generated income which accounted for 6.6% of our revenue for the six months ended September 30, 2024.

For the years ended March 31, 2024 and 2023 and as of the date of this prospectus, we did not have any uncollectible accounts receivable from our major customers as identified above and we received timely payment from such major customers pursuant to the agreed payment schedule as stipulated under our contracts. Our management monitors the movements in our accounts receivable, particularly accounts receivable from our major customers, to ensure timely collection and maintain healthy cash flow. This includes regularly reviewing outstanding invoices, analyzing payment patterns, and identifying any potential issues with customer creditworthiness.

We do not enter into long-term agreements with our customers, and our customers generally engage us on a project-by-project basis, which we believe is in line with market practice. For the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023, our customers were located in Hong Kong and our purchase were denominated in Hong Kong dollars.

The following are some of the generalized terms included in most of our contracts with our customers including our major customers:

Contract period	:	We are required to follow the pre-determined work schedule. Such schedule may be extended from time to time pursuant to the terms of the contract.
Type and scope of work	:	In accordance with our customer’s requirements, the contract sets out the types and scope of works in details which we are engaged to perform.
Contract sum	:

The final contract sum will be calculated with reference to a schedule of rates and breakdowns by specification of the type of work to be done, as well as the volume and quantities of construction materials and labor to be used.

Payment and settlement terms	:

We are generally entitled to interim payments from our customers on a monthly basis based on the work completed throughout the contract period. This term sets out the procedure relating to the application of interim payments as well as the procedure relating to the settlement of the final account at completion of the project.

Variation orders/contingencies	:

From time to time, we may be instructed to perform additional work or a varied scope of work. Unless otherwise agreed, such variations may be valued with reference to specified rates or by separate quotation.

Liquidated damage	:	The amount of liquidated damage payable by us per day if we fail to complete the agreed scope of work within the contract period as provided in the contract.
Retention monies	:	A portion of progress payment is usually withheld by the customer at a rate of 0% to 10%, but it is subject to a cap of 5% of the contract sum.
Defects liability period	:

In line with industry practice, our customers often specific a defects liability period of up to 12 months after practical or substantial completion of our projects. If any defect is found in our work, we are responsible for making good during the defects liability period.

Termination	:

If our customer are of the opinion that we failed to execute the works in accordance with their requirements and our works are unsatisfactory or likely to be so and cause undue delay to the overall progress of the project, our customers may terminate our contract by giving advance notice of intention of doing so.

Customers who were also our suppliers

There have been occasions where our customers would supply certain construction materials, equipment, machinery or services to us. For instance, our customers may purchase the required construction materials for us, supply protective equipment to our subcontractors and provide onsite cleaning services. In such cases, our customers may deduct the amount for the procurement of such materials, equipment or services in the relevant payment certificates which will be issued to us throughout the project. Customers usually adopt such practices to ensure that the project execution process could better adhere to their quality and standards. For the six months ended September 30, 2024, 3 of our customers were also our suppliers in the same project. For the years ended March 31, 2024 and 2023, 3 and 2 of our customers were also our suppliers in the same project.

PRICING STRATEGY

Our pricing is determined on a cost-plus basis with emphasis on factors that include: (i) the difficulties and methodology of the project with references made to other similar projects, (ii) the estimated number and types of workers required, (iii) the estimated number and types of machinery required, (iv) the completion time requested by customer, (v) the payment terms and financial strength of the customers, (vi) the prospect of obtaining future contracts from the customer, (vii) the likelihood of any significant fluctuation of the actual cost from our estimated cost having regard to the types and amount of labour, machinery, materials and other resources involved in our cost estimation, and (viii) the prevailing market conditions.

We consider that it is of utmost importance to estimate project cost accurately, as most of our construction projects in the private sector are a lump-sum contract or fixed unit price, which is based on estimated costs plus a mark-up margin, such that unexpected adverse fluctuation in price, budget, or time overrun may result in diminished project return or even a loss. Despite the contracts we enter into with our customers normally being lump-sum contracts, the total contract sum is normally based on the sum of individual rates and quantities listed in a set of schedules typically known as the bills of quantities. When there are changes in the quantities or scope of work, the bills of quantities are generally referred to for agreeing the price of the variations.

SALES AND MARKETING

Our business opportunities arose mainly from invitation for quotation by our existing customers. We currently do not have a dedicated sales and marketing team. We strive to maintain an open dialogue with our customers as it not only helps ensure that we understand their latest business needs, but also allows us to collect vital market information, thereby allowing us to keep track of the latest market demand on pricing, product range and quality. We would also receive tender invitations through referral from our existing suppliers or customers, which we believe is attributable to our well-established presence in the wet trades industry in Hong Kong and our good customer and supplier relationships.

SUPPLIERS

The suppliers of goods and services that are essential for our business operations can be categorized into three main groups: (i) subcontractors who provide specialized services required for our projects, (ii) suppliers who provide constructions materials and equipment that are required by our subcontractors, and (iii) suppliers of other miscellaneous services such as machinery rental and repair and maintenance services. For the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023, our suppliers were located in Hong Kong and our purchase were denominated in Hong Kong dollars.

Subcontractors

We generally engage and subcontract our wet trades works to different subcontractors, which is inline with the industry practice in Hong Kong. Our customers generally consent to our use of subcontractor and do not limit which subcontractor we use. Our subcontractors consist of both individual professionals and incorporated companies who possess the necessary skills and manpower to carry out the subcontracting works. We conduct a thorough evaluation of potential subcontractors, considering various factors to ensure their suitability for our projects. The relevant factors which we take into account include their background, technical capabilities, experience, service quality, track records, available labor resources, ability to meet project timelines, reputation, and safety performance. Based on the aforesaid evaluation, we establish and maintain a list of approved subcontractors, which we regularly review and update.

As our customers engage us on a project-by-project basis, we have not entered into any long-term or standard contract with our subcontractors. The key terms of the subcontracting engagements include pricing, scope of work, time of performance, arrangement of labor, purchase of materials, and safety requirements.

We are liable to our customers for the performance and the quality of work done by our subcontractors. As such, our subcontractors are not allowed to subcontract parts of our projects without our permission. In the event that our subcontractors subcontract parts of our projects without our permission, we have the absolute discretion to terminate the contract immediately and our subcontractor shall be liable for our consequential additional costs incurred. We require our subcontractors to follow our in-house rules in relation to work quality, occupational safety, and environmental protection. In general, our project team will supervise our subcontractors on a continuing basis to ensure that they comply with our in-house rules.

For the six months ended September 30, 2024, we incurred subcontracting fees of approximately US$9,131,838. For the years ended March 31, 2024 and 2023, we incurred subcontracting fees of approximately US$15,266,179 and US$5,799,018, respectively.

Suppliers of materials and equipment

We generally source all required construction materials and equipment on a project-by-project basis and do not commit to any minimum purchase amount with our suppliers. The primary materials we source from our suppliers include Portland cement, concrete blocks, hydraulic lime, aggregates and sand. Additionally, we rely on our suppliers for the supply of a range of equipment, such as personal protective equipment, parts, and components for our machineries, as well as ancillary tools for wet trades works. We enter into the agreements for the supply of materials from our list of approved suppliers after we have been awarded a construction contract and place the orders for the materials in advance of the commencement of construction work to fix the purchase price of the construction materials to minimize cost fluctuation and ensure stable supply. Our suppliers of construction materials normally grant us a credit period of not more than 30 days from the invoice date. As we place orders with our list of pre-approved suppliers on a project-by-project basis, we do not keep materials in inventory. The terms of our supply contracts include the type of materials, price, quantity, and payment terms.

We maintain our list of pre-approved suppliers as we strive to ensure consistent in the materials and equipment that we use. We select our suppliers based on the following key facts: (i) quality of materials, (ii) timeliness of delivery, (iii) previous experience and length of partnership with the supplier, (iv) competitiveness of the price offered, and (v) reputation of the supplier. As at the date of this prospectus, we have over 25 suppliers in our pre-approved list of suppliers and we have generally maintained good business relationship with our suppliers of materials and equipment. We understand that the materials which we source directly affect the quality of the work we produce and as such, we conduct thorough inspections of the materials supplied and request for immediate replacement if our project team is of the opinion that the quality of the materials fail to comply with the specifications or standards provided in the purchase order.

For the six months ended September 30, 2024, we incurred fees of approximately US$1,144,103 in the purchase of materials and equipment from our suppliers. For the years ended March 31, 2024 and 2023, we incurred fees of approximately US$3,243,662 and US$1,541,024 in the purchase of materials and equipment from our suppliers, respectively.

MACHINERY

We rely on the use of machinery and equipment to enable us to carry out our wet trades works. Depending on our project capacity we either deploy our own machinery or rent from our suppliers. Our site agent is responsible for managing the machinery for all projects and determining the types of machinery to be used, the time for the usage of machinery and the transportation logistics of machinery. The machinery and equipment we utilize in our projects include:

(i) Plaster spraying machine

A plaster spraying machine is a piece of equipment used for applying plaster or mortar onto walls, ceilings, or other surfaces. The machine allows for efficient and uniform coverage of large areas, reducing the manual labor involved in traditional plastering methods.

(ii) Forklift

A forklift is a type of powered industrial truck used for lifting and transporting heavy loads over short distances. It is equipped with two fork-like prongs at the front that can be inserted under pallets or other loads, allowing the forklift to lift and move them.

As at the date of this prospectus, we own 5 forklifts, all of which are put into operation in construction sites. We generally do not encounter the need for the storage of idle machinery and equipment. With the possession of our own machinery and equipment, we do not have to rely completely on our suppliers for machinery and equipment rental services. Nevertheless, we believe that investment in machinery and equipment is crucial for us to have greater control and allow us to cater to projects of larger scale and increase our tender success rate in the future.

SEASONALITY

We believe that the wet trades industry in Hong Kong does not exhibit any significant seasonality.

QUALITY CONTROL

(i)     Quality control over services rendered

We adopt stringent quality standards pursuant to which our project team is required to complete the construction work on time, avoid poor workmanship, and minimize defects. Our site agents and foreman peruse our customer’s project specifications carefully and maintains constant dialogue with our customers so as to understand the acceptance standard before the completed work is to be inspected by our customer. Our site agents are also required to prepare monthly progress records on the works performed by our workers and subcontractors. Such monthly progress records are passed to our quantity surveyors for review.

(ii)    Quality control over materials and equipment purchased

We maintain a stringent quality monitoring process for the materials and equipment we purchased. To ensure the quality of our supplies, our project team would only source the required materials and equipment from our pre-approved list of suppliers, and our site agents and site foremen would conduct a thorough inspection of the materials and equipment purchased before they are utilized. Any defective materials or equipment identified would be immediately returned to the supplier for replacement. On some occasions, our customers may also inspect the materials used by us at work sites and verify the specifications.

MAJOR LICENSES

As of the date of this prospectus, we hold the following licenses in respect to our operation:

Issuing authority	Type of registration	Registered Trade	Holder	Expiry date
Construction Industry Council	Registered Subcontractor	Marble/granite work	Masontech Limited	March 17, 2025
Construction Industry Council	Registered Specialist Trade Contractor	Plastering (Group 2)	Masontech Limited	March 17, 2025

In addition to our status as a registered subcontractor, we are also a registered specialist trade contractor under the Registered Specialist Trade Contractors Scheme (“RSTCS”). The RSTCS is a certification scheme that aims to improve the quality, standards, and competence of specialist trade contractors in the construction industry in Hong Kong. An applicant applying for registration as a Registered Specialist Trade Contractor (“RSTC”) must meet all registration requirements relating to safety, management, job experience, execution, finance and integrity management. Each RSTC is subject to the monitoring of the committee on RSTCS (“Committee”) and is required to renew their applications every three years to update their business information for assessment of suitability to be continued to be listed under the RSTCS. Each designated trade under the RSTCS is further divided into Group 1 or Group 2, with Group 2 having generally higher registration requirements (such as higher available working capital, higher number of qualified safety personnel and management staff, and projects with higher contract value). Under the rules and procedures for RSTC, for the designated trade of plastering, Group 1 registrants are imposed with a tender limit of subcontract value of up to HK$10 million whereas Group 2 registrants are not imposed with any tender limit. According to the Construction Industry Council, as at the date of this prospectus, there were only 49 registered specialist trade contractors in the designated trade category of plastering (Group 2) under the RSTCS. For more information on the RSTCS, please refer to “Regulations — Laws and Regulations in Relation to Contractor Licensing Regime and Operation” on page 95.

We believe our registration as a RSTC with Group 2 plastering certification is significant as it provides us with several key benefits including the following:

1)      Quality and Competence Assurance — Our registration under the RSTCS demonstrates that we have met the scheme’s stringent requirements for qualifications, competence, and adherence to industry standards, which provides assurance to our clients that we are capable of delivering high-quality work.

2)      Increased Opportunities — Our ability to obtain a Group 2 plastering certification, further separates us from other market competitors including Group 1 and other non-registered competitors as we have demonstrated that we have the available resources to take on construction projects of larger scale and in particular, we are not subject to any tender limit of subcontract value under the relevant rules and procedures for RSTC, which is imposed on Group 1 registrants. This opens the gateway for us to larger scale construction projects and makes us a more attractive candidate in tender process.

3)      Lower Risk of Non-compliance — Our registration under the RSTCS ensures that we are compliant with the relevant industry regulations, standards, and best practices as we are subject to monitoring and assessment by the Committee. This can help us better avoid issues related to non-compliance, which can lead to penalties, reputational damage, or even the loss of our registration under the RSTCS.

All in all, we believe our status as a RSTC is an indication of our commitment to professionalism, quality, and industry standard. It reassures our customers that we have the necessary expertise and processes in place to effectively supervise subcontractors and meet their project requirements.

COMPETITION

The wet trades industry in Hong Kong is considered relatively fragmented in terms of number of market participants. According to Construction Industry Council, there were over 500 contractors registered under the trade specialties of “Finishing Wet Trades” as at the date of this prospectus. Nevertheless, there are market entry barriers to the wet trades industry in Hong Kong that hinder new subcontractors from entry and such entry barriers include, but is not limited to, the following: (i) reputation and industry experience, (ii) customer and supplier connections, (iii) sufficiency of working capital, and (iv) technical know-how and experienced management team. Our main competitors include both private and listed companies in Hong Kong who are engaged in the provision of wet trades works as subcontractors. We believe that our proven track record shows that we are able to compete against our competitors and even if the competition within the wet trades industry in Hong Kong intensifies in the future, we are confident that we are able to withstand the intense competition with our competitive strengths.

INTELLECTUAL PROPERTY

As at the date of this prospectus, we do not own any patents, copyrights, trademarks or domains.

INSURANCE AND SURETY

For the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023, we undertook projects in the role of subcontractor. Our wet trades works were covered by the employees’ compensation insurance, third party liability insurance and contractor’s all risks insurance taken out by the main contractors for the entire construction projects. Such insurance policies covered and protected all employees of main contractors and subcontractors of all tiers working in the relevant construction site and works performed by them in the relevant construction site.

We also maintained employees’ compensation insurance for our executive directors and employees at our office. In addition, we have taken out third-party liability insurance regarding the use of our motor vehicles. We believe that our insurance coverage is adequate and consistent with the industry norm having regard to our current operations and the prevailing industry practice.

FACILITIES

We do not own any real property.

Our principal executive office is located at Room 8, 25/F, CRE Centre 889 Cheung Sha Wan Kowloon, Hong Kong. We believe that our facilities are adequate to meet our needs for the immediate future and that, should it be needed, suitable additional space will be available on commercially reasonable terms to accommodate any expansion of our operations.

EMPLOYEES

For the six months ended September 30, 2024 our Operating Subsidiary employed a total number of 10 employees in Hong Kong. For the years ended March 31, 2024 and 2023, our Operating Subsidiary employed a total number of 11 and 4 employees in Hong Kong, respectively. All of our employees were stationed in Hong Kong. The following table sets out a breakdown of our employees by function:

	As of September 30, 2024	As of March 31, 2024	As of March 31, 2023
Director	2	2	2
Chief finance officer	1	1	—
Foreman	3	4	—
Quantity surveyor	2	2	1
Finance and administration	1	1	1
Contract manager	1	1	—
Total	10	11	4

We believe that our Operating Subsidiary maintains a good working relationship with its employees, and it has not experienced any significant problems with our employees or any disruption to our operations due to labor disputes, nor have we experienced any material difficulties in the recruitment and retention of experienced core staff or skilled personnel during the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023. There has not been any trade union set up for our employees.

We also emphasize the continuing education and quality training of our staff to enhance its work performance. Our employees also receive in-house training on a regular basis to enhance their technical knowledge on industry quality standards, safety standards, site management, and operation of tools. We consider our training program to be only used as a platform to upgrade the skills of our employees regularly, but also used to encourage greater cohesion. These measures increase overall efficiency and loyalty, and they also serve as a means of retaining quality employees. We review the performance of our employees from time to time in order to determine salary adjustments and promotion appraisals.

OCCUPATIONAL HEALTH AND WORK SAFETY

We are committed to providing a safe and healthy working environment and we have adopted an occupational health and safety system as required by relevant occupational health and safety laws, rules, and regulations for the benefit of our employees and our subcontractors’ employees. Staff handbook is given to our employees to ensure that they are familiar with our occupational health and safety policy. It is also our concern not to put the general public in danger. Our site agent and foremen are responsible for setting up safety plans for workers before carrying out their work on construction sites, inspecting machinery and equipment to ensure they are safe to be used, conducting regular safe walks to maintain a safe working environment and site tidiness, handling safety incidents, and keeping safety records. In addition, we will conduct regular internal safety audits and regular safety training with our staff.

LEGAL PROCEEDINGS

As of the date of this prospectus, we are not a party to, and we are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition, or operations.

ENVIRONMENTAL PROTECTION

Our operations at project sites are subject to certain environmental requirements pursuant to the laws in Hong Kong, including primarily those in relation to air pollution control, water pollution control, noise control and waste disposal during the six months ended September 30, 2024 and the years ended March 31, 2024 and 2023. For details of the regulatory requirements, please refer to the section headed “Regulation” in this prospectus.

For the years ended March 31, 2024 and 2023 and up to the date of this prospectus, we did not record any material non-compliance with the applicable environmental requirements that resulted in prosecution, conviction or penalty being brought against us.

REGULATIONS

The section sets forth a summary of the principal Hong Kong laws and regulations relevant to our business and operations in Hong Kong.

LAWS AND REGULATIONS IN RELATION TO LABOUR, HEALTH AND SAFETY

For the years ended March 31, 2024 and 2023 and up to the date of this prospectus, our site workers and our subcontractors engaged in wet trades works and were therefore subject to the following laws and regulations.

Construction Workers Registration Ordinance (Chapter 583 of the Laws of Hong Kong)

Construction Workers Registration Ordinance requires construction workers to be registered for carrying out construction work on a construction site. Under the Construction Workers Registration Ordinance, “construction work” means, among other things, any building operation involved in preparing for any operation such as the addition, renewal, alteration, repair, dismantling or demolition of any specified structure that involves the structure of the specified structure or any other specified structure. “Construction site” means, subject to certain exceptions, a place where construction work is, or is to be, carried out. Under section 40 of the Construction Workers Registration Ordinance, no person shall be registered as a registered construction worker unless the Registrar of Construction Workers is satisfied, among other things, that the person has attended the relevant construction work-related safety training course. Further, under section 44 of the Construction Workers Registration Ordinance, the Registrar of Construction Workers shall not renew the registration of a person unless the Registrar of Construction Workers is satisfied that, among other things, (i) the person has attended the relevant construction work-related safety training course and (ii) if the registration will, on the date of expiry, have been in effect for not less than two years, the person has attended and completed, during the period of one year immediately before the date of application for renewal of the registration, such development courses applicable to his registration as the Construction Industry Council may specify.

The Construction Workers Registration Ordinance also contains a “designated workers for designated skills” provision, which provides that only registered skilled or semi-skilled workers of designated trade divisions are permitted to carry out construction works on construction sites relating to those trade divisions independently. Unregistered skilled or semi-skilled workers are only allowed to carry out construction works of designated trade divisions (i) under the instruction and supervision of registered skilled or semi-skilled workers of relevant designated trade division(s); (ii) in proposed emergency works (i.e. construction works which are made or maintained consequential upon the occurrence of emergency incidents); or (iii) in small-scale construction works (e.g. value of works not exceeding HK$100,000).

The “designated workers for designated skills” provision is implemented in two stages. Stage 1 of the “designated workers for designated skills” provision, of which “designated works” include construction, re-construction, addition, alternation and building services works, has been implemented with immediate effect from 1 April 2017. Upon implementation of Stage 1 of the “designated workers for designated skills” provision pursuant to the Construction Workers Registration Ordinance, registered skilled and semi-skilled workers for designated trade divisions shall be included as registered construction workers of the Register of Construction Workers, and accordingly, subcontractors of construction sites are required to employ only registered skilled and semi-skilled workers for designated trade divisions to carry out construction works on construction sites in relation to those trade divisions independently.

Factories and Industrial Undertakings Ordinance (Chapter 59 of the Laws of Hong Kong)

The Factories and Industrial Undertakings Ordinance provides for the safety and health protection to workers in an industrial undertaking. Under the Factories and Industrial Undertakings Ordinance, it is the duty of a proprietor of an industrial undertaking to take care of, so far as is reasonably practicable, the health and safety at work of all persons employed by him at the industrial undertaking. The duties of a proprietor extend to include:

•        providing and maintaining plant and work systems that do not endanger safety or health;

•        making arrangements for ensuring safety and health in connection with the use, handling, storage and transport of articles and substances;

•        providing all necessary information, instructions, training and supervision for ensuring safety and health;

•        providing and maintaining safe access to and egress from the workplaces; and

•        providing and maintaining a safe and healthy working environment.

A proprietor who contravenes any of these duties commits an offence and is liable to a fine of HK$500,000. A proprietor who contravenes any of these requirements wilfully and without reasonable excuse commits an offence and is liable to a fine of HK$500,000 and to imprisonment for six months.

Matters regulated under the subsidiary regulations of the Factories and Industrial Undertakings Ordinance, including the Construction Sites (Safety) Regulations (Chapter 59I of the Laws of Hong Kong), include (i) the prohibition of employment of persons under 18 years of age (save for certain exceptions); (ii) the maintenance and operation of hoists; (iii) the duty to ensure safety of places of work; (iv) prevention of falls; (v) safety of excavations; (vi) the duty to comply with miscellaneous safety requirements; and (vii) provision of first aid facilities. Non-compliance with any of these rules is an offence and different levels of penalty will be imposed and a contractor guilty of the relevant offence could be liable to a fine up to HK$200,000 and imprisonment up to 12 months. In addition, under the Factories and Industrial Undertakings (Safety Management) Regulation (Chapter 59AF of the Laws of Hong Kong), any contractor (i) in relation to construction work with a contract value of HK$100 million or more; or (ii) in relation to construction work having an aggregate of 100 or more workers in a day working in a single construction site; or (iii) in relation to construction work having an aggregate of 100 or more workers in a day working in two or more construction sites is obliged to appoint a safety auditor to conduct a safety audit to collect, assess and verify information on the efficiency, effectiveness and reliability of its safety management system and consider improvements to the system at least once in every six months. Further, any contractor (i) in relation to construction work having an aggregate of 50 or more but less than 100 workers in a day working in a single construction site; or (ii) in relation to construction work having an aggregate of 50 or more but less than 100 workers in a day working in two or more construction sites is obliged to appoint a person, being a person who is capable of competently carrying out a safety review, to be the safety review officer to conduct a safety review to review the effectiveness of its safety management system and consider improvements to the effectiveness of the system at least once in every six months. Any person who contravenes these requirements commits an offence and is liable on conviction to a fine of HK$200,000 and to imprisonment of six months.

According to the Factories and Industrial Undertakings (Safety Management) Regulation, the safety auditor shall (i) be a registered safety officer under the Factories and Industrial Undertakings (Safety Officers and Safety Supervisors) Regulations (Chapter 59Z of the Laws of Hong Kong); (ii) have not less than three years’ full-time experience, in the five years period immediately preceding the application for registration with the Labour Department, in a managerial post responsible for industrial safety and health matters in respect of an industrial undertaking; (iii) occupy, at the time of the application for registration with the Labour Department, the managerial post or a like post; (iv) have successfully completed a scheme conducted by a registered scheme operator; and (v) understand the requirements under legislation in Hong Kong relating to industrial safety and health matters. Pursuant to the Code of Practice on Safety Management issued by the Labour Department, a safety auditor should (i) understand his task and be competent to carry it out; (ii) be familiar with the industry and the processes being carried out in the relevant industrial undertaking; (iii) have a good knowledge of the safety management practices in the industry; and (iv) have the necessary experience and knowledge to enable him to evaluate performance and identify deficiencies effectively, while a safety review officer should (i) have a good understanding of the operation of the relevant industrial undertaking in respect of which he conducts the safety review; (ii) have a good understanding of the legal requirements in force in Hong Kong relating to industrial safety and health; and (iii) have received appropriate training in how to review the effectiveness of a safety management system with a view to improving it.

Factories and Industrial Undertakings (Loadshifting Machinery) Regulation (Chapter 59AG of the Laws of Hong Kong) (“Loadshifting Machinery Regulations”)

Under regulation 3 of the Loadshifting Machinery Regulations, the responsible person of a loadshifting machine shall ensure that the machine is only operated by a person who (i) has attained the age of 18 years; and (ii) holds a valid certificate applicable to the type of loadshifting machine to which that machine belongs. Under the Loadshifting Machinery Regulations, loadshifting machines used in industrial undertakings refer to forklift trucks.

Under regulation 8 of the Loadshifting Machinery Regulations, a responsible person who without reasonable excuse contravenes regulation 3 commits an offence and is liable to a fine of HK$50,000.

Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong)

The Occupational Safety and Health Ordinance provides for the safety and health protection to employees in workplaces, both industrial and non-industrial.

Employers must as far as reasonably practicable ensure the safety and health in their workplaces by:

•        providing and maintaining plant and systems of work that are safe and without risks to health;

•        making arrangements for ensuring safety and absence of risks to health in connection with the use, handling, storage or transport of plant or substances;

•        as regards any workplace under the employer’s control:

–       maintenance of the workplace in a condition that is safe and without risks to health; and

–       provision and maintenance of means of access to and egress from the workplace that are safe and without any such risks;

•        providing all necessary information, instructions, training and supervision for ensuring safety and health; and

•        providing and maintaining a working environment for the employer’s employees that is safe and without risks to health.

Failure to comply with any of the above provisions constitutes an offence and the employer is liable on conviction to a fine of HK$200,000. An employer who fails to do so intentionally, knowingly or recklessly commits an offence and is liable on conviction to a fine of HK$200,000 and to imprisonment for six months.

The Commissioner for Labour may also issue an improvement notice against non-compliance of the Occupational Safety and Health Ordinance or the Factories and Industrial Undertakings Ordinance or suspension notice against activity or condition of workplace which may create imminent risk of death or serious bodily injury. Failure to comply with such notice without reasonable excuse constitutes an offence punishable by a fine of HK$200,000 and HK$500,000 respectively and imprisonment of up to 12 months.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees in respect of injuries or death caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases.

Under the Employees’ Compensation Ordinance, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his employment, his employer is in general liable to pay compensation even if the employee might have committed acts of faults or negligence when the accident occurred. Similarly, an employee who suffers incapacity arising from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

According to section 15(1A) of the Employees’ Compensation Ordinance, employer shall report work injuries of its employee to the Commissioner of Labour not later than 14 days after the accident, irrespective of whether the accident gives rise to any liability to pay compensation.

According to section 24 of the Employees’ Compensation Ordinance, a principal contractor shall be liable to pay compensation to subcontractors’ employees who are injured in the course of their employment to the subcontractor. The principal contractor is, nonetheless, entitled to be indemnified by the subcontractor who would have been liable to pay compensation to the injured employee. The employees in question are required to serve a notice in writing on the principal contractor before making any claim or application against such principal contractor.

Pursuant to section 40 of the Employees’ Compensation Ordinance, all employers (including contractors and subcontractors) are required to take out insurance policies to cover their liabilities both under the Employees’ Compensation Ordinance and at common law for injuries at work in respect of all their employees (including full-time and part-time employees). Under section 40(1B) of the Employees’ Compensation Ordinance, where a principal contractor has undertaken to perform any construction work, it may take out an insurance policy for an amount not less than HK$200 million per event to cover his liability and that of his subcontractor(s) under the Employees’ Compensation Ordinance and at common law. Where a principal contractor has taken out a policy of insurance under section 40(1B) of the Employees’ Compensation Ordinance, the principal contractor and a subcontractor insured under the policy shall be regarded as having complied with section 40(1) of the Employees’ Compensation Ordinance.

An employer who fails to comply with the Employees’ Compensation Ordinance to secure an insurance cover is liable on conviction upon indictment to a fine at level 6 (currently at HK$100,000) and to imprisonment for two years.

Limitation Ordinance (Chapter 347 of the Laws of Hong Kong)

Under the Limitation Ordinance, the time limit for an applicant to commence common law claims for personal injuries is three years from the date on which the cause of action accrued.

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

A principal contractor shall be subject to the provisions on subcontractor’s employees’ wages in the Employment Ordinance. According to section 43C of the Employment Ordinance, a principal contractor or a principal contractor and every superior subcontractor jointly and severally is/are liable to pay any wages that become due to an employee who is employed by a subcontractor on any work which the subcontractor has contracted to perform, and such wages are not paid within the period specified in the Employment Ordinance. The liability of a principal contractor and superior subcontractor (where applicable) shall be limited to (a) the wages of an employee whose employment relates wholly to the work which the principal contractor has contracted to perform and whose place of employment is wholly on the site of the building works; and (b) the wages due to such an employee for two months (such months shall be the first two months of the period in respect of which the wages are due).

An employee who has outstanding wage payments from subcontractor must serve a notice in writing on the principal contractor within 60 days after the wage due date. A principal contractor and superior subcontractor (where applicable) shall not be liable to pay any wages to the employee of the subcontractor if that employee fails to serve a notice on the principal contractor.

Upon receipt of such notice from the relevant employee, a principal contractor shall, within 14 days after receipt of the notice, serve a copy of the notice on every superior subcontractor to that subcontractor (where applicable) of whom he is aware. A principal contractor who without reasonable excuse fails to serve notice on the superior subcontractor(s) shall be guilty of an offence and shall be liable on conviction to a fine at level 5 (currently at HK$50,000).

Pursuant to section 43F of the Employment Ordinance, if a principal contractor or superior subcontractor pays to an employee any wages under section 43C of the Employment Ordinance, the wages so paid shall be a debt due by the employer of that employee to the principal contractor or superior subcontractor, as the case may be. The principal contractor or superior subcontractor who pays an employee any wages under section 43C of the Employment Ordinance may either (i) claim contribution from every superior subcontractor to the employee’s employer or from the principal contractor and every other such superior subcontractor as the case may be, or (ii) deduct by way of set-off the amount paid by him from any sum due or may become due to the subcontractor in respect of the work that he has subcontracted.

Occupiers Liability Ordinance (Chapter 314 of the Laws of Hong Kong)

The Occupiers Liability Ordinance regulates the obligations of a person occupying or having control of premises on injury resulting to persons or damage caused to goods or other property on the land.

The Occupiers Liability Ordinance imposes a common duty of care on an occupier of premises to take such care as in all the circumstances of the case is reasonable to see that the visitor will be reasonably safe in using the premises for the purposes for which he is invited or permitted by the occupier to be there.

Immigration Ordinance (Chapter 115 of the Laws of Hong Kong)

According to section 38A of the Immigration Ordinance, a construction site controller (i.e. the principal or main contractor and includes a subcontractor, owner, occupier or other person who has control over or is in charge of a construction site) shall take all practicable steps to (i) prevent having illegal immigrants from being on site or (ii) prevent illegal workers who are not lawfully employable from taking employment on site.

Where it is proved that (i) an illegal immigrant was on a construction site or (ii) such illegal worker who is not lawfully employable took employment on a construction site, the construction site controller commits an offence and is liable to a fine of HK$350,000.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The Minimum Wage Ordinance provides for a prescribed minimum hourly wage rate (set at HK$40 per hour as at the Latest Practicable Date) during the wage period for every employee engaged under a contract of employment under the Employment Ordinance. Any provision of the employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee by the Minimum Wage Ordinance is void.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPF Schemes Ordinance”)

Employers are required to enroll their regular employees (except for certain exempt persons) aged between at least 18 but under 65 years of age and employed for 60 days or more in a Mandatory Provident Fund (“MPF”) scheme within the first 60 days of employment.

For both employees and employers, it is mandatory to make regular contributions into a MPF scheme. For an employee, subject to the maximum and minimum levels of income (set at HK$30,000 and HK$7,100 per month, respectively, as at the Latest Practicable Date), an employer will deduct 5% of the relevant income on behalf of an employee as mandatory contributions to a registered MPF scheme with a ceiling (set at HK$1,500 as at the Latest Practicable Date). Employer will also be required to contribute an amount equivalent to 5% of an employee’s relevant income to the MPF scheme, subject only to the maximum level of income (set at HK$30,000 as at the Latest Practicable Date).

Industry Schemes

Industry Schemes were established under the MPF system for employers in the construction and catering industries in view of the high labour mobility in these two industries, and the fact that most employees in these industries are “casual employees” whose employment is on a day-to-day basis or for a fixed period of less than 60 days.

For the purpose of the Industry Schemes, the construction industry covers the following eight major categories:

1)      foundation and associated works;

2)      civil engineering and associated works;

3)      demolition and structural alteration works;

4)      refurbishment and maintenance works;

5)      general building construction works;

6)      fire services, mechanical, electrical and associated works;

7)      gas, plumbing, drainage and associated works; and

8)      interior fitting-out works.

The MPF Schemes Ordinance does not stipulate that employers in these two industries must join the Industry Schemes. The Industry Schemes provide convenience to the employers and employees in the construction and catering industries.

Casual employees do not have to switch schemes when they change jobs within the same industry, so long as their previous and new employers are registered with the same Industry Scheme. This is convenient for scheme members and saves administrative costs.

LAWS AND REGULATIONS IN RELATION TO ENVIRONMENTAL PROTECTION

We are subject to the following laws and regulations in connection with the environmental protection as our business activities of wet trades works as a subcontractor.

Air Pollution Control Ordinance (Chapter 311 of the Laws of Hong Kong)

The Air Pollution Control Ordinance is the principal legislation in Hong Kong for controlling emission of air pollutants and noxious odour from construction, industrial and commercial activities and other polluting sources. Subsidiary regulations of the Air Pollution Control Ordinance impose control on air pollutant emissions from certain operations through the issue of licences and permits.

A contractor shall observe and comply with the Air Pollution Control Ordinance and its subsidiary regulations, including without limitation the Air Pollution Control (Open Burning) Regulation (Chapter 311O of the Laws of Hong Kong), the Air Pollution Control (Construction Dust) Regulation (Chapter 311R of the Laws of Hong Kong) and the Air Pollution Control (Smoke) Regulations (Chapter 311C of the Laws of Hong Kong). The contractor responsible for a construction site shall devise, arrange methods of working and carry out the works in such a manner so as to minimise dust impacts on the surrounding environment, and shall provide experienced personnel with suitable training to ensure that these methods are implemented. Asbestos control provisions in the Air Pollution Control Ordinance require that building works involving asbestos must be conducted only by registered asbestos contractors and under the supervision of a registered consultant.

Air Pollution Control (Non-road Mobile Machinery) (Emission) Regulation (Chapter 311Z of the Laws of Hong Kong)

The NRMM Regulation came into effect on 1 June 2015 to introduce regulatory control on the emissions of NRMMs, including non-road vehicles and regulated machines that are subject to the NRMM Regulations (the “Regulated Machines”). Unless exempted, NRMMs which are regulated under this provision are required to comply with the emission standards prescribed under this regulation. Under section 5 of the NRMM Regulation, starting from 1 December 2015, only approved or exempted NRMMs with a proper label are allowed to be used in specified activities and locations including construction sites. However, existing NRMMs which are already in Hong Kong on or before 30 November 2015 will be exempted from complying with the emission requirements pursuant to section 11 of the NRMM Regulation. Under Section 5 of the NRMM Regulation, any person who uses or causes to be used a Regulated Machine in specified activities or locations without (i) exemption or approval by the Environmental Protection Department is liable on conviction to a fine of HK$200,000 and to imprisonment for six months, and (ii) a proper label is liable on conviction to a fine of HK$50,000 and to imprisonment for up to three months.

Pursuant to the Technical Circular issued by the Work Branch of the Development Bureau on 8 February 2015, an implementation plan to phase out the use of exempted NRMMs for four types of exempted NRMMs (namely generators, air compressors, excavators and crawler cranes) has been included in the Technical Circular, under which, all new capital works contracts of public works including design and build contracts with an estimated contract value exceeding HK$200 million and tenders invited on or after 1 June 2015 shall require the contractor to allow no exempted generator and air compressor to be used after 1 June 2015 and the number of exempted excavators and crawler cranes not to exceed 50%, 20% and 0% of the total units of exempted NRMMs from 1 June 2015, 1 June 2017 and 1 June 2019 respectively.

Noise Control Ordinance (Chapter 400 of the Laws of Hong Kong)

The Noise Control Ordinance controls, among others, the noise from construction, industrial and commercial activities. A contractor shall comply with the Noise Control Ordinance and its subsidiary regulations in carrying out construction works. For construction activities that are to be carried out during the restricted hours and for percussive piling during the daytime, not being a general holiday, construction noise permits are required from the Director of the Environmental Protection Department in advance.

Under the Noise Control Ordinance, construction works that produce noises and the use of powered mechanical equipment (other than percussive piling) are not allowed between 7:00 p.m. and 7:00 a.m. or at any time on general holidays, unless prior approval has been granted by the Director of the Environmental Protection Department through the construction noise permit system. The use of certain equipment is also subject to restrictions. Hand-held percussive breakers and air compressors must comply with noise emissions standards and be issued with a noise emission label from the Director of the Environmental Protection Department.

Any person who carries out any construction work except as permitted is liable on first conviction to a fine of HK$100,000 and on subsequent convictions to a fine of HK$200,000, and in any case to a fine of HK$20,000 for each day during which the offence continues.

Water Pollution Control Ordinance (Chapter 358 of the Laws of Hong Kong)

The Water Pollution Control Ordinance controls the effluent discharged from all types of industrial, commercial, institutional and construction activities into public sewers and public drain. For any industry/trade generating wastewater discharge (except domestic sewage or unpolluted water that are discharged into communal sewer or communal drain), they are subject to licensing control by the Director of the Environmental Protection Department. All discharges, other than domestic sewage or unpolluted water to communal sewer or communal drain, must be covered by an effluent discharge licence. The licence specifies the permitted maximum allowable quantity and effluent standards of the effluent. The general guidelines are that the effluent does not damage sewers or pollute inland or inshore marine waters.

According to the Water Pollution Control Ordinance, unless being licensed under the Water Pollution Control Ordinance, a person who discharges any waste or polluting matter into the waters of Hong Kong in a water control zone or discharges any matter, other than domestic sewage and unpolluted water, into a communal sewer or communal drain in a water control zone commits an offence and is liable to imprisonment for six months and (a) for a first offence, a fine of HK$200,000; (b) for a second or subsequent offence, a fine of HK$400,000, and (c) in addition, if the offence is a continuing offence, a fine of HK$10,000 for each day during which it is proved to the satisfaction of the court that the offence has continued.

Waste Disposal Ordinance (Chapter 354 of the Laws of Hong Kong)

The Waste Disposal Ordinance controls the production, storage, collection and disposal including treatment, reprocessing and recycling of wastes. At present, livestock waste and chemical waste are subject to specific controls whilst unlawful deposition of waste is prohibited. Import and export of waste is generally controlled through a permit system.

A contractor shall observe and comply with the Waste Disposal Ordinance and its subsidiary regulations, including without limitation the Waste Disposal (Charges for Disposal of Construction Waste) Regulation (Chapter 354N of the Laws of Hong Kong) and the Waste Disposal (Chemical Waste) (General) Regulation (Chapter 354C of the Laws of Hong Kong).

Under the Waste Disposal (Charges for Disposal of Construction Waste) Regulation, construction waste can only be disposed at designated prescribed facilities and a main contractor who undertakes construction work with a value of HK$1 million or above will be required, within 21 days after being awarded the contract, to establish a billing account in respect of that particular contract with the Director of the Environmental Protection Department to pay any disposal charges for the construction waste generated from the construction work under that contract.

Under the Waste Disposal (Chemical Waste) (General) Regulation, a person who produces chemical waste or causes it to be produced has to register as a chemical waste producer. Any chemical waste produced must be packaged, labeled and stored properly before disposal. Only a licensed waste collector can transport the waste to a licensed chemical waste disposal site for disposal. Chemical waste producers also need to keep records of their chemical waste disposal for inspection by the Environmental Protection Department.

Public Health and Municipal Services Ordinance (Chapter 132 of the Laws of Hong Kong)

Pursuant to section 127 of the Public Health and Municipal Services Ordinance, where a nuisance notice is served on the person by reason of whose act, default or sufferance the nuisance arose or continues, or if that person cannot be found, on the occupier or owner of the premises or vessel on which the nuisance exists, then if either the nuisance to which the notice relates arose by reason of the wilful act or default of that person, or that person fails to comply with any of the requirements of the notice within the period specified therein, that person shall be guilty of an offence.

Emission of dust from any building under construction or demolition in such manner as to be a nuisance is actionable under the Public Health and Municipal Services Ordinance. The maximum penalty of section 127 as mentioned above is a fine at level 3 (currently HK$10,000) upon conviction with a daily fine of HK$200.

Discharge of muddy water etc. from a construction site is actionable under the Public Health and Municipal Services Ordinance. The maximum fine is level 5 (currently HK$50,000) upon conviction.

Any accumulation of water on any premises found to contain mosquito larvae or pupae is actionable under the Public Health and Municipal Services Ordinance. The maximum penalty is a fine at level 4 (currently at HK$25,000) upon conviction and a daily fine of HK$450.

Any accumulation or deposit which is a nuisance or injurious to health is actionable under the Public Health and Municipal Services Ordinance. The maximum penalty is level 3 (currently at HK$10,000) upon conviction and a daily fine of HK$200.

Any premises in such a state as to be a nuisance or injurious to health is actionable under the Public Health and Municipal Services Ordinance. The maximum penalty is a fine of level 3 (currently at HK$10,000) upon conviction and a daily fine of HK$200.

LAWS AND REGULATIONS IN RELATION TO CONTRACTOR LICENSING REGIME AND OPERATION

As a subcontractor engaged in wet trades works, we are subject to the following laws, regulations and possible legislation.

Registered Specialist Trade Contractors Scheme

Subcontractors which are involved in, among others, plastering in Hong Kong may apply for registration under the Registered Specialist Trade Contractors Scheme managed by the Construction Industry Council, a body corporate established under the Construction Industry Council Ordinance (Chapter 587 of the Laws of Hong Kong) in February 2007.

The Subcontractor Registration Scheme (substituted by the Registered Specialist Trade Contractors Scheme on 1 April 2019) was formerly known as the Voluntary Subcontractor Registration Scheme (the “VSRS”), which was introduced by the Provisional Construction Industry Co-ordination Board (the “PCICB”). The PCICB was formed in September 2001 to spearhead industry reform and to pave way for the early formation of the statutory industry coordinating body.

A technical circular issued by the Works Branch of the Development Bureau (then the Environment, Transport and Works Bureau) (“WBDB”) on 14 June 2004 (now subsumed into the Project Administration Handbook for Civil Engineering Works by the Civil Engineering and Development Department) requires that all public works contractors with tenders to be invited on or after 15 August 2004 to employ all subcontractors (whether nominated, specialist or domestic) registered from the respective trades available under the VSRS.

After the Construction Industry Council took over the work of the PCICB in February 2007 and the VSRS in January 2010, the Construction Industry Council launched stage two of the VSRS in January 2013. VSRS was also then renamed Subcontractor Registration Scheme. All subcontractors registered under the VSRS have automatically become registered subcontractors under the Subcontractor Registration Scheme.

With effect from 1 April 2019, the Registered Specialist Trade Contractors Scheme replaced the Subcontractor Registration Scheme. The Registered Specialist Trade Contractors Scheme comprises of two registers: the Register of Specialist Trade Contractors (“RSTC”) and the Register of Subcontractors (“RS”). All subcontractors who are registered under the seven trades namely demolition, concreting formwork, reinforcement bar fixing, concreting, scaffolding, curtain wall and erection of concrete precast component of the Subcontractor Registration Scheme have automatically become Registered Specialist Trade Contractors and no application is required. All subcontractors who are registered under the remaining trades of the Subcontractor Registration Scheme have been retained as registered subcontractors and no application is required. With effect from 1 January 2021, plastering trade was upgraded as the eighth designated trade. All registered subcontractors who are registered under the plastering trade have automatically become Registered Specialist Trade Contractors under the plastering trade (Group 1) and no application is required.

Registered Specialist Trade Contractors within each designated trade are further divided into Group 1 (“Group 1”) or Group 2 (“Group 2”) according to the relevant registration requirements under the Registered Specialist Trade Contractors Scheme fulfilled by them. The tender limits (the “Tender Limits”) for tenders to be invited for subcontractors vary among the different designated trade categories for Group 1. For the designated trade of plastering, the Tender Limits of contracts/subcontracts value up to HK$10 million for Group 1, will be imposed for projects to be invited for tenders on or after 1 January 2022. There are no Tender Limits imposed for Group 2.

Categories of registration

Subcontractors may apply for registration on the Subcontractor Registration Scheme in one or more of 52 trades covering common structural, civil, finishing, electrical and mechanical works and supporting services. The 52 trades further branch out into around 94 specialties, including general demolition, and others (concrete coring and saw cutting) etc. Since 1 April 2019, subcontractors may apply for registration on the RSTC in one or more of the seven designated trades including demolition, reinforcement bar fixing, erection of concrete precast component, concreting formwork, concreting, scaffolding and curtain wall and on the RS in other common civil, building, electrical and mechanical trades. Since 1 January 2021, subcontractors may apply for registration on the RSTC in the designated trade of plastering.

Where a contractor is to subcontract/sub-let part of the public works involving trades available under the Primary Register (a list of companies registered in accordance with the Rules and Procedures for the Primary Register of the Registered Specialist Trade Contractors Scheme) of the Registered Specialist Trade Contractors Scheme, it shall engage all subcontractors (whether nominated, specialist or domestic) who are registered under the relevant trades in the Primary Register of the Registered Specialist Trade Contractors Scheme. Should the subcontractors further subcontract (irrespective of any tier) any part of the public works subcontracted to them involving trades available under the Primary Register of the Registered Specialist Trade Contractors Scheme, the contractor shall ensure that all subcontractors (irrespective of any tier) are registered under the relevant trades in the Primary Register of the Registered Specialist Trade Contractors Scheme.

Requirements for registration under the Registered Specialist Trade Contractors Scheme

Applications for registration under the RS are subject to the following entry requirements:

(a)     completion of at least one job within the last five years as a main contractor/subcontractor in the trades and specialities for which registration is applied or to have acquired comparable experience by itself/its proprietors, partners or directors within the last five years;

(b)    listings on one or more government registration schemes operated by policy bureaus or departments of the Hong Kong Government relevant to the trades and specialties for which registration is sought; and

(c)     the proprietor, partner or director having been employed by a registered subcontractor for at least five years with experience in the trade/specialty applying for and having completed all the modules of the Project Management Training Series for Subcontractors (or equivalent) conducted by the Construction Industry Council; or the company’s proprietor, partner or director having registered as Registered Skilled Worker under the Construction Workers Registration Ordinance for the relevant trade/specialty with at least five years’ experience in the trade/specialty applying for and having completed the Senior Construction Workers Trade Management Course (or equivalent) conducted by the Construction Industry Council.

Applications for registration under the RSTC are subject to a number of requirements based on the relevant trade category and tender limits as detailed in Schedule 2 of the Rules and Procedures for the Register of Specialist Trade Contractors issued by the Construction Industry Council in January 2021.

Validity period of registration and renewal of registration

A registered subcontractor shall apply for renewal within three months before the expiry date of its registration whereas a registered specialist trade contractor shall apply for renewal not earlier than six months but not later than three months before the expiry date of its registration by submitting an application to the Construction Industry Council in a specified format providing information and supporting documents as required to show compliance with the entry requirements. An application for renewal shall be subject to approval by the committee on Registered Specialist Trade Contractors Scheme which oversees the Registered Specialist Trade Contractors Scheme (the “Committee”). If some of the entry requirements covered in an application can no longer be satisfied, the Committee of the Construction Industry Council may give approval for renewal based on those trades and specialties where the requirements are met. An approved renewal as a registered subcontractor shall be valid for three or five years from the expiry of the current registration whereas the approved renewal for a registered specialist trade contractor shall be valid for not less than 36 months after the decision date for that application for renewal.

Codes of Conduct

A registered subcontractor and a registered specialist trade contractor shall observe the Codes of Conduct for Registered Subcontractor (Schedule 8 of the Rules and Procedures for the Primary Register of the Subcontractor Registration Scheme) (the “Codes of Conduct”). Failure to comply with the Codes of Conduct may result in regulatory actions taken by the Committee.

The circumstances pertaining to a registered subcontractor that may call for regulatory actions include, but are not limited to:

(a)     supply of false information when making an application for registration, renewal of registration or inclusion of additional trades;

(b)    failure to give timely notification of changes to the registration particulars;

(c)     serious violations of the registration rules and procedures;

(d)    convictions of senior management staff (including but not limited to proprietors, partners or directors) for bribery or corruption under the Prevention of Bribery Ordinance (Chapter 201 of the Laws of Hong Kong);

(e)     convictions for failure to pay wages on time to workers in accordance with the relevant provisions contained in the Employment Ordinance;

(f)     wilful misconducts that may bring the Subcontractor Registration Scheme (and since 1 April 2019, the Registered Specialist Trade Contractors Scheme) into serious disrepute;

(g)    civil awards/judgments in connection with the violation of or convictions under the relevant sections of the Mandatory Provident Fund Schemes Ordinance;

(h)    convictions under the Factories and Industrial Undertakings Ordinance or Occupational Safety and Health Ordinance in relation to serious construction site safety incidents resulting in one or more of the following consequence: (i) loss of life; or (ii) serious bodily injury resulting in loss or amputation of a limb or had caused or was likely to cause permanent total disability

(i)     conviction of five or more offences under the Factories and Industrial Undertakings Ordinance and/or Occupational Safety and Health Ordinance each arising out of separate incidents in any six months period (according to the date of committing the offence but not the date of conviction), committed by the Registered Subcontractor at each of a construction site under a contract;

(j)     convictions for employment of illegal worker under the Immigration Ordinance; or

(k)    late payment of workers’ wages and/or late payment of contribution under the Mandatory Provident Fund Schemes Ordinance over ten days with solid proof of such late payment of wages and/or contribution.

The circumstances that may lead to regulatory actions be taken against a registered specialist trade contractor include, but are not limited to (a) a petition for winding-up or bankruptcy has been filed against the registered specialist trade contractor or other financial problems; (b) registered specialist trade contractor’s failure to answer queries or provide information relevant to the registration within the prescribed time specified by the committee of the Construction Industry Council; (c) misconduct or suspected misconduct of the registered specialist trade contractor; (d) court conviction or violation of any law by the registered specialist trade contractor, including but not limited to the Factories and Industrial Undertakings Ordinance, Occupational Safety and Health Ordinance, Employment Ordinance, Mandatory Provident Fund Schemes Ordinance, Immigration Ordinance, Prevention of Bribery Ordinance, Construction Industry Council Ordinance, Construction Workers Registration Ordinance; (e) matters of public interest; (f) serious or suspected serious poor performance or other serious causes in any public or private sector works contract; and (g) the registered specialist trade contractor’s failure to comply with any provisions of the Rules and Procedures for the Registered Specialist Trade Contractors Scheme.

Regulatory actions

The Committee may instigate regulatory actions against a registered subcontractor by directing that: (a) written strong direction and/or warning be given to a registered subcontractor; (b) a registered subcontractor to submit an improvement plan with the contents as specified and within a specified period; (c) a registered subcontractor be suspended from registration for a specified duration; or (d) the registration of a registered subcontractor be revoked. The Committee may instigate regulatory actions against a registered specialist trade contractor by directing that: (a) written warning be given to the registered specialist trade contractor; (b) the registered specialist trade contractor be suspended from registration for a specified period; (c) the grouping of a registered specialist trade contractor be changed; or (d) the registration of the registered specialist trade contractor be revoked.

OTHERS

Proposed Security of Payment Legislation (“SOPL”)

The Government has conducted a public consultation on the SOPL for the construction industry to promote fair payment and help main contractors, subcontractors, consultants, sub-consultants and suppliers to receive payment on time for work done and services provided, so as to improve payment practices and provide rapid dispute resolution.

The SOPL will, among others:

•        prohibit “pay when paid” and similar terms in contracts, which refer to provisions in contracts that make payment contingent or conditional on the operation of other contracts or agreements, meaning that payment is conditional on the payer receiving payment from a third party;

•        prohibit payment periods of more than 60 calendar days for interim payments and 120 calendar days for final payments;

•        enable parties who are entitled to progress payments under the terms of a contract covered by the SOPL to claim such payments as statutory payment claims, upon receipt of which the payer has 30 calendar days to serve a payment response, and parties who are entitled to payments under statutory payment claims will be entitled to pursue adjudication if the statutory payment claims are disputed or ignored; and

•        grant parties the right to suspend or reduce the rate of progress of works after either non-payment of an adjudicator’s decision or non-payment of amounts admitted as due.

All contracts and sub-contracts, whether in written or oral form, for (i) government works, under which the Government and specified public entities procure construction and maintenance activities or related services, materials or plant; and (ii) private sector works, under which private entities procure construction activities for new buildings (as defined in the Buildings Ordinance) with a main contract value of over HK$5 million or procure related services, material or plant or supply-only contracts with a contract value of over HK$500,000, will be governed by the SOPL. Where the main contract is covered by the SOPL, all subcontracts (irrespective of tier) will be covered by the SOPL regardless of value. The legislation will not apply to private sector construction works relating to new buildings with a main contract value of less than HK$5 million or related services, material or plant supply-only contracts with a contract value of less than HK$500,000.

The proposed legislation will not apply retrospectively but will apply only to contracts entered on or after a date to be set by or pursuant to the legislation.

The SOPL is designed to assist contractors throughout the contractual chain to ensure cash-flow and access to a swift dispute resolution process. However, there are still uncertainties on the final legislative framework to be submitted to the Legislative Council for consideration and approval.

The Government released a Technical Circular on the Implementation of the Spirit of Security of Payment Legislation in Public Works Contracts (the “Technical Circular”) in October 2021. The Technical Circular sets out the policy on the implementation of the spirit of the SOPL in public works contracts with a view to facilitating timely processing of contract payments and providing an interim mechanism for speedy resolution of payment disputes before the enactment of the SOPL. The scope of contracts covered by theTechnical Circular includes public works contracts, term contracts and related subcontracts tendered (i) on or after December 31, 2021, for tenders to be invited from Group B or Group C contractors on the List of Approved Contractors for Public Works; and (ii) on orafter April 1, 2022, for tenders to be invited from other contractors on the List of Approved Contractors for Public Works or the List of Approved Suppliers of Materials and Specialist Contractors for Public Works.

The implementation date of the proposed SOPL has not been announced, and therefore does not affect our Operating Subsidiary.

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and, as soon as practicable after the prescribed business registration fee and levy are paid, issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be.

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance, where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Tax on dividends

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by the Company.

Capital gains and profit tax

No tax is imposed in Hong Kong in respect to capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession, or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax, which is imposed at the rates of 8.25% on assessable profits up to HKD2,000,000 and 16.5% on any part of assessable profits over HKD2,000,000 on corporations from the year of assessment commencing on or after April 1, 2018. Certain categories of taxpayers (for example, financial institutions, insurance companies, and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong)

Under the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong), the Hong Kong stamp duty currently charged at the ad valorem rate of 0.1% on the higher of the consideration for or the market value of the shares, will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares (in other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of Hong Kong shares). In addition, a fixed duty of HKD5 is currently payable on any instrument of transfer of Hong Kong shares. Where one of the parties is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer (if any) and will be payable by the transferee. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The Personal Data (Privacy) Ordinance (“PDPO”) imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

•        Principle 1 — purpose and manner of collection of personal data;

•        Principle 2 — accuracy and duration of retention of personal data;

•        Principle 3 — use of personal data;

•        Principle 4 — security of personal data;

•        Principle 5 — information to be generally available; and

•        Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense that may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

•        the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

•        if the data user holds such data, to be supplied with a copy of such data; and

•        the right to request correction of any data the individual considers to be inaccurate.

The PDPO criminalizes, including, but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request, and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

MANAGEMENT

Directors and Executive officers	Age	Position
Mr. Tse Shing Fung	39	Chairman of the Board of Directors
Mr. Tse Tsz Tun	35	Director and Chief Executive Officer
Mr. Tsoi Chi Hei	36	Chief Financial Officer
Mr. Lui Po Yuen*	35	Independent Director Appointee
Mr. Man Wing Wa*	37	Independent Director Appointee
Ms. Cheng Shing Yan*	49	Independent Director Appointee
Mr. Lam Ka Shun	39	Project Manager

____________

*        Has agreed to act as our independent director upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

Mr. Tse Shing Fung (“Mr. SF Tse”) has served as the chairman of the board of directors since February 28, 2024. Mr. SF Tse is the founder member of our Operating Subsidiary and he has served as the director of our Operating Subsidiary since its inception on September 11, 2018. Mr. SF Tse, together with Mr. TT Tse, are jointly responsible for the overall management, formulation of business strategies, project management and day-to-day management of the operations of our Group. Mr. SF Tse has over 20 years of experience in the wet trades work industry in Hong Kong. Prior to the formation of our Operating Subsidiary, Mr. SF Tse worked as a project manager at Eric Tse Cement Works Co., Ltd. from June 2004 to August 2018. Mr. SF Tse completed his secondary education in Australia in December 2003. Mr. SF Tse is the elder brother of Mr. TT Tse, another director of the Company.

Mr. Tse Tsz Tun (“Mr. TT Tse”) has served as our director since February 28, 2024 and is our chief executive officer. Mr. TT Tse has also served as the director of our Operating Subsidiary since July 2, 2019. Mr. TT Tse, together with Mr. SF Tse, are jointly responsible for the overall management, formulation of business strategies, project management and day-to-day management of the operations of our Group. Mr. TT Tse has over 10 years of experience in the wet trades work industry in Hong Kong. Prior to joining our Operating Subsidiary, Mr. TT Tse worked as a quantity surveyor manager at Eric Tse Cement Works Co., Ltd. from September 2011 to August 2018. Mr. TT Tse obtained a Bachelor of Arts with Honours in Business Management from the University of Winchester in 2011. Mr. TT Tse has also attended and completed the Safety Supervisor (Construction) Course conducted by the Occupational Safety and Health Management Institute in August 2017. Mr. TT Tse is the younger brother of Mr. SF Tse, another director of the Company.

Mr. Tsoi Chi Hei (“Mr. Tsoi”) is our chief financial officer. Mr. Tsoi also served as the chief financial officer of our Operating Subsidiary since December 1, 2023. Mr. Tsoi is a member of the Hong Kong Institute of Certified Public Accountants since March 2014 and has over 10 years of experience in in auditing, accounting and financial management. Mr. Tsoi has worked in a number of accounting firms as an auditor, including working in Shinewing (HK) CPA Limited from July 2012 to December 2014 with his last position as senior accountant and KPMG from December 2014 to January 2017 with his last position as manager. Mr. Tsoi has served as the company secretary of Noble Engineering Group Holdings Limited (stock code: 8445), a company listed on the GEM of the Stock Exchange of Hong Kong Limited, since January 2017, a position which he holds today. Mr. Tsoi obtained a Bachelor of Accountancy from The Hong Kong Polytechnic University in November 2010.

Mr. Lui Po Yuen (“Mr. Lui”) will serve as our independent director upon effectiveness of our registration statement on Form F-1 of which this prospectus is a part, and will be a chairman of the audit committee and a member of the nominating and corporate governance committee and compensation committee of Masonglory. Mr. Lui has over 10 years of experience in the field of auditing, accounting and financial management. Mr. Lui has assumed senior positions at numerous accounting firms in Hong Kong, including one of the big four international accounting firms in Hong Kong. Mr. Lui has also previously served as the financial controller of Winwind Corporate Services Limited, an indirect wholly owned subsidiary of Oshidori International Holdings Limited (stock code: 622), a company listed on the Stock Exchange of Hong Kong Limited. Mr. Lui obtained a Bachelor of Business Administration with Honours in Accountancy in July 2010. Mr. Lui is a fellow member of the Hong Kong Institute of Certified Public Accountants and a CFA Charterholder of the CFA Institute.

Mr. Man Wing Wa (“Mr. Man”) will serve as our independent director upon effectiveness of our registration statement on Form F-1, of which this prospectus is a part, and will be a chairman of the compensation committee and a member of the audit committee and nominating and corporate governance committee of Masonglory. Mr. Man has over 10 years of experience in the wet trades work industry in Hong Kong. Mr. Man worked as a quantity surveyor manager at Eric Tse Cement Works Co., Ltd. since May 2013. Mr. Man obtained a Bachelor of Business Administration in Management from the Open University of Hong Kong (currently known as the Hong Kong Metropolitan University) in November 2010. Mr. Man has also attended and completed the Construction Safety Supervisor Course conducted by the Construction Industry Council in February 2015.

Ms. Cheng Shing Yan (“Ms. Cheng”) will serve as our director upon effectiveness of our registration statement on Form F-1, of which this prospectus is a part, and will be a chairman of the nominating and corporate governance committee and a member of the audit committee, nominating and corporate governance committee and compensation committee of Masonglory. Ms. Cheng has over 20 years of experience in the field of auditing, accounting and financial management. Ms. Cheng has assumed senior positions at numerous accounting firms in Hong Kong, including one of the big four international accounting firms in Hong Kong. Ms. Cheng has served as the joint company secretary of China New Consumption Group Limited, a company listed on GEM of the Stock Exchange of Hong Kong Limited, since December 2023, and the independent non-executive director of Easy Smart Group Holdings Limited, a company listed on GEM of the Stock Exchange of Hong Kong Limited (stock code: 2442), since April 2023. Ms. Cheng has also previously served as the independent non-executive director of Kwong Luen Engineering Holdings Limited (stock code: 1413), Putian Communication Group Limited (stock code: 1720) and China Shenghai Food Holdings Company Limited (now known as Gaodi Holdings Limited) (Stock code: 1676), all of which are listed on the Main Board of the Stock Exchange of Hong Kong Limited. Ms. Cheng is a fellow member of the Hong Kong Institute of Certified Public Accountants, a fellow of the Association of Chartered Certified Accountants, an associate of Hong Kong Chartered Governance Institute and an associate of The Chartered Governance Institute.

Mr. Lam Ka Shun (“Mr. Lam”) has served as our project manager since February 28, 2024. Mr. Lam has also served as the contract manager of our Operating Subsidiary since December 1, 2023. Mr. Lam has over 15 years of experience in the wet trades work industry in Hong Kong. Prior to joining our Operating Subsidiary, Mr. Lam worked at Eric Tse Cement Works Co., Ltd. from February 2008 to November 2023 with his last position as quantity surveyor manager. Mr. Lam obtained a Bachelor of Business (Marketing) and Master of Business (Marketing) from the Queensland University of Technology in September 2007 and August 2008, respectively. Mr. Lam has also attended and completed the Construction Safety Supervisor Course conducted by the Construction Industry Council in June 2017.

Family Relationships

Save as disclosed above, none of our directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Employment Agreements and Indemnification Agreements

We intend to enter into employment agreements with each of our executive officers. Under these agreements, each of our executive officers will be employed for a specified time period. We may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate an executive officer’s employment without cause upon 30 days’ advance written notice. In such case of termination by us, we will provide severance payments to the executive officer as expressly required by applicable law of the jurisdiction where the executive officer is based. The executive officer may resign at any time with 30 days’ advance written notice.

Each executive officer has agreed to hold, at all times during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information, or the confidential or proprietary information disclosed to the executive officer by or obtained by the executive officer from us either directly or indirectly in writing, orally, or otherwise, if specifically indicated to be confidential or reasonably expected to be confidential.

We intend to enter into agreements with all directors whose service will begin upon the effectiveness of the registration statement of which this prospectus forms a part. Pursuant to the agreements, each director has agreed to attend and participate in such number of meetings of the Board of Directors and of the committees of which he or she may become a member as regularly or specially called and will agree to serve as a director for a year and be up for re-election each year at our annual shareholder meeting. The directors’ services will be compensated by cash under the agreement in an amount determined by the board of directors.

We intend to enter into indemnification agreements with each of our executive directors and executive officers. Under these agreements, we agree to indemnify them against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

The board of directors will consist of five directors, comprising two executive directors and three independent directors, upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. A director is not required to hold any shares in our Company to qualify to serve as a director. Subject to making appropriate disclosures to the board of directors in accordance with our Amended and Restated Memorandum and Articles, a director may vote with respect to any contract, proposed contract, or arrangement in which he or she is interested; in voting in respect to any such matter, such director should take into account his or her directors duties. A director may exercise all the powers of the company to borrow money; mortgage its business, property, and uncalled capital; and issue debentures or other securities whenever money is borrowed or as security for any obligation of the Company or of any third party.

Board Diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our board of directors, including, but not limited to, gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity, and length of service. The ultimate decision of the appointment will be based on merit and the contribution that the selected candidates will bring to our board of directors.

Our directors have a balanced mix of knowledge and skills. We will have three independent directors with different industry backgrounds, representing a majority of the members of our board of directors. Our board of directors is well balanced and diversified in alignment with our business development and strategy.

Committees of the Board of Directors

We have to establish an audit committee, a compensation committee, and a nominating and corporate governance committee under the board of directors and have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee

Concurrent with the listing of the Shares on Nasdaq, our audit committee will consist of Mr. Lui, Mr. Man and Ms. Cheng, and will be chaired by Mr. Lui. We have determined that each of these three director nominees satisfies the “independence” requirements of the Nasdaq listing rules and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Mr. Lui qualifies as an “audit committee financial expert.” The audit committee will oversee our accounting and financial reporting processes and the audits of our financial statements. The audit committee will be responsible for, among other things:

•        selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

•        reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s responses;

•        reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•        discussing the annual audited financial statements with management and the independent registered public accounting firm;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

•        annually reviewing and reassessing the adequacy of our audit committee charter;

•        meeting separately and periodically with management and the independent registered public accounting firm;

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and

•        reporting regularly to the board of directors.

Compensation Committee

Concurrent with the listing of the Shares on Nasdaq, our compensation committee will consist of Mr. Lui, Mr. Man and Ms. Cheng, and it will be chaired by Mr. Man. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq listing rules. The compensation committee assists the board of directors in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our Chief Executive Officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee will be responsible for, among other things:

•        reviewing and approving, or recommending to the board of directors for its approval, the compensation for our Chief Executive Officer and other executive officers;

•        reviewing and recommending to the board of directors for determination with respect to the compensation of our non-employee directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs, or other similar arrangements; and

•        selecting a compensation consultant, legal counsel, or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee

Concurrent with the listing of the Shares on Nasdaq, our nominating and corporate governance committee will consist of Mr. Lui, Mr. Man and Ms. Cheng, and it will be chaired by Ms. Cheng. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq listing rules. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board of directors and its committees. The nominating and corporate governance committee will be responsible for, among other things:

•        recommending nominees to the board of directors for election or re-election to the board of directors or for appointment to fill any vacancy on the board of directors;

•        reviewing annually with the board of directors the current composition of the board of directors in regard to characteristics such as independence, knowledge, skills, experience, expertise, diversity, and availability of service to us;

•        selecting and recommending to the board of directors the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

•        developing and reviewing the corporate governance principles adopted by the board of directors and advising the board of directors with respect to significant developments in the law, practice of corporate governance, and our compliance with such laws and practices; and

•        evaluating the performance and effectiveness of the board of directors as a whole.

Board Oversight of Cybersecurity Risks

The board of directors plays an active role in monitoring cybersecurity risks and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on our operations. In addition to regular reports from each of the board’s committees, the board receives regular reports from our management on material cybersecurity risks and the degree of our exposure to those risks, including in connection with our clients, service suppliers and other service providers. While the board of directors oversees our cybersecurity risk management, management is responsible for day-to-day risk management processes. Management also works with third party service providers, i.e., software companies who provide software and antivirus support to the Company to ensure appropriate controls are in place and to regularly monitor network activities. We believe this division of responsibilities is the most effective approach for addressing our cybersecurity risks and that our board leadership structure supports this approach.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

•        Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•        Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640), and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our Company, including a duty of loyalty, a duty to act honestly, and a duty to act in good faith in what they consider to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances.

In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association as may be amended from time to time. Our Company has a right to seek damages against any director who breaches a duty owed to us.

The functions and powers of our Board of Directors include, among others:

•        convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of officers; and

•        exercising the borrowing powers of our Company and mortgaging the property of our Company.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the board of directors. Our directors are not subject to a term of office and hold office until their resignation, death or incapacity, or until their respective successors have been elected and qualified or until his or her office is otherwise vacated in accordance with our amended and restated articles of association.

A director will also be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) dies or is found to be or becomes of unsound mind, (iii) resigns his office by notice in writing, (iv) without special leave of absence from our board of directors, is absent from meetings of our board of directors for a continuous period of six months, or (v) is removed from office pursuant to any other provisions of our Amended and Restated Memorandum and Articles.

Interested Transactions

Interested director transactions are governed by the terms of a company’s Amended and Restated Memorandum and Articles.

A director may, subject to any separate requirement for audit committee approval under applicable law, the Amended and Restated Memorandum and Articles or the Nasdaq listing rules, or disqualification by the chairman of the relevant board meeting, vote in respect of certain contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Limitation on Liability and Other Indemnification Matters

Cayman Islands law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our Amended and Restated Memorandum and Articles to be adopted upon the closing of this offering, we may indemnify our directors and officers to, among other persons, our directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

Compensation of Directors and Executive Officers

For the six months ended September 30, 2024, we paid an aggregate of HK$408,000 (approximately US$52,308) and HK$126,000 (approximately US$16,154), respectively, in cash (including salaries and mandatory provident fund) to our directors and executive officers. For the fiscal years ended March 31, 2024 and 2023, we paid an aggregate of HK$900,000 (approximately US$115,385) and HK$789,000 (approximately US$101,154), respectively, in cash (including salaries and mandatory provident fund) to our directors and executive officers. The Operating Subsidiary is required by law to contribute amounts equal to certain percentages of each employee’s salary for his or her mandatory provident fund. We have not made any agreements with our directors or executive officers to provide benefits upon termination of employment.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of March 31, 2024 and 2023, we had no outstanding equity awards.

RELATED-PARTY TRANSACTIONS

Before the completion of this offering, we intend to adopt an audit committee charter, which will require the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the audit committee.

Set forth below are the related party transactions of the Company that occurred during the past three fiscal years up to the date of this prospectus.

Leases

	For the six months ended September 30, 2024	For the years ended March 31,
		2024	2023
	USD	USD	USD
Office rental to related parties
Parents of the Mr. Tse Shing Fung and Mr. Tse Tsz Tun	6,154	12,308	12,308
Total(1)	6,154	12,308	12,308

____________

(1)      The office rental expenses were paid/ payable to, namely, the parents of our directors, Mr. TT Tse and Mr. SF Tse, related to payments for our Hong Kong office lease.

Due to related parties

	As of September 30, 2024	As of March 31,
		2024	2023
	USD	USD	USD
Due to related parties
Mr. Tse Shing Fung	984,732	1,559,202	597,920
Mr. Tse Tsz Tun	984,731	1,559,201	597,919
Total(1)	1,969,463	3,118,403	1,195,839

____________

(1)      The amounts due to related parties during the relevant periods were advances from our directors, Mr. TT Tse and Mr. SF Tse, which are unsecured and interest-free with no specific repayment terms. The amounts due will be settled before Listing.

Share transactions

The following share transactions involving our related parties were completed as part of the reorganization of the Gorup for the purpose of this offering:

(1)    Subsequent to the transfer of one (1) Ordinary Share by an initial subscriber, an independent third party, to Mr. TT Tun on February 21, 2024, one (1) Ordinary Share was allotted and issued to Mr. TS Fung on February 29, 2024 at a consideration of US$0.0001. After the said allotment and issuance of Ordinary Share, Masonglory became jointly owned by Mr. TT Tun and Mr. TS Fung, the Controlling Shareholders.

(2)    On March 25, 2024, each of the Controlling Shareholders entered into a sale and purchase agreement with Fung & Tun Limited, a company incorporated under the laws of the BVI and jointly owned by the Controlling Shareholders (each holding one (1) Ordinary Share), pursuant to which the Controlling Shareholders sold, and Fung & Tun Limited purchased from the Controlling Shareholders a total of two (2) Ordinary Shares (representing the entire issued share capital of the Company), at an aggregate consideration of US$0.0002. After the acquisition, Fung and Tun Limited became the sole shareholder of Masonglory;

(3)    On March 25, 2024, each of the Controlling Shareholders entered into a sale and purchase agreement with Masonglory, pursuant to which the Controlling Shareholders sold, and Masonglory purchased from the Controlling Shareholders a total of two (2) Ordinary Shares of Masonglory (BVI) (representing the entire issued share capital of Masonglory (BVI)), at an aggregate consideration of US$0.0002. After the acquisition, Fung and Tun Limited, via its direct holding in Masonglory, became the ultimate holding company of the Operating Subsidiary; and

(4)    On June 14, 2024, in anticipation of the allotment and issuance of Ordinary Shares to Vision Win Enterprises Limited and Main Works International Limited and for the purpose of preserving the majority ownership of Fung and Tun Limited in Masonglory, Masonglory allotted and issued 11,499,998 Ordinary Shares at par value of US$0.0001 per Ordinary Share, credited as fully-paid in its share capital, to Fung & Tun Limited. After the said allotment and issuance of Ordinary Shares, Fung & Tun Limited held 92% of the Ordinary Shares in Masonglory.

Policies and Procedures for Related-Party Transactions

Our board of directors has created an audit committee in connection with this offering that will be tasked with review and approval of all related-party transactions.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Ordinary Shares. The following table assumes that none of our officers, directors, or 5% or greater beneficial owners of our Ordinary Shares will purchase shares in this offering. In addition, the following table assumes that the over-allotment option has not been exercised. Holders of our Ordinary Shares are entitled to one vote per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him or her, subject to applicable community property laws.

	Ordinary Shares beneficially owned prior to this offering		Ordinary Shares beneficially held immediately after this offering
Name of Beneficial Owner	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares
Directors, director nominees, and executive officers
Mr. Tse Shing Fung(1)(3)(4)	11,500,000	92%	11,500,000	82%
Mr. Tse Tsz Tun(1)(3)(5)	11,500,000	92%	11,500,000	82%
Mr. Tsoi Chi Hei(1)	—	—	—	—
Mr. Lui Po Yuen(1)(2)	—	—	—	—
Mr. Man Wing Wa(1)(2)	—	—	—	—
Ms. Cheng Shing Yan(1)(2)	—	—	—	—
Mr. Lam Ka Shun(1)	—	—	—	—
5% or greater shareholders
Mr. Tse Shing Fung(1)(3)(4)	11,500,000	92%	11,500,000	82%
Mr. Tse Tsz Tun(1)(3)(5)	11,500,000	92%	11,500,000	82%
Fung & Tun Limited(6)	11,500,000	92%	11,500,000	82%

As of the date of this prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States.

____________

(1)      Except as otherwise indicated below, the business address for our directors and executive officers is at Room 8, 25/F, CRE Centre, 889 Cheung Sha Wan, Kowloon, Hong Kong.

(2)      Each of Mr. Lui Po Yuen, Mr. Man Wing Wa and Ms. Cheng Shing Yan will serve as our director upon the effectiveness of our registration statement on Form F-1 of which this prospectus is a part.

(3)      Mr. SF Tse and Mr. TT Tse, our executive directors and controlling shareholders, are brothers. Mr. SF Tse and Mr. TT Tse do not share the same household nor beneficial ownership over the Ordinary Shares the other owns.

(4)      Mr. SF Tse a director of the Company, owns 50% of the equity interests in Fung & Tun Limited.

(5)      Mr. TT Tse a director of the Company, owns 50% of the equity interests in Fung & Tun Limited.

(6)      Fung & Tun Limited is controlled by Mr. SF Tse and Mr. TT Tse. Pursuant to Section 13(d) of the Exchange Act and the rules promulgated thereunder, Mr. SF Tse and Mr. TT Tse may be deemed to have voting and investment power with respect to the 11,500,000 Ordinary Shares held by Fung & Tun Limited. The registered address of Fung & Tun Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

DESCRIPTION OF SHARE CAPITAL

A copy of our Amended and Restated Memorandum and Articles is filed as an exhibit to the registration statement of which this prospectus is a part.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and, upon completion of this offering, our affairs will be governed by our Amended and Restated Memorandum and Articles, the Companies Act and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 500,000,000 Ordinary Shares, par value US$0.0001 each.

As of the date immediately prior to this offering, 12,500,000 Ordinary Shares of par value US$0.0001 per share were issued, fully paid and outstanding. Upon completion of this offering, we will have 14,000,000 Ordinary Shares issued and outstanding, assuming the Underwriter does not elect to exercise their option to purchase additional Ordinary Shares from us.

Our Amended and Restated Memorandum and Articles

Assuming that we obtain the requisite shareholder approval, we will adopt our Amended and Restated Memorandum and Articles which will become effective and replace our current memorandum and articles of association in its entirety immediately prior to the completion of this offering. The following description of our share capital and provisions of our Amended and Restated Memorandum and Articles are summaries and do not purport to be complete.

Objectives of Our Company

Under our Amended and Restated Memorandum and Articles, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares

Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our Amended and Restated Memorandum and Articles provide that the directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or the credit standing in our Company’s share premium account or as otherwise permitted by the Companies Act, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid.

Voting Rights

Subject to any rights and restrictions attached to any shares, on a show of hands every shareholder present in person and every person representing a shareholder by proxy shall, at a general meeting of the Company, each have one vote and on a poll every shareholder and every person representing a shareholder by proxy shall have one vote for each ordinary share of which he or the person represented by proxy is the holder. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our Amended and Restated Memorandum and Articles. Holders of the Ordinary Shares may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Amended and Restated Memorandum and Articles provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by a majority of our board of directors. Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of all votes attaching to all of our shares in issue and entitled to vote.

The Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles provide that upon the requisition of shareholders representing, as at the date of the deposit of the requisition, in aggregate not less than one-third of the votes attaching to the issued and outstanding shares of our Company that as at the date of the deposit entitled to vote at general meetings, our chairman or board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Liquidation

On the winding up of our Company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our Company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time or times of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. We may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our profits, out of the share premium account, or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

If at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our Company is being wound-up, may be varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or series or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares

Our amended and restated memorandum of association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Declaration of Interest

Pursuant to our Amended and Restated Memorandum and Articles, a director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our Company shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the listing rules of the designated stock exchange and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

Compensation

Under the Amended and Restated Memorandum and Articles, the remuneration of the directors may be determined by our directors.

Borrowing Powers

Our directors may from time to time at their discretion exercise all the powers of the Company to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of our Company or of any third party.

Qualification of directors

There is no shareholding qualification for directors nor is there any specified age limit for directors.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our corporate records (except for the Amended and Restated Memorandum and Articles of Association of our Company, any special resolutions passed by our Company and the register of mortgages and charges of our Company). However, we will provide our shareholders with annual audited financial statements.

Certain Cayman Islands Company Considerations

Exempted Company.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•        does not have to file an annual return of its shareholders with the Registrar of Companies;

•        is not required to open its register of members for inspection;

•        does not have to hold an annual general meeting;

•        may issue negotiable or bearer shares or shares with no par value;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number representing seventy-five per cent in value of the creditors or class of creditors, or is approved by seventy-five per cent in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of not less than 90.0% in value of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•        a company acts or proposes to act illegally or ultra vires;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•        those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we intend to enter into indemnification agreements with our directors and executive officers prior to the completion of this offering, that provide such persons with additional indemnification beyond that provided in our Amended and Restated Memorandum and Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Resolution

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our articles of association provide that any ordinary or special resolution of shareholders and any other action that may be taken by the shareholders at a meeting may also be taken by a resolution consented to in writing, without the need for any notice, by all shareholders who would have been entitled to attend and vote at a meeting called for the purpose of passing such a resolution or taking any other action.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow our shareholders holding at the date of deposit of requisition shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our Company that as at the date of the deposit entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our chairman or board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders’ annual general meetings. See “Our Memorandum and Articles of Association-General Meetings of Shareholders.” for more information on the rights of our shareholders’ rights to put proposals before the annual general meeting.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, directors may be removed by the affirmative vote of two-thirds of the directors then in office (except with regard to the removal of the chairman, who may be removed from office by the affirmative vote of all directors) or by an ordinary resolution (except with regard to the removal of the chairman, who may be removed from office by special resolution) of our shareholders. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; or (iv) is removed from office pursuant to any other provisions of our Amended and Restated Memorandum and Articles.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our articles of association, our Company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Amended and Restated Memorandum and Articles, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by our Amended and Restated Memorandum and Articles of on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering (Amendment) Regulations of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

•        the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

•        the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

•        the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you believe your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Cayman Islands Economic Substance

The Cayman Islands enacted the ES Act together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. Under the ES Act, if a company is considered to be a “relevant entity” and is conducting one or more of the nine “relevant activities” then that company will be required to comply with the economic substance requirements in relation to the relevant activity from 1 July 2019. All companies whether a relevant entity or not is required to file an annual report in the Cayman Islands with the Companies Registry confirming whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

Listing

We have applied to have the Shares listed on the Nasdaq Capital Market under the symbol “MSGY.” We cannot guarantee that we will be successful in listing our Ordinary Shares on the Nasdaq Capital Market; however, we will not complete this offering unless we are listed on the Nasdaq Stock Market.

Transfer Agent

The transfer agent of our Ordinary Shares is Vstock Transfer, LLC located at 18 Lafeyette Place, Woodmere, New York 11593.

History of Securities Issuance

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Ordinary Shares
Harneys Fiduciary (Cayman) Limited	February 21, 2024	1	USD 0.0001
Tse Shing Fung	February 29, 2024	1	USD 0.0001
Fung & Tun Limited	June 14, 2024	11,499,998	USD 1,145.00
Vision Win Enterprises Limited	June 14, 2024	500,000	HK$ 640,000
Main Works International Limited	June 14, 2024	500,000	HK$ 640,000

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there was no established public market for our Ordinary Shares, and while we intend to apply for approval to have the Shares listed on the Nasdaq Capital Market, we cannot assure you that a liquid trading market for the Ordinary Shares will develop or be sustained after this offering. Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our Ordinary Shares, including Ordinary Shares issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our Ordinary Shares and our ability to raise equity capital in the future.

Upon the Closing Date, we will have 14,000,000 outstanding Ordinary Shares, assuming no exercise of the underwriters’ Over-Allotment Option. Of that amount, 1,500,000 Ordinary Shares will be publicly held by investors participating in this offering, and Ordinary Shares will be held by our existing shareholders, some of whom may be our affiliates as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our affiliates in the United States without restriction or further registration under the Securities Act. Ordinary Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The Ordinary Shares issued and outstanding prior to this offering are restricted securities, as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

In general, persons who have beneficially owned restricted Ordinary Shares for at least six months, and any affiliate of the Company who owns either restricted or unrestricted securities, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

Non-Affiliates

Any person who is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a seller may sell an unlimited number of restricted securities under Rule 144 if:

•        the restricted securities have been held for at least six months, including the holding period of any prior owner other than one of our affiliates;

•        we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale; and

•        we are current in our Exchange Act reporting at the time of sale.

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell an unlimited number of restricted securities without regard to the length of time we have been subject to Exchange Act periodic reporting or whether we are current in our Exchange Act reporting.

Affiliates

Persons seeking to sell restricted securities who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to the restrictions described above. They are also subject to additional restrictions, by which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three months period only that number of securities that does not exceed the greater of either of the following:

•        1% of the number of Ordinary Shares then outstanding, which will equal approximately Ordinary Shares immediately after the Closing Date based on the number of Ordinary Shares outstanding as of March 31, 2023; or

•        the average weekly trading volume of our Ordinary Shares in the form of Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Additionally, persons who are our affiliates at the time of, or any time during the three months preceding, a sale may sell unrestricted securities under the requirements of Rule 144 described above, without regard to the six months holding period of Rule 144, which does not apply to sales of unrestricted securities.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers, or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until 90 days after the date of this prospectus before selling any such shares. However, the Rule 701 shares would remain subject to lock-up arrangements as described below and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates, or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director of may resell their restricted shares in an “offshore transaction” under Regulation S if:

•        none of the shareholder, its affiliate, nor any person acting on their behalf engages in directed selling efforts in the United States, and

•        in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee, or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

Lock-up Agreements

We, including any successor entities, our directors, executive officers, and holders of Ordinary Shares as of the effective date of the registration statement (and all holders of securities exercisable for or convertible into Ordinary Shares) have agreed, subject to limited exceptions, not to offer; pledge; announce the intention to sell; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares or such other securities for a period of 180 days after the Closing Date, without the prior written consent of the representative. See “Underwriting.”

MATERIAL INCOME TAX CONSIDERATIONS

The following summary of the material Cayman Islands, Hong Kong and U.S. federal income tax consequences of an investment in the Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Shares, such as the tax consequences under state, local and other tax laws. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Harney Westwood & Riegels, our Cayman Islands counsel. To the extent that the discussion relates to matters of Hong Kong tax law, it represents the opinion of our Hong Kong counsel. To the extent that the discussion relates to matters of U.S. Federal Income Taxation, it represents the opinion of CFN Lawyers LLC, our U.S. counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments.

No stamp duty is payable in the Cayman Islands on transfer of shares of Cayman Islands companies except for those which hold interests in land in the Cayman Islands. The Cayman Islands enacted the ES Act together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. Under the ES Act, if a company is considered to be a “relevant entity” and is conducting one or more of the nine “relevant activities” then that company will be required to comply with the economic substance requirements in relation to the relevant activity from 1 July 2019. All companies whether a relevant entity or not is required to file an annual report in the Cayman Islands with the Companies Registry confirming whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

Hong Kong Profits Taxation

Our subsidiary incorporated in Hong Kong was subject to 16.5% Hong Kong profits tax on their taxable income assessable profits generated from operations arising in or derived from Hong Kong for the year of assessment of 2023/2024 and 2022/2023. As from year of assessment of 2020/2021 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000 and 16.5% on any part of assessable profits over HK$2,000,000. Under Hong Kong tax laws, our Hong Kong subsidiary is exempted from Hong Kong income profits tax on its foreign-derived income profits. In addition, payments of dividends from our Hong Kong subsidiary to us are not subject to any tax withholding in Hong Kong.

Certain Mainland China Tax Laws and Regulations Considerations

The Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income (“Double Tax Avoidance Arrangement”)

The National People’s Congress of the PRC enacted the Enterprise Income Tax Law, which became effective on January 1, 2008 and last amended on December 29, 2018. According to Enterprise Income Tax Law and the Regulation on the Implementation of the Enterprise Income Tax Law, or the Implementing Rules, which became effective on January 1, 2008 and further amended on April 23, 2019, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in Mainland China to its foreign enterprise investors are subject to a 10% withholding tax, unless any such foreign enterprise investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a preferential withholding arrangement. According to the Notice of the SAT on Negotiated Reduction of Dividends and Interest Rates issued on January 29, 2008, revised on February 29, 2008, and the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income, or Double Tax Avoidance Arrangement, the withholding tax rate in respect of the payment of dividends by a Mainland China enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the Mainland China enterprise and certain other conditions are met, including: (i) the Hong Kong enterprise must directly own the required percentage of equity interests and voting rights in the Mainland China resident enterprise; and (ii) the Hong Kong enterprise must have directly owned such required percentage in the Mainland China resident enterprise throughout the 12 months prior to receiving the dividends. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such Mainland China tax authorities may adjust the preferential tax treatment; and based on the Announcement on Certain Issues with Respect to the “Beneficial Owner” in Tax Treaties issued by the SAT on February 3, 2018 and effective from April 1, 2018, if an applicant’s business activities do not constitute substantive business activities, it could result in the negative determination of the applicant’s status as a “beneficial owner”, and consequently, the applicant could be precluded from enjoying the above-mentioned reduced income tax rate of 5% under the Double Tax Avoidance Arrangement.

We conduct our operations solely in Hong Kong through the Operating Subsidiary incorporated in Hong Kong, without any operation, subsidiary or VIE structure in Mainland China. None of our subsidiaries directly or indirectly holds any interests in any enterprises in Mainland China, and all of our revenues and profits are generated by the Operating Subsidiary in Hong Kong. We believe that, neither the Company, nor its subsidiaries, are subject to Enterprise Income Tax Law, Double Tax Avoidance Arrangement or any Mainland Chinese taxation law and regulations, nor these law and regulations have any impact on our business, operations or this offering.

Enterprise Income Tax Law

The Enterprise Income Tax Law and the Implementing Rules impose a uniform 25% enterprise income tax rate to both foreign invested enterprises and domestic enterprises in Mainland China, except where tax incentives are granted to special industries and projects. Under the Enterprise Income Tax Law, an enterprise established outside PRC with “de facto management bodies” within Mainland China is considered a “resident enterprise” for Mainland China enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. The Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies promulgated by the SAT and last amended on December 29, 2017 and the Announcement of the State Administration of Taxation on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions promulgated by the SAT on January 29, 2014 set out the standards used to classify certain Chinese invested enterprises controlled by Mainland China enterprises or Mainland China enterprise groups and established outside of China as “resident enterprises”, which also clarified that dividends and other income paid by such Mainland China “resident enterprises” will be considered Mainland China source income and subject to Mainland China withholding tax, currently at a rate of 10%, when paid to non-Mainland China enterprise shareholders. This notice also subjects such Mainland China “resident enterprises” to various reporting requirements with the Mainland China tax authorities. Under the Implementing Rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

On October 17, 2017, the SAT issued the Bulletin on Issues Concerning the Withholding of Non-PRC Resident Enterprise Income Tax at Source, or Bulletin 37, which replaced the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, issued by the SAT, on December 10, 2009, and partially replaced and supplemented by the rules under the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Bulletin 7, issued by the SAT, on February 3, 2015. Under Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. In respect of an indirect offshore transfer of assets of a Mainland China establishment, the relevant gain is to be regarded as effectively connected with the Mainland China establishment and therefore included in its enterprise income tax filing, and would consequently be subject to enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immoveable properties in China or to equity investments in a PRC resident enterprise, which is not effectively connected to a Mainland China establishment of a non-resident enterprise, a PRC enterprise income tax at 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments bears the withholding obligation. Pursuant to Bulletin 37, the withholding party shall declare and pay the withheld tax to the competent tax authority in the place where such withholding party is located within 7 days from the date of occurrence of the withholding obligation. Both Bulletin 37 and Bulletin 7 do not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.

We conduct our operations solely in Hong Kong through the Operating Subsidiary incorporated in Hong Kong, without any operation, subsidiary or VIE structure in Mainland China. None of our subsidiaries directly or indirectly holds any interests in any enterprises in Mainland China, and all of our revenues and profits are generated by the Operating Subsidiary in Hong Kong. We believe that, neither the Company, nor its subsidiaries, are subject to Enterprise Income Tax Law, Double Tax Avoidance Arrangement or any Mainland Chinese taxation law and regulations, nor these law and regulations have any impact on our business, operations or this offering.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of the Shares by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase the Shares pursuant to this offering and hold the Shares as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions; insurance companies; dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes; tax-exempt entities or governmental organizations; retirement plans; regulated investment companies; real estate investment trusts; grantor trusts; brokers, dealers, or traders in securities, commodities, currencies, or notional principal contracts; certain former citizens or long-term residents of the United States; persons who hold our Ordinary Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or integrated investment; persons that have a “functional currency” other than the U.S. dollar; persons that own directly, indirectly, or through attribution 10% or more of the voting power of our Ordinary Shares; corporations that accumulate earnings to avoid U.S. federal income tax; partnerships and other pass-through entities; and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift, or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our Ordinary Shares who is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons has the authority to control all of its substantial decisions, or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Ordinary Shares, the U.S. federal income tax consequences relating to an investment in such Ordinary Shares will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership, and disposition of our Ordinary Shares.

Persons considering an investment in the Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership, and disposition of our Ordinary Shares, including the applicability of U.S. federal, state, and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company (“PFIC”) Consequences

In general, a corporation organized outside the United States will be treated as a PFIC for any taxable year in which either (i) at least 75% of its gross income is “passive income” (“PFIC income test”), or (ii) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income (“PFIC asset test”). Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash (even if held as working capital or raised in a public offering) marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although PFIC status is determined on an annual basis and generally cannot be determined until the end of a taxable year, based on the nature of our current and expected income and the current and expected value and composition of our assets, we do not presently expect to be a PFIC for our current taxable year or the foreseeable future. However, there can be no assurance given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position.

If we are a PFIC in any taxable year during which a U.S. Holder owns our Ordinary Shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our Ordinary Shares; and (ii) any gain recognized on a sale, exchange, or other disposition, including a pledge, of our Ordinary Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our Ordinary Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds such Ordinary Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our Ordinary Shares. If the election is made, the U.S. Holder will be deemed to sell our Ordinary Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Ordinary Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and one of our non-U.S. subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Any of our non-U.S. subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and, accordingly, cannot be classified as lower-tier PFICs. However, non-U.S. subsidiaries that have not made the election may be classified as a lower-tier PFIC if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our Ordinary Shares if a valid “mark-to-market” election is made by the U.S. Holder for our Ordinary Shares. An electing U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of our Ordinary Shares held at the end of such taxable year over the adjusted tax basis of such Ordinary Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Ordinary Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our Ordinary Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange, or other disposition of our Ordinary Shares in any taxable year in which we are a PFIC would be treated as ordinary income, and any loss from such sale, exchange, or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income test or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above, and any gain or loss recognized on the sale or exchange of the Ordinary Shares would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.

The Shares will be marketable stock as long as they remain listed on the Nasdaq Capital Market and are regularly traded. A mark-to-market election will not apply to the Ordinary Shares for any taxable year during which we are not a PFIC, but it will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the Ordinary Shares.

Our Company and all distributions, interest, and other amounts paid by us in respect to our shares to persons who are not resident in the Cayman Islands are exempt from all provisions of the Income Tax Ordinance in the Cayman Islands. No estate, inheritance, succession, or gift tax, rate, duty, levy, or other charge is payable by persons who are not resident in the Cayman Islands with respect to any of our shares, debt obligations, or other securities. All instruments relating to transactions in respect to our shares, debt obligations, or other securities and all instruments relating to other transactions relating to our business are exempt from payment of stamp duty in the Cayman Islands, except for those that hold interests in land in the Cayman Islands. There are currently no withholding taxes or exchange control regulations in the Cayman Islands applicable to us or our shareholders.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund (“QEF”) election. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership, and disposition of our Ordinary Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Ordinary Shares, and the IRS information reporting obligations with respect to the purchase, ownership, and disposition of Ordinary Shares of a PFIC.

Distributions

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder that receives a distribution with respect to our Ordinary Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Ordinary Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Ordinary Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on our Ordinary Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. Dividends paid by a “qualified foreign corporation” to certain non-corporate U.S. Holders may be eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “PFIC Consequences”), we will not be treated as a qualified foreign corporation, and therefore, the reduced capital gains tax rate described above will not apply.

Dividends will be included in a U.S. Holder’s income on the date of the depositary’s receipt of the dividend. The amount of any dividend income paid in Cayman Islands dollars will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect to the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on Ordinary Shares that are readily tradable on an established securities market in the United States.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange, or other disposition of our Ordinary Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange, or other disposition and such U.S. Holder’s adjusted tax basis in the Ordinary Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange, or other disposition, the Ordinary Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our Ordinary Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates, or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our Ordinary Shares. If you are a U.S. person that is an individual, estate, or trust, you are encouraged to consult your tax advisor regarding the applicability of this Medicare tax to your income and gains in respect to your investment in our Ordinary Shares.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Ordinary Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “PFIC Consequences,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than $100,000 for our Ordinary Shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our Ordinary Shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (i) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding, or selling any Ordinary Shares under the laws of their country of citizenship, residence, or domicile.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement (the “Underwriting Agreement”) with D. Boral, as representative of the Underwriters (the “Representative”) in this offering. The Representative may retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with this offering. The Underwriters have agreed to purchase from us, on a firm commitment basis, the number of Ordinary Shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Name of Underwriters	Number of Ordinary Shares
D. Boral Capital LLC
Total	1,500,000

The Underwriters are committed to purchase all the Ordinary Shares offered by this prospectus if they purchase any Ordinary Shares. The Underwriters are not obligated to purchase the Ordinary Shares covered by the Over-Allotment Option as described below. The Underwriters are offering the Ordinary Shares, subject to prior sale, when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the Underwriting Agreement, such as the receipt by the Underwriters of officer’s certificates and legal opinions. The Underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the Underwriters a 45-day option to purchase up to an aggregate of 225,000 additional Ordinary Shares (equal to 15% of the number of Ordinary Shares sold in the offering) at the offering price per Ordinary Share, less underwriting discounts and commissions. The Underwriters may exercise the Over-Allotment Option for 45 days after the date of Closing Date solely to cover sales of Ordinary Shares by the Underwriters in excess of the total number of Ordinary Shares set forth in the table above. If any of the additional Ordinary Shares are purchased, the Underwriters will offer the additional Ordinary Shares at US$5.00 per Ordinary Share, the offering price of each Ordinary Share.

Discounts and Expenses

The underwriting discounts for the Shares and the Ordinary Shares underlying the Over-Allotment Option are equal to 7.0% of the IPO price.

The following table shows the price per share and total IPO price, underwriting discounts, and proceeds before expenses to us. The total amounts are shown assuming both no exercise and full exercise of the Over-Allotment Option.

	Total
	Per Share	No Exercise of Over-allotment Option	Full Exercise of Over-allotment Option
IPO price	$5.00	$7,500,000	$8,625,000
Underwriting discounts to be paid by us	$0.35	$525,000	$603,750
Proceeds to us, before expenses	$4.65	$6,975,000	$8,021,250

We have agreed to pay to the Underwriters, by deduction from the gross proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by us from the sale of the Ordinary Shares in this offering. We have agreed to pay all expenses relating to the offering, including, without limitation: (a) all filing fees and expenses relating to the registration of the Shares with the Commission; (b) all fees and expenses relating to the listing of the Shares on Nasdaq; (c) all fees and expenses associated with the review of the offering by FINRA; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of shares offered under “blue sky” securities laws or the securities laws of foreign jurisdictions designated by the Underwriters, including the reasonable fees and expenses of the Underwriters’ blue sky counsel; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the shares under the securities laws of such foreign jurisdictions; (f) the costs of mailing and printing the offering materials; (g) transfer and/or stamp taxes, if any, payable upon our transfer of the Shares to the Underwriters; and (h) the fees and expenses of our accountants; and (i) actual, accountable expenses of the Underwriters not to exceed US$220,000 for fees and expenses including “road show,” diligence, and reasonable legal fees and disbursements for the Underwriters’ legal counsel, in the event that there is a Closing. We will be responsible for the Underwriters’ external counsel legal costs irrespective of whether the offering is consummated or not, subject to a maximum of US$100,000 in the event that there is not a Closing. Additionally, we have paid an expense advance to the Underwriters of US$50,000 to be applied against out-of-pocket accountable expense, which will be returned to us to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts and non-accountable expense allowance, will be approximately US$1,393,392.

The foregoing does not purport to be a complete statement of the terms and conditions of the Underwriting Agreement. A form of the Underwriting Agreement is included as an exhibit to the registration statement of which this prospectus forms a part.

Right of First Refusal

We have granted D. Boral a right of first refusal, for a period of eighteen (18) months from the closing of the offering, to act as sole investment banker, book-runner, and/or placement agent, at D. Boral’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each being referred to as a subject transaction), during such eighteen (18) month period, on terms and conditions customary to the representative for such subject transactions. D. Boral shall have the sole right to determine whether or not any other broker dealer shall have the right to participate in the subject transactions and the economic terms of such participation.

Tail Fee

We have also agreed to pay the Underwriters a cash fee equal to seven (7.0%) of the gross proceeds received by the Company from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by the Underwriters to the Company during the period from the date the Underwriters were engaged until the final closing of this offering (the “Engagement Period”), in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated at any time during the Engagement Period or within the eighteen (18) month period following the expiration or termination of the Engagement Period (the “Tail Period”), provided that such Tail Financing is by a party actually introduced to the Company in an offering in which the Company has direct knowledge of such party’s participation. The right to receive a fee in connection with the Tail Financing shall be subject to FINRA Rule 5110(g), and the Company shall have a right of termination for cause, which includes that the Company may terminate the Underwriters’ engagement upon the Underwriters’ material failure to provide the underwriting services required by the applicable Underwriting Agreement. The Company’s exercise of the right of termination for cause will eliminate any obligations with respect to the provision of any tail financing fee.

Lock-up Agreements

We, including any successor entities, our directors, executive officers, and holders of Ordinary Shares as of the effective date of the registration statement (and all holders of securities exercisable for or convertible into Ordinary Shares) have agreed, subject to limited exceptions, not to offer; pledge; announce the intention to sell; sell; contract to sell; sell; any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares or such other securities for a period of 180 days after the Closing Date, without the prior written consent of the Underwriters.

Pricing of this Offering

Prior to this offering, there was no public market for our Ordinary Shares. The IPO price for the Shares will be determined through negotiations between us and the Underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Underwriters believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development, and other factors deemed relevant. The IPO price of the Shares in this offering does not necessarily bear any direct relationship to the assets, operations, book value, or other established criteria of value of our Company.

Based on the above valuation factors and the number of Ordinary Shares outstanding, we set our per- Ordinary Share price range between US$4.00 and US$6.00.

An active trading market for our Ordinary Shares may not develop. It is possible that after this offering the Ordinary Shares will not trade in the public market at or above the initial offering price.

No Sales of Similar Securities

We, including any successor entities, have agreed not to: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, without the prior written consent of the Underwriters, for a period of 180 days after the Closing Date.

Foreign Regulatory Restrictions on Purchase of the Shares

We have not taken any action to permit a public offering of the Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of the Shares and the distribution of this prospectus outside the United States.

Indemnification

We have agreed to indemnify the Underwriters and their affiliates against liabilities relating to the offering arising under the Securities Act and the Exchange Act and to contribute to payments that the Underwriters may be required to make for these liabilities.

Application for Nasdaq Listing

We intend to apply to have the Shares approved for listing on the Nasdaq Capital Market under the symbol “MSGY.” We will not consummate and close this offering without a listing approval letter from Nasdaq Capital Market.

Electronic Offer, Sale, and Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the Underwriters or selling group members, if any, or by their affiliates, and the Underwriters may distribute prospectus electronically. The Underwriters may agree to allocate a number of Ordinary Shares to the selling group members for sale to their online brokerage account holders. The Ordinary Shares to be sold pursuant to Internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Underwriters, and it should not be relied upon by investors.

In connection with this offering, certain of the Underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Potential Conflicts of Interest

The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of our Company. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect to such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action may be taken, and no action has been taken, by us or the Underwriters that would permit a public offering of the Ordinary Shares offered by, or the possession, circulation, or distribution of, this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Price Stabilization, Short Positions, and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the Underwriters to bid for and to purchase the Shares. As an exception to these rules, the Underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain, or otherwise affect the price of the Shares. The Underwriters may engage in over-allotment sales, syndicate-covering transactions, stabilizing transactions, and penalty bids in accordance with Regulation M.

•        Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

•        Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the Over-Allotment Option described above and/or may engage in syndicate-covering transactions. There is no contractual limit on the size of any syndicate-covering transaction. The Underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the Underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

•        Syndicate-covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the Underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the Underwriters.

•        A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate-covering transactions, and penalty bids may have the effect of raising or maintaining the market price of the Shares or preventing or delaying a decline in the market price of the Shares. As a result, the price of the Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the Underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of the Shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Offers Outside of the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act; (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above; and (iii) the offeree must be sent a notice stating in substance that, by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (“PRC”) (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

In relation to each Member State of the European Economic Area that has implemented the Prospectus Regulation (each, a “Relevant Member State”), an offer to the public of our securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our securities may be made at any time under the following exemptions under the Prospectus Regulation:

(a)     to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c)     in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of our securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our securities to be offered so as to enable an investor to decide to purchase our securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

This European Economic Area selling restriction is in addition to any other applicable selling restrictions set out below.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des Marchés Financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation; and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations, and this document has not been filed with or approved by any Irish regulatory authority, as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus

(Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations; and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Hong Kong

The securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”); (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder; or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to our securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing of the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ — $$ — Aga e la Borsa, “CONSOB”) pursuant to Italian securities legislation, and, accordingly, no offering material relating to the securities may be distributed in Italy, and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•        to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

•        in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•        made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•        in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971, as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document, and they may not distribute it or the information contained in it to any other person.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, 2001 of Singapore (“SFA”)) under Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities or securities-based derivatives contracts of that corporation shall not be transferable within six months after that corporation has acquired the securities or securities-based derivatives contracts under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA, (2) where no consideration is or will be given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Where our securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA, (2) where no consideration is or will be given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Malaysia

The securities have not been and may not be approved by the Securities Commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document, and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA). This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom, and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and commissions and non-accountable expense allowance, that are expected to be incurred in connection with the sale of Ordinary Shares in this offering. With the exception of the registration fee payable to the SEC, the Nasdaq Capital Market listing fee, and the filing fee payable to FINRA, all amounts are estimates.

SEC registration fee	$2,600
The Nasdaq Capital Market listing fee	$50,000
FINRA filing fee	$2,000
Printing and engraving expenses	$28,000
Legal fees and expenses	$769,877
Accounting fees and expenses	$260,000
Directors & Officers Insurance Expenses	$50,000
Miscellaneous expenses	$230,915
Total	1,393,392

LEGAL MATTERS

We are being represented by CFN Lawyers LLC with respect to certain legal matters of U.S. federal securities. We may rely upon CFN Lawyers with respect to matters governed by Hong Kong law. The validity of the Shares and certain other matters of Cayman Islands law will be passed upon for us by Harney Westwood & Riegels.

EXPERTS

The consolidated financial statements as of and for the fiscal years ended March 31, 2024 and 2023, included in this prospectus have been so included in reliance on the report of J&S Associate PLT, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of J&S Associate PLT is B-11-14, Megan Avenue II, 12 Jalan Yap Kwan Seng, 50450 Federal Territory of Kuala Lumpur.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits: (a) political and economic stability; (b) an effective judicial system; (c) a favorable tax system; (d) the absence of exchange control or currency restrictions; (e) and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include: (a) the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provides less protection to investors; and (b) the Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in Hong Kong. In addition, all of our directors and officers are nationals and/or residents of Hong Kong and all or a substantial portion of their assets are located outside the United States. Due to the lack of reciprocity and treaties between the United States and Hong Kong, together with cost and time constraints, it may be difficult for investors to effect service of process within the United States upon us or the persons who are nationals or residents of Hong Kong, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any state in the United States.

Enforceability

Harney Westwood & Riegels, our counsel as to the laws of the Cayman Islands has advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of the Foreign Court of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States, or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

Name	Position	Nationality	Residence
Mr. Tse Shing Fung	Chairman of the Board of Directors	Chinese	Hong Kong
Mr. Tse Tsz Tun	Director and Chief Executive Officer	Chinese	Hong Kong
Mr. Tsoi Chi Hei	Chief Financial Officer	Chinese	Hong Kong
Mr. Lui Po Yuen	Independent Director Appointee	Chinese	Hong Kong
Mr. Man Wing Wa	Independent Director Appointee	Chinese	Hong Kong
Ms. Cheng Shing Yan	Independent Director Appointee	Chinese	Hong Kong
Mr. Lam Ka Shun	Project Manager	Chinese	Hong Kong

All of our directors and officers reside outside the United States in Hong Kong. CFN Lawyers, our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

It is also uncertain whether, in the future, the Hong Kong government will implement regulations and policies of the Chinese government or adopt regulations and policies of its own that are substantially similar to those of the Chinese government.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted, and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The registration statements, reports and other information so filed can be obtained electronically by means of the SEC’s website at http://www.sec.gov. The information on that website is not a part of this prospectus.

INDEX TO FINANCIAL STATEMENTS

Audited Consolidated Financial Statements

Condensed Consolidated Financial Statements

J&S ASSOCIATE PLT 202206000037 (LLP0033395-LCA) & AF002380 (Registered with PCAOB and MIA) B-11-14, Megan Avenue II 12, Jalan Yap Kwan Seng, 50450, Kuala Lumpur, Malaysia	Tel: +603-4813 9469 Email: info@jns-associate.com Website: jns-associate.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of

Masonglory Limited

Opinion on the Financial Statement

We have audited the accompanying consolidated balance sheets of Masonglory Limited and its subsidiaries (the ‘Company’) as of March 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive income, consolidated statements of changes in shareholders’ equity, and consolidated statements of cash flows for the year ended March 31, 2024 and 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2024 and 2023, and the results of its operations and its cash flows for the year ended March 31, 2024 and 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current year audit of the financial statements that were communicated or are required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements, and (2) involved especially challenging, subjective, or complex judgements. We determined that there are no critical audit matters.

/s/ J&S ASSOCIATE PLT

Certified Public Accountants
PCAOB No: 6743

We have served as the Company’s auditor since 2024.

Kuala Lumpur, Malaysia
June 26, 2024

Masonglory Limited and its subsidiaries
Consolidated Balance Sheets

	As of March 31,
	2024	2023
	USD	USD
Assets
Current assets
Cash at banks	189,474	171,162
Accounts receivable, net	5,388,661	1,566,904
Contract assets	1,870,545	1,570,374
Deposits	2,590	26
Total current assets	7,451,270	3,308,466

Non-current assets
Right-of-use assets – finance lease	1,384	22,126
Deferred costs	225,210	—
Deferred tax assets	9,749	4,336
Total non-current assets	236,343	26,462
Total assets	7,687,613	3,334,928

Current liabilities
Accounts payable	(2,333,224)	(1,383,313)
Finance lease liabilities	—	(12,835)
Due to directors	(3,118,403)	(1,195,839)
Accrued expenses	(39,071)	(19,167)
Income tax payable	(177,854)	(916)
Total current liabilities	(5,668,552)	(2,612,070)
Total liabilities	(5,668,552)	(2,612,070)

Shareholders’ equity
Ordinary shares, 500,000,000 shares authorized; USD0.0001 par value, 11,500,000 and 11,500,000 shares issued and outstanding, as of March 31, 2024 and 2023, respectively	3	3
Additional paid in capital	—	—
Retained earnings	2,019,058	722,855
Total shareholders’ equity	2,019,061	722,858
Total liabilities and shareholders’ equity	7,687,613	3,334,928

The accompanying notes are an integral part of these consolidated financial statements.

Masonglory Limited and its subsidiaries
Consolidated Statements of Operations and Comprehensive Income

	For the years ended March 31,
	2024	2023
	USD	USD
Revenue	20,628,643	7,951,931
Cost of revenue	(18,927,164)	(7,582,351)
Gross profit	1,701,479	369,580

Operating expenses
General and administrative expenses	(181,483)	(142,871)
Total operating expenses	(181,483)	(142,871)

Income from operations	1,519,996	226,709

Other income (expense)
Interest expense, net	(261)	(1,777)
Other income	5,686	124,371
Total other income, net	5,425	122,594

Income before tax expense	1,525,421	349,303
Income tax expense	(229,218)	(16,949)
Net income and total comprehensive income	1,296,203	332,354

Net income per share attributable to ordinary shareholders
Basic and diluted	0.11	0.03

Weighted average number of ordinary shares used in computing net income per share
Basic and diluted	0.11	0.03

The accompanying notes are an integral part of these consolidated financial statements.

Masonglory Limited and its subsidiaries
Consolidated Statements of Changes in Shareholders’ Equity

	Ordinary Shares		Retained Earnings	Total Shareholders’ Equity
	Number of shares	Amount
		USD	USD	USD
Balance as of April 1, 2022	11,500,000	1,153	390,501	390,504
Reorganization	—	(1,150)	—	—
Net profit for the year	—	—	332,354	332,354
Balance as of March 31, 2023	11,500,000	3	722,855	722,858
	Ordinary Shares		Retained Earnings	Total Shareholders’ Equity
	Number of shares	Amount
		USD	USD	USD
Balance as of April 1, 2023	11,500,000	3	722,855	722,858
Net profit for the year	—	—	1,296,203	1,296,203
Balance as of March 31, 2024	11,500,000	3	2,019,058	2,019,061

The accompanying notes are an integral part of these consolidated financial statements.

Masonglory Limited and its subsidiaries
Consolidated Statements of Cash Flows

	For the years ended March 31,
	2024	2023
	USD	USD
Operating activities:
Net income	1,296,203	332,354
Adjustments:
Amortization of right-of-use assets – finance lease	20,742	46,406
Expected credit loss allowance	23,413	182,618
Deferred taxation	(5,413)	(1,677)
Change in working capital items:
Change in accounts receivable	(3,828,747)	(728,372)
Change in contract assets	(316,594)	(1,087,807)
Change in deposits	(2,564)	—
Change in accounts payable	949,911	1,179,364
Change in contract liabilities	—	(1,369,754)
Change in income tax payable	176,938	(11,406)
Change in accrued expenses	19,904	4,680
Cash used in operating activities	(1,666,207)	(1,453,594)

Financing activities:
Principal payments for finance lease liabilities	(12,835)	(42,815)
Advances from (Repayment to) directors	1,922,564	(340,250)
Deferred cost	(225,210)	—
Cash generated from (used in) financing activities	1,684,519	(383,065)

Net increase (decrease) in cash at banks	18,312	(1,836,659)

Cash at banks as of beginning of the year	171,162	2,007,821

Cash at banks as of the end of the year	189,474	171,162

Supplementary Cash Flows Information
Cash paid for income tax	57,692	30,032

Cash paid for interest	1,777	4,131

The accompanying notes are an integral part of these consolidated financial statements.

Masonglory Limited and its subsidiaries
Notes to Consolidated Financial Statements

1. Organization and Business Description

Organization and Nature of Operations

Masonglory Limited (the “Company”) is a limited liability company established under the laws of the Cayman Islands on February 21, 2024. It is a holding company with no business operation.

The Company conducts its primary operations through its indirectly wholly owned subsidiary, Masontech Limited, which is incorporated and domiciled in Hong Kong SAR; Masontech Limited principally engage in the provision of wet trades works, and it is wholly owned subsidiary of Masonglory (BVI) Limited which was incorporated and is domiciled in British Virgin Islands.

The accompanying consolidated financial statements reflect the activities of the Company and the following entities:

Subsidiary	Date of incorporation	Jurisdiction of Formation	Percentage of Ownership	Principal Activities
Masonglory Limited (“Masonglory”)	February 21, 2024	Cayman Islands	Parent	Investment holding
Masonglory (BVI) Limited (“Masonglory BVI”)	February 20, 2024	British Virgin Islands	100%	Investment holding
Masontech Limited (“Masontech”)	September 11, 2018	Hong Kong	100%	Provision of wet trades works

Masontech was incorporated on September 11, 2018 in Hong Kong as a limited liability company, its principal activities were provision of wet trades works.

Reorganization and Share Issuance

Masonglory was incorporated as an exempted company with limited liability under the laws of the Cayman Islands in February 2024. Masonglory’s direct subsidiary is Masonglory (BVI), a BVI company incorporated in February 2024 and the holding company of Masontech Limited.

On February 21, 2024, one (1) Ordinary Share was allotted and issued as fully paid to an initial subscriber, an independent third party, which was subsequently transferred to Mr. TT Tun. On February 29, 2024, one (1) Ordinary Share was allotted and issued as fully paid to Mr. TS Fung at a consideration of US$0.0001.

On March 21, 2024, each of the Controlling Shareholders entered into a sale and purchase agreement with Masonglory (BVI), pursuant to which the Controlling Shareholders sold, and Masonglory (BVI) purchased from the Controlling Shareholders a total of twenty (20) ordinary shares in the Operating Subsidiary (representing the entire issued share capital of the Operating Subsidiary), at an aggregate consideration of HK$20.00. After the acquisition, Masonglory (BVI) became the sole shareholder of the Operating Subsidiary.

On March 25, 2024, each of the Controlling Shareholders entered into a sale and purchase agreement with Masonglory, pursuant to which the Controlling Shareholders sold, and Masonglory purchased from the Controlling Shareholders a total of two (2) Ordinary Shares of Masonglory (BVI) (representing the entire issued share capital of Masonglory (BVI)), at an aggregate consideration of US$0.0002. After the acquisition, Masonglory became the ultimate holding company of Masonglory (BVI) and the Operating Subsidiary.

On March 25, 2024, each of the Controlling Shareholders entered into a sale and purchase agreement with Fung & Tun Limited, a company incorporated under the laws of the BVI and jointly owned by the Controlling Shareholders (each holding one (1) Ordinary Share), pursuant to which each of the Controlling Shareholders sold, and Fung & Tun Limited purchased from the Controlling Shareholders a total of two (2) Ordinary Shares (representing the entire issued share capital of the Company), at an aggregate consideration US$0.0002. After the acquisition, Fung and Tun Limited, via its direct holding in Masonglory, became the ultimate holding company of the Operating Subsidiary.

Subsequently, on June 14, 2024, Masonglory allotted and issued 11,499,998 Ordinary Shares at a par value of US$0.0001 per Ordinary Share, credited as fully-paid in its share capital, to Fung & Tun Limited, which is jointly owned by Mr. TS Fung and TT Tun.

Masonglory Limited and its subsidiaries
Notes to Consolidated Financial Statements

1. Organization and Business Description (cont.)

Also on June 14, 2024, Masonglory allotted and issued 500,000 Ordinary Shares to each of Vision Win Enterprises Limited and Main Works International Limited, unrelated third parties of the Company, for a consideration of HK$640,000, representing 4% and 4%, respectively, of the enlarged entire issued share capital of the Company immediately upon completion of the above transactions. This resulted in (a) a total additional issuance of 1,000,000 Ordinary Shares; (b) a dilution of Mr. SF Tse and Mr. TT Tse’s ownership interest in the Company from 100% to 92% though they remained as the controlling shareholders of the Company; and (c) a decrease in earnings per shares (basic and diluted) due to the increased number of shares outstanding. The allotment and issuance of the said Ordinary Shares to Vision Win Enterprises Limited and Main Works International Limited were not retroactively presented in prior periods as they are not part of the common control group. As such, the increase in Ordinary Shares and additional paid-in capital of the Company will be reflected in the subsequent period.

During the years presented in these financial statements, the control of the entities has never changed and remained under the control of Mr. TS Fung and Mr. TT Tun. Despite the aforesaid dilution, Mr. TS Fung and Mr. TT Tun continue to hold a 92% ownership interest and maintain control over the Company.

2. Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The consolidated financial statements include all accounts of the Company and its wholly owned subsidiaries (Collectively, the “Company”) and have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Consolidation

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary. All intercompany transactions and balances among the Company and its subsidiary have been eliminated upon consolidation.

Risk and Uncertainty

Significant Risks

Currency Risk

The Company’s operating activities are transacted in HKD. Foreign exchange risk arises from future commercial transactions, and recognized assets and liabilities. The Company considers the foreign exchange risk in relation to transactions denominated in HKD with respect to USD is not significant as HKD is pegged to USD.

Concentration Risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash at banks, accounts receivable and contract assets. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates. The Company deposits its cash at banks with financial institutions located in Hong Kong. As of March 31, 2024 and 2023, USD189,474 and USD171,162 were deposited with financial institutions located in Hong Kong. The Deposit Protection Scheme introduced by the Hong Kong Government insured each depositor at one bank for a maximum amount of USD64,103 (HKD500,000). Otherwise, these balances are not covered by insurance. The Company believes that no significant credit risk exists as these financial institutions have high credit quality and the Company has not incurred any losses related to such deposits.

For the years ended March 31, 2024 and 2023, all of the Company’s assets were located in Hong Kong and all of the Company’s revenue were derived from its subsidiaries located in Hong Kong. The Company has a concentration of its revenue and accounts receivable with specific customers.

Masonglory Limited and its subsidiaries
Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

During the years ended March 31, 2024 and 2023, there were three and two customers generated income which accounted for over 10% of the total revenue generated for that year, respectively. The details are as follows:

	For the years ended March 31,
	2024	2023
Customer A	61.1%	34.1%
Customer B	21.8%	63.8%
Customer C	10.4%	—%

As of March 31, 2024 and 2023, accounts receivable due from these customers as a percentage of consolidated accounts receivable are as follows:

	As of March 31,
	2024	2023
Customer A	5.4%	63.2%
Customer B	66.8%	36.8%
Customer C	27.8%	—%

During the years ended March 31, 2024 and 2023, no supplier accounted for over 10% of the total cost of revenue for that year.

As of March 31, 2024 and 2023, there were one and one supplier which accounted for over 10% of the total consolidated accounts payable, respectively. The details are as follows:

	As of March 31,
	2024	2023
Supplier A	32.4%	—%
Supplier B	—%	21.3%

Credit Risk

For the credit risk related to accounts receivable, the Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Company establishes an allowance for credit losses based upon estimates, factors surrounding the credit risk of specific customers and other information. The allowance amounts were immaterial for all periods presented. The management believes that its contract acceptance, billing, and collection policies are adequate to minimize material credit risk. Application for progress payment of contract works is made on a regular basis. The Company seeks to maintain strict control over its outstanding receivables. Overdue balances are reviewed regularly by the Directors.

Interest rate risk

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate risk on cash deposits, and the risks due to changes in interest rates is not material. The Company has not used any derivative financial instruments to manage the interest risk exposure.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 30 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Masonglory Limited and its subsidiaries
Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Labor price risk

Our business requires a substantial number of personnel. Any failure to retain stable and dedicated labor by us may lead to disruption to our business operations. Although we have not experienced any labor shortage to date, we have observed an overall tightening and increasingly competitive labor market. We have experienced, and expect to continue to experience, increases in labor costs due to increases in salary, social benefits and employee headcount. We compete with other companies in our industry and other labor-intensive industries for labor, and we may not be able to offer competitive remuneration and benefits compared to them. If we are unable to manage and control our labor costs, our business, financial condition and results of operations may be materially and adversely affected.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Management periodically evaluates estimates used in the preparation of the consolidated financial statements for continued reasonableness. Appropriate adjustments, if any, to the estimates used are made prospectively based upon such periodic evaluation. It is reasonably possible that changes may occur in the near term that would affect management’s estimates with respect to the percentage of completion method, allowance for doubtful accounts and accrued expenses. Revisions in estimated revenue from contracts are made in the year in which circumstances requiring the revision become probable.

Balance Sheet Classifications

The Company includes in current assets and liabilities the following amounts that are in connection with construction contracts that may extend beyond one year: contract assets and contract liabilities (including retainage invoiced to customers contingent upon anything other than the passage of time), capitalized costs to fulfill contracts retainage payable to sub-contractors and accrued losses on uncompleted contracts. A one-year time period is used to classify all other current assets and liabilities when not otherwise prescribed by the applicable accounting principles.

Contract assets, and Contingent Retainage

Contract assets include billed and unbilled amounts for services provided to customers for which the Company has an unconditional right to payment. Billed and unbilled amounts for which payment is contingent on anything other than the passage of time are included in contract assets and contract liabilities on a contract-by-contract basis.

When payment of the retainage is contingent upon the Company fulfilling its obligations under the contract it does not meet the criteria to be included in contracts receivable and remains in the contract’s respective contract asset or contract liability, determined on a contract-by-contract basis. Retainage for which the Company has an unconditional right to payment that is only subject to the passage of time are included in contracts receivable.

The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions.

Contract Estimates Including Variable Consideration

Accounting for long-term contracts with customers involves the use of various techniques to estimate total transaction price, total estimated costs at completion, and progress toward satisfaction of performance obligations which are used to recognize revenue earned. Unforeseen events and circumstances can alter the estimate of the costs associated with a particular contract. Total estimated costs at completion, can be impacted by changes in productivity, scheduling, the unit cost of labor, subcontracts, materials, and equipment. Additionally, external factors such as weather, customer needs, customer delays in providing permits and approvals, labor availability, governmental regulation and politics may affect the progress of a project’s completion, and thus the timing and amount of revenue recognition.

Masonglory Limited and its subsidiaries
Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

To the extent that original cost estimates are modified, estimated costs to complete increase, delivery schedules are delayed, or progress under a contract is otherwise impeded, cash flow, revenue recognition, and profitability from a particular contract may be adversely affected.

The nature of the Company’s contracts gives rise to several types of variable consideration, including unpriced change orders and claims; and liquidated damages and penalties that can either increase or decrease the transaction price. Transaction price for contracts is required to include evaluation of variable consideration to which the Company has an enforceable right to have not agreed to the price.

The Company considers claims to be contract modifications for which the Company has sought, or will seek, to collect from customers, or others, for customer-caused changes in contract specifications or design, or other customer-related causes of unanticipated additional contract costs on which there is no contractual agreement with the customer for changes in either the scope or price of the contract. Claims can also be caused by non-customer-caused changes, such as weather delays, work stoppages or other unanticipated events. Costs associated with contract modifications are included in the estimated costs to complete the contracts and are treated as project costs when incurred. In most instances, contract modifications are for goods or services that are not distinct and, therefore, are accounted for as part of the existing contract. In those instances, the effect of a contract modification on the transaction price, and the measure of progress for the performance obligation to which it relates, is recognized as an adjustment to revenue on a cumulative catch-up basis. To the extent unapproved change orders and claims reflected in the transaction price are not resolved in the Company’s favor, or to the extent other contract provisions reflected in the transaction price are not earned, there could be reductions in or reversals of previously recognized revenue.

As a significant change in one or more of these estimates could affect the revenue and profitability of the Company’s long-term construction contracts, the Company reviews and updates contract-related estimates regularly. The Company recognizes adjustments in estimated revenue on contracts on a cumulative catch-up basis Under this method, the cumulative impact of the revenue adjustment is recognized in the period the adjustment is identified. Revenue in future periods of contract performance is recognized using the adjusted estimate. If at any time the contract estimates indicate an anticipated loss on a contract, the projected loss is recognized in full, including the reversal of any previously recognized profit, in the period it is identified and recognized as an accrued loss on uncompleted contracts on the consolidated balance sheet. No adjustments resulting from revisions to estimates on any individual contract was material to the financial statements for the years ended March 31, 2024 or 2023.

Revenue Recognition from Provision of Construction Services

The Company recognizes contract revenue and profit of construction services according to the management’s estimation of the total outcome of the project as well as the progress towards complete satisfaction of a performance obligation measured based on input method. The recognition of contract revenue therefore relies on the management’s estimation of the progress and outcome of the project, which involves the exercise of significant management estimation, particularly in estimating the budgeted contract costs, which are prepared by the management of the Company on the basis of agreements, quotations or other correspondences from time to time provided by the subcontractors, suppliers or vendors involved and the experience of the management. In order to keep the budget accurate and up-to-date, the management of the Company conducts periodic reviews of the budgets of service contracts by comparing the budgeted amounts to the actual amounts incurred. Construction revenue and contract assets are estimated by using the percentage of completion method, which is calculated based on the costs incurred on each construction contract at the end of the respective accounting period divided by the estimated total costs for the contract and then multiplied by the estimated construction revenue expected to be earned. Notwithstanding that management reviews and revises the estimates of both contract revenue and costs for the construction services as the contract progresses, the actual outcome of the contract in terms of its total revenue and costs may be higher or lower than the estimates and this will affect the revenue and profit recognized.

The Company considers both the terms of the contracts entered into with its customers and its customary business practices to determine the transaction prices for each of its construction projects. The Company determines the transaction price as the amount of consideration to which it expects to be entitled in exchange for transferring

Masonglory Limited and its subsidiaries
Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

promised services to the customer. When estimating transaction prices for construction projects in progress, the Company recognises that the amounts of consideration would vary because of price discounts and rebates, which are usually finalised and agreed with the customers during the final certification stage of the projects. Although such variability relating to the consideration promised by the customers are not explicitly stated in the contracts, the Company considers that the customers have valid expectations arising from customary business practices that the price concessions would be given to the customers at the end of the construction projects. Hence the estimates of variable consideration are typically constrained to the extent that it is highly probable that a significant reversal in the amount of cumulative revenue recognised will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

Expected Credit Loss Allowance

The measurement of the expected credit loss allowance for financial assets measured at amortized cost is an area that requires the use of significant assumptions about future economic conditions and credit behavior (e.g. the likelihood of customers defaulting and the resulting losses). A number of significant judgements are also required in applying the accounting requirements for measuring expected credit loss, such as considering debtors’ credit risk characteristics, historical settlement record, the days past due and forward-looking information.

Foreign currency translation and transaction and Convenience translation

The Company’s reporting currency is the United States dollars (“USD”). The Company’s operations are principally conducted in Hong Kong where Hong Kong dollars (“HKD”) is the functional currency.

Transactions denominated in other than the functional currencies are re-measured into the functional currency of the entity at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the functional currency at the prevailing rates of exchange at the balance date. The resulting exchange differences are reported in the consolidated statements of operations and comprehensive income.

The exchanges rates used for translation from HK$ to USD was 7.8, a pegged rate determined by the linked exchange rate system in Hong Kong. This pegged rate was used to translate Company’s balance sheets, income statement items and cash flow items for both 2024 and 2023.

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The carrying amounts of financial assets and liabilities, such as cash, accounts receivable, deposits, accounts payable and finance lease liabilities.

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 —	Quoted prices in active markets for identical assets and liabilities.
Level 2 —

Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 —

Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

Masonglory Limited and its subsidiaries
Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

The Company considers the carrying amount of its financial assets and liabilities, which consist primarily of cash at banks, accounts receivable, contract assets, deposits, accounts payable, finance lease liabilities and accrued expenses approximate the fair value of the respective assets and liabilities as of March 31, 2024 and 2023 due to their short-term nature.

The Company noted no transfers between levels during any of the periods presented. The Company did not have any instruments that were measured at fair value on a recurring nor non-recurring basis as of March 31, 2024 and 2023.

Cash at banks

Cash at banks consist of cash held in banks. The Company maintains the bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount of HKD500,000. Cash balances in bank accounts in Hong Kong are not otherwise insured by the Federal Deposit Insurance Corporation or other programs.

Accounts Receivable, net

Accounts receivable represents an unconditional right to consideration arising from our performance under contracts with customers which include retainage amount that is conditional only on the passage of time. The Company grant credit to customers, without collateral, under normal payment terms (typically 30 days after invoicing). Generally, invoicing occurs within 30 days after the related works are performed. The carrying value of such receivable, net of the expected credit loss and allowance for doubtful accounts, represents its estimated realizable value. The Company expect to collect the outstanding balance of current accounts receivable, net within the next 12 months. The Company has elected to use probability of default and loss given default methods to estimate allowance for credit loss.

Measurement of credit losses on financial instruments

Effective April 1, 2023, the Company adopted ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326) — Measurement of Credit Losses on Financial Instruments,” using the modified retrospective approach for accounts receivable and contract assets. The Company assessed that the impact of adoption of ASU 2016-13 was approximately USD30,583 as at April 1, 2023, which represented credit losses on accounts receivable and contract assets of USD4,962 and USD25,621 respectively. This guidance replaced the “incurred loss” impairment methodology with an approach based on “expected losses” to estimate credit losses on certain types of financial instruments and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The guidance requires financial assets to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the cost of the financial asset to present the net carrying value at the amount expected to be collected on the financial asset.

Deferred Offering Costs

Deferred offering costs consist principally of all direct offering costs incurred by the Company, such as underwriting, legal, accounting, consulting, printing, and other registration related costs in connection with the initial public Offering (“IPO”) of the Company’s ordinary shares. Such costs are deferred until the closing of the offering, at which time the deferred costs are offset against the offering proceeds. In the event the offering is unsuccessful or aborted, the costs will be expensed.

Inventory

The Company does not keep any inventory. Generally, the Company orders materials based on each project’s progress and the materials are delivered to the worksites by the suppliers.

Masonglory Limited and its subsidiaries
Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Leases

On April 1, 2020, the Company adopted ASU 2016-02 Leases (Topic 842) (“Topic 842”) issued by the FASB, using the modified retrospective transition method and elected the transition option to use an effective date of April 1, 2020 as the date of initial application. The adoption of Topic 842 resulted in the presentation of right-of-use assets — finance lease and finance lease liabilities on the consolidated balance sheet.

The Company has elected the package of practical expedients permitted which allows the Company not to reassess the following at adoption date: (i) whether any expired or existing contracts are or contains a lease, (ii) the lease classification for any expired or existing leases, and (iii) initial direct costs for any expired or existing leases (i.e. whether those costs qualify for capitalization under ASU 2016-02). The Company also elected the short-term lease exemption for certain classes of underlying assets including office space and machinery, with a lease term of 12 months or less.

The Company determines whether an arrangement is or contain a lease at inception. A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease.

A lease is classified as a finance lease when the lease meets any of the following criteria at lease commencement:

(a)     The lease transfers ownership of the underlying asset to the lessee by the end of the lease term.

(b)    The lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise.

(c)     The lease term is for the major part of the remaining economic life of the underlying asset. However, if the commencement date falls at or near the end of the economic life of the underlying asset, this criterion shall not be used for purposes of classifying the lease.

(d)    The present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments equals or exceeds substantially all of the fair value of the underlying asset.

(e)     The underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term.

Finance leases are included in right-of-use (“ROU”) assets — finance lease, finance lease liabilities, current, and finance lease liabilities, non-current in the Company’s consolidated balance sheets.

ROU assets — finance lease represent the Company’s right to use an underlying asset for the lease term and finance lease liabilities represent its obligation to make lease payments arising from the lease. The ROU assets — finance lease and finance lease liabilities are recognized at lease commencement date based on the present value of lease payments over the lease term.

At the commencement date, the cost of the ROU assets — finance lease shall consist of all of the following:

(a)     The amount of the initial measurement of the lease liability

(b)    Any lease payments made to the lessor at or before the commencement date, minus any lease incentives received

(c)     Any initial direct costs incurred by the lessee.

The Company uses the implicit rate based on the terms of the leases in determining the present value of lease payments. The ROU assets — finance lease also includes any lease payments made and excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease. Renewal options are considered within the ROU assets — finance lease and finance lease liabilities when it is reasonably certain that the Company will exercise that option.

Masonglory Limited and its subsidiaries
Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

For operating leases with a term of one year or less, the Company has elected not to recognize a lease liability or ROU asset — operating lease on its consolidated balance sheets. Instead, it recognizes the lease payments as expenses on a straight-line basis over the lease term. Short-term lease costs are immaterial to its consolidated statements of operations and cash flows.

Impairment of Long-Lived Assets

The Company reviews the impairment of its long-lived assets, whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. There were no impairment losses on long-lived assets for the years ended March 31, 2024 and 2023.

Revenue Recognition

The Company adopted the revenue standard Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1:    Identify the contract with the customer

Step 2:    Identify the performance obligations in the contract

Step 3:    Determine the transaction price

Step 4:    Allocate the transaction price to the performance obligations in the contract

Step 5:    Recognize revenue when the company satisfies a performance obligation.

The Company enters into agreements with clients that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services transfer to the customer. It is customary practice for the Company to have the agreements with its customers in writing, orally, or in accordance with other customary business practices. The Company recognizes revenue based on the consideration specified in the applicable agreement.

The Company perform a majority of wet trade works under master construction agreements and other contracts that contain customer-specified construction requirements. These agreements include discrete pricing for individual tasks. A contractual agreement exists when each party involved approves and commits to the agreement, the rights of the parties and payment terms are identified, the agreement has commercial substance, and collectability of consideration is probable. Construction services are performed for the sole benefit of our customers, whereby the assets being created or maintained are controlled by the customer and the services we perform do not have alternative benefits for us. Contract revenue is recognized as our obligations are satisfied over time consistent with our services are performed and customers simultaneously receive and consume the benefits the Company provide.

The Company recognizes contract revenue over time, as performance obligations are satisfied, due to the continuous transfer of control to the customer in accordance with ASC Topic 606, Revenue from Contracts with Customers. Upon adoption of ASC Topic 606, contracts which include construction services are generally accounted for as a single deliverable (a single performance obligation) and are no longer segmented between types of services. The Company has not bundled any goods or services that are not considered distinct.

Masonglory Limited and its subsidiaries
Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

The Company uses the ratio of actual costs incurred to total estimated costs since costs incurred (an input method) represent a reasonable measure of progress towards the satisfaction of a performance in order to estimate the portion of revenue earned. This method faithfully depicts the transfer of value to the customer when the Company is satisfying a performance obligation that entails a number of interrelated tasks or activities for a combined output that requires the Company to coordinate the work of employees and subcontractors. Contract costs typically include direct labor, subcontracting charges, materials and indirect costs related to contract performance. Changes in estimated costs to complete these obligations result in adjustments to revenue on a cumulative catch-up basis, which causes the effect of revised estimates to be recognized in the current period. Changes in estimates can routinely occur over the contract term for a variety of reasons including, changes in scope, unanticipated costs, delays or favorable or unfavorable progress than original expectations. When the outcome of the contract cannot be reasonably measured, revenue is recognized only to the extent of contract costs incurred that are expected to be recovered. In situations where the estimated costs to perform exceeds the consideration to be received, the Company accrues the entire estimated loss during the period the loss becomes known.

The typical contract length of the Company entered ranges from 12 months to 24 months.

Contracted but not yet recognized revenue was approximately USD13,924,481 and USD15,536,125 as of March 31, 2024 and 2023, respectively.

The nature of the Company’s contracts gives rise to several types of variable consideration, including unpriced change orders and claims; and liquidated damages and penalties. The Company recognizes revenue for variable consideration when it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur. The Company estimates the amount of revenue to be recognized on variable consideration using the expected value (i.e., the sum of a probability-weighted amount) or the most likely amount method, whichever is expected to better predict the amount. Factors considered in determining whether revenue associated with claims (including change orders in dispute and unapproved change orders in regard to both scope and price) should be recognized include the following: (a) the contract or other evidence provides a legal basis for the claim, (b) additional costs were caused by circumstances that were unforeseen at the contract date and not the result of deficiencies in the company’s performance, (c) claim-related costs are identifiable and considered reasonable in view of the work performed, and (d) evidence supporting the claim is objective and verifiable. If the requirements for recognizing revenue for claims or unapproved change orders are met, revenue is recorded only when the costs associated with the claims or unapproved change orders have been incurred.

The Company generally provides limited warranties for work performed under its construction contracts. The warranty periods typically extend for a limited duration following substantial completion of the Company’s work on the project. Historically, warranty claims have not resulted in material costs incurred for which the Company was not compensated for by the customer.

There were no material amounts of unapproved change orders or claims recognized during the years ended March 31, 2024, and 2023.

Contract Assets

Contract assets included two parts: revenue recognized in excess of amounts billed, and retainage. Certain of our contracts contain retention provisions whereby a portion of the revenue earned is withheld from payment as a form of security until contractual provisions are satisfied. Contract assets were assessed for impairment in accordance with ASC 326.

Contract assets are reported in a net position on a contract-by-contract basis at the end of each reporting period.

Government Subsidies

Government subsidies primarily relate to one-off entitlement granted by the Hong Kong government pursuant to the Employment Support Scheme under the Anti-epidemic Fund. The Company recognizes government subsidies as other income when they are received because they are not subject to any past or future conditions. Government subsidies received and recognized as other income totaled nil and USD124,000 for the years ended March 31, 2024 and 2023, respectively.

Masonglory Limited and its subsidiaries
Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Cost of Revenue

The Company’s cost of revenue is primarily comprised of the material costs, subcontracting costs, direct labor costs and overhead costs that are directly attributable to services provided.

General and administrative expenses

General and administrative expenses mainly consist of administrative staff cost, motor vehicle expenses, office supplies, legal and professional fees, change of credit loss allowances and other miscellaneous administrative expenses.

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

We believe there were no uncertain tax positions as of March 31, 2024, and 2023. We do not expect that our assessment regarding unrecognized tax positions will materially change over the next 12 months. We are not currently under examination by an income tax authority, nor has been notified that an examination is contemplated.

Earnings Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Masonglory Limited and its subsidiaries
Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Recently Accounting Pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

3. Accounts Receivable, net

Accounts receivable, net consisted of the following as of March 31:

	As of March 31,
	2024	2023
	USD	USD
Accounts receivable	5,405,814	1,577,067
Less: allowance for credit loss	(17,153)	(10,163)
Accounts receivable, net	5,388,661	1,566,904

The movement of allowance for loss accounts are as follows:

	As of March 31,
	2024	2023
	USD	USD
Balance at beginning of the year	10,163	4,962
Addition during the year	6,990	5,201
Balance at end of the year	17,153	10,163

4. Contract Assets

Projects with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on the Company’s consolidated balance sheets as “Contract assets”. Contract retentions, included in contract assets, represent amounts withheld by clients, in accordance with underlying contract terms, until certain conditions are met or the project is completed. Provisions for estimated losses of contract assets on uncompleted contracts are made in the period in which such losses are determined. Contract assets that have billing terms with unconditional rights to be billed beyond one year are classified as non-current assets.

Masonglory Limited and its subsidiaries
Notes to Consolidated Financial Statements

4. Contract Assets (cont.)

Contract assets consisted of the following as of March 31:

	As of March 31,
	2024	2023
	USD	USD
Contract assets:
Revenue recognized in excess of amounts paid or payable (contract receivable) to the Company on uncompleted contracts (contract asset) excluding retainage	51,731	791,265
Retainage included in contract assets due to being conditional on something other than solely passage of time	1,853,616	797,488
Less: allowance for credit loss	(34,802)	(18,379)
Contract assets, net	1,870,545	1,570,374

Contract assets, current	1,870,545	1,570,374
Contract assets, non-current	—	—

The movement of revenue recognized in excess of amounts paid or payable (excluding retainage) before net of allowance for credit loss is as follows:

	As of March 31,
	2024	2023
	USD	USD
Balance at beginning of the year	791,265	3,490
Increase as a result of total work completed during the period	51,731	791,265
Decrease as a result of total amount billed out	(791,265)	(3,490)
Balance at end of the year	51,731	791,265

The movement of retainage before net of allowance for credit loss is as follows:

	As of March 31,
	2024	2023
	USD	USD
Balance at beginning of the year	797,488	632,795
Increase as a result of changes in progress of ongoing projects	1,384,613	242,176
Reclassified to accounts receivable as payment becomes unconditional	(328,485)	(77,483)
Balance at end of the year	1,853,616	797,488

5. Deposits

	As of March 31,
	2024	2023
	USD	USD
Deposits	2,590	26
	2,590	26
Less: amount classified as non-current assets	—	—
Amount classified as current assets	2,590	26

Masonglory Limited and its subsidiaries
Notes to Consolidated Financial Statements

6. Leases

The following table shows ROU assets — finance leases and finance lease liabilities, and the associated financial statement line items as of March 31:

	As of March 31,
	2024	2023
	USD	USD
Assets
Right-of-use assets – finance lease, net	1,384	22,126

Liabilities
Finance lease liabilities, current	—	12,835
Weighted average remaining lease term (in years)	—	0.55
Weighted average discount rate (%)	—	6.8

Information relating to financing and operating lease activities during the years ended March 31, 2024 and 2023 are as follows:

	For the years ended March 31,
	2024	2023
	USD	USD
Finance leases:
Amortization of right-of-use assets – finance lease	20,742	46,406
Interest of finance lease liabilities	236	1,777
	20,978	48,183
Operating lease:
Expenses related to a short-term lease	12,308	12,308
	12,308	12,308
Total lease expenses	33,286	60,491

Cash outflows related to finance leases:
Financing cash outflows – principal paid	12,835	42,815
Operating cash outflows – interests paid	236	1,777
	13,071	44,592

Cash outflows related to operating lease:
Operating cash outflows – rental paid	12,308	12,308

Right-of-use assets — finance lease represented purchases of a motor vehicle and certain forklifts under finance leases for its operations. Lease contracts are entered into for fixed term of 24 months to 36 months, Lease terms are negotiated on an individual basis and contain different terms and conditions.

Maturities of lease payments under finance lease liabilities were as follows:

	As of March 31,
	2024	2023
	USD	USD
Year ending March 31,
2024	—	13,071
Total undiscounted finance lease payments	—	13,071
Less: imputed interest	—	(236)
Finance lease liabilities recognized in the Consolidated Balance Sheet	—	12,835

Masonglory Limited and its subsidiaries
Notes to Consolidated Financial Statements

7. Accounts payable

Components of accounts payable are as follows as of March 31:

	As of March 31,
	2024	2023
	USD	USD
Trade payables	2,333,224	1,383,313
Total	2,333,224	1,383,313

8. Accrued Expenses

Components of accrued expenses are as follows as of March 31:

	As of March 31,
	2024	2023
	USD	USD
Accruals for operating expenses:
– Staff costs	39,071	17,885
– Others	—	1,282
Total	39,071	19,167

9. Income Taxes

Cayman Islands and British Virgin Islands

Pursuant to the current rules and regulations, the Cayman Islands and British Virgin Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. Therefore, the Company is not subject to any income tax in the Cayman Islands or British Virgin Islands.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income.

On 21 March 2018, the Hong Kong Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the “Bill”) which introduces the two-tiered profits tax rates regime. The Bill was signed into law on 28 March 2018 and was gazetted on the following day. Under the two-tiered profits tax rates regime, the first HK$2 million of estimated assessable profits of the qualifying group entity will be taxed at 8.25%, and estimated assessable profits above HK$2 million will be taxed at 16.5%. The profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.

The components of the income tax expense (benefit) are as follows:

	For the years ended March 31,
	2024	2023
	USD	USD
Current
Cayman Islands	—	—
British Virgin Islands	—	—
Hong Kong	234,631	18,626

Deferred
Cayman Islands	—	—
British Virgin Islands	—	—
Hong Kong	(5,413)	(1,677)
Total	229,218	16,949

Masonglory Limited and its subsidiaries
Notes to Consolidated Financial Statements

9. Income Taxes (cont.)

The Company measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax asset and liability are as follows:

	As of March 31,
	2024	2023
	USD	USD
Deferred tax assets
Right-of-use assets – finance lease	1,177	—
Provision for allowance of credit losses	8,572	4,709
	9,749	4,709
Deferred tax liabilities
Right-of-use assets – finance lease	—	(373)
	—	(373)
Deferred tax assets, net	9,749	4,336
	For the years ended March 31,
	2024	2023
	USD	USD
Profit before income taxes	1,525,421	349,303
Hong Kong Profits Tax rate	16.5%	16.5%
Income taxes computed at Hong Kong Profits Tax rate	251,694	57,635

Reconciling items:
Tax effect of income that is not taxable*	(938)	(20,521)
Effect of two-tier tax rate	(21,154)	(19,395)
Statutory tax deduction#	(384)	(770)
Income tax expense	229,218	16,949

____________

*        Income that is not taxable mainly consisted of the government subsidies which are non-taxable under Hong Kong income tax law.

#        It represents a reduction granted by the Hong Kong SAR Government of 100% of the tax payable subject to a maximum reduction of HK$3,000 (2023: HK$6,000) for each business.

10. Earnings per share

Basic and diluted net earnings per share for each of the years presented are calculated as follows:

Basic earnings per share is computed using the weighted average number of ordinary shares outstanding during the period.

Diluted earnings per share is computed using the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period.

	For the year ended March 31,
	2024	2023
Numerator
Net income-basic and diluted	1,296,203	332,354

Denominator
Weighted average number of ordinary shares outstanding – basic and diluted	11,500,000	11,500,000

Earning per share – basic and diluted	0.11	0.03

Masonglory Limited and its subsidiaries
Notes to Consolidated Financial Statements

11. Related Party Balance and Transactions

The following is a list of related parties which the Company has transactions with:

(a) Mr. Tse Shing Fung, a director of the Company.

(b) Mr. Tse Tsz Tun, a director of the Company.

a.      Due to related parties

As of March 31, 2024 and 2023, the balances of amounts due to related parties were as follows:

	As of March 31,
	2024	2023
	USD	USD
Due to related parties
Mr. Tse Shing Fung (a)	1,559,202	597,920
Mr. Tse Tsz Tun (b)	1,559,201	597,919
Total(1)	3,118,403	1,195,839

____________

(1)      The balance represented the advances to the directors. The amount was unsecured, interest-free and repayable on demand.

Related party transactions

	For the years ended March 31,
	2024	2023
	USD	USD
Office rental to related parties
Parents of the Mr. Tse Shing Fung (a) and Mr. Tse Tsz Tun (b)	12,308	12,308
Total	12,308	12,308

Advances from (Repayment to) related parties
Mr. Tse Shing Fung (a)	961,282	(170,125)
Mr. Tse Tsz Tun (b)	961,282	(170,125)
Total	1,922,564	(340,250)

12. Commitments and Contingencies

Commitments

As of March 31, 2024 and 2023, the Company did not have any significant capital and other commitments.

Contingencies

The Company is subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome arising out of any such matters will have a material adverse effect on its consolidated financial position, cash flows or results of operations on an individual basis or in the aggregate. As of March 31, 2024 and 2023, the Company is not a party to any material legal or administrative proceedings.

Masonglory Limited and its subsidiaries
Notes to Consolidated Financial Statements

13. Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”), Mr. Tse Shing Fung (a director of the Company), for making decisions, allocating resources and assessing performance.

Based on the management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280. For the years ended March 31, 2024 and 2023, revenue and assets within Hong Kong contributed over 90% of the Company’s total revenue and assets. Therefore, no geographical segments are presented. The single segment represents the Company’s core business of providing wet trades works and other wet trades related ancillary works to its customers in Hong Kong.

14. Subsequent Events

The Company has assessed all events from March 31, 2024, up through the date of this report, which is the date that these consolidated financial statements are available to be issued, unless as disclosed below, there are not any material subsequent events that require disclosure in these consolidated financial statements.

On June 14, 2024, Masonglory allotted and issued 11,499,998 Ordinary Shares, credited as fully-paid in its share capital, to Fung & Tun Limited, which is jointly owned by Mr. TS Fung and TT Tun.

Also on June 14, 2024, Masonglory allotted and issued 500,000 Ordinary Shares to each of Vision Win Enterprises Limited and Main Works International Limited, unrelated third parties of the Company, for a consideration of HK$640,000, representing 4% and 4%, respectively, of the enlarged entire issued share capital of the Company immediately upon completion of the above transactions. This resulted in (a) a total additional issuance of 1,000,000 Ordinary Shares; (b) a dilution of Mr. SF Tse and Mr. TT Tse’s ownership interest in the Company from 100% to 92% though they remained as the controlling shareholders of the Company; and (c) a decrease in earnings per shares (basic and diluted) due to the increased number of shares outstanding. The allotment and issuance of the said Ordinary Shares to Vision Win Enterprises Limited and Main Works International Limited were not retroactively presented in prior periods as they are not part of the common control group. As such, the increase in Ordinary Shares and additional paid-in capital of the Company will be reflected in the subsequent period.

Masonglory Limited and its subsidiaries
Condensed Consolidated Balance Sheets

	As of September 30, 2024	As of March 31, 2024
	USD	USD
	(unaudited)	(audited)
Assets
Current assets
Cash at banks	526,108	189,474
Accounts receivable, net	3,319,417	5,388,661
Contract assets	2,436,068	1,870,545
Deposits and other receivables	4,769	2,590
Total current assets	6,286,362	7,451,270

Non-current assets
Right-of-use assets – finance lease	—	1,384
Deferred costs	603,621	225,210
Deferred tax assets	10,181	9,749
Total non-current assets	613,802	236,343
Total assets	6,900,164	7,687,613

Current liabilities
Accounts payable	(1,580,795)	(2,333,224)
Due to directors	(1,969,463)	(3,118,403)
Accrued expenses	(90,673)	(39,071)
Income tax payable	(331,082)	(177,854)
Total current liabilities	(3,972,013)	(5,668,552)
Total liabilities	(3,972,013)	(5,668,552)

Shareholders’ equity
Ordinary shares, 500,000,000 shares authorized; USD0.0001 par value, 12,500,000 and 11,500,000 shares issued and outstanding, as of September 30, 2024 and March 31, 2024, respectively	1,250	3
Additional paid in capital	164,103	—
Retained earnings	2,762,798	2,019,058
Total shareholders’ equity	2,928,151	2,019,061
Total liabilities and shareholders’ equity	6,900,164	7,687,613

The accompanying notes are an integral part of these condensed consolidated financial statements.

Masonglory Limited and its subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income

	For the six months ended September 30,
	2024	2023
	USD	USD
	(unaudited)	(unaudited)
Revenue	11,613,852	9,515,733
Cost of revenue	(10,645,525)	(8,827,236)
Gross profit	968,327	688,497
Operating expenses
General and administrative expenses	(102,822)	(79,106)
Total operating expenses	(102,822)	(79,106)
Income from operations	865,505	609,391

Other income (expense)
Interest expense, net	—	(209)
Other income	1,525	1,132
Total other income, net	1,525	923

Income before tax expense	867,030	610,314
Income tax expense	(123,290)	(78,976)
Net income and total comprehensive income	743,740	531,338

Net income per share attributable to ordinary shareholders
Basic and diluted	0.06	0.05

Weighted average number of ordinary shares used in computing net income per share
Basic and diluted	0.06	0.05

The accompanying notes are an integral part of these condensed consolidated financial statements.

Masonglory Limited and its subsidiaries
Condensed Consolidated Statements of Changes in Shareholders’ Equity (unaudited)

	Ordinary Shares		Retained Earnings	Total Shareholders’ Equity
	Number of shares	Amount
		USD	USD	USD
Balance as of April 1, 2023	11,500,000	3	722,855	722,858
Net profit for the period (unaudited)	—	—	531,338	531,338
Balance as of September 30, 2023 (unaudited)	11,500,000	3	1,254,193	1,254,196
	Ordinary Shares		Additional paid in capital	Retained Earnings	Total Shareholders’ Equity
	Number of shares	Amount
		USD	USD	USD
Balance as of April 1, 2024	11,500,000	3	—	2,019,058	2,019,061
Issue of ordinary shares (unaudited)	1,000,000	1,247	164,103	—	165,350
Net profit for the period (unaudited)	—	—	—	743,740	743,740
Balance as of September 30, 2024 (unaudited)	12,500,000	1,250	164,103	2,762,798	2,928,151

The accompanying notes are an integral part of these condensed consolidated financial statements.

Masonglory Limited and its subsidiaries
Condensed Consolidated Statements of Cash Flows

	For the six months September 30,
	2024	2023
	USD	USD
	(unaudited)	(unaudited)
Operating activities:
Net income	743,740	531,338
Adjustments:
Amortization of right-of-use assets – finance lease	1,384	16,176
Expected credit loss allowance	2,508	2,450
Deferred taxation	(432)	(1,720)
Change in working capital items:
Change in accounts receivable	2,074,976	1,314,272
Change in contract assets	(573,763)	(108,979)
Change in deposits and other receivables	(2,179)	—
Change in accounts payable	(752,429)	(109,747)
Change in income tax payable	153,228	80,695
Change in accrued expenses	51,602	(1,282)
Cash generated from operating activities	1,698,635	1,723,203

Financing activities:
Principal payments for finance lease liabilities	—	(11,051)
(Repayment to) Advances from directors	(1,148,940)	1,288,205
Proceeds from issuance of ordinary shares	165,350	—
Deferred cost	(378,411)	—
Cash (used in) generated from financing activities	(1,362,001)	1,277,154

Net increase in cash at banks	336,634	3,000,357

Cash at banks as of beginning of the period	189,474	171,162
Cash at banks as of the end of the period	526,108	3,171,519

Supplementary Cash Flows Information
Cash refund for income tax	29,506	—
Cash paid for interest	—	209

The accompanying notes are an integral part of these condensed consolidated financial statements.

Masonglory Limited and its subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)

1. Organization and Business Description

Organization and Nature of Operations

Masonglory Limited (the “Company”) is a limited liability company established under the laws of the Cayman Islands on February 21, 2024. It is a holding company with no business operation.

The Company conducts its primary operations through its indirectly wholly owned subsidiary, Masontech Limited, which is incorporated and domiciled in Hong Kong SAR; Masontech Limited principally engage in the provision of wet trades works, and it is wholly owned subsidiary of Masonglory (BVI) Limited which was incorporated and is domiciled in British Virgin Islands.

The accompanying consolidated financial statements reflect the activities of the Company and the following entities:

Subsidiary	Date of incorporation	Jurisdiction of Formation	Percentage of Ownership	Principal Activities
Masonglory Limited (“Masonglory”)	February 21, 2024	Cayman Islands	Parent	Investment holding
Masonglory (BVI) Limited (“Masonglory BVI”)	February 20, 2024	British Virgin Islands	100%	Investment holding
Masontech Limited (“Masontech”)	September 11, 2018	Hong Kong	100%	Provision of wet trades works

Masontech was incorporated on September 11, 2018 in Hong Kong as a limited liability company, its principal activities were provision of wet trades works.

Reorganization and Share Issuance

Masonglory was incorporated as an exempted company with limited liability under the laws of the Cayman Islands in February 2024. Masonglory’s direct subsidiary is Masonglory (BVI), a BVI company incorporated in February 2024 and the holding company of Masontech Limited.

On February 21, 2024, one (1) Ordinary Share was allotted and issued as fully paid to an initial subscriber, an independent third party, which was subsequently transferred to Mr. TT Tun. On February 29, 2024, one (1) Ordinary Share was allotted and issued as fully paid to Mr. TS Fung at a consideration of US$0.0001.

On March 21, 2024, each of the Controlling Shareholders entered into a sale and purchase agreement with Masonglory (BVI), pursuant to which the Controlling Shareholders sold, and Masonglory (BVI) purchased from the Controlling Shareholders a total of twenty (20) ordinary shares in the Operating Subsidiary (representing the entire issued share capital of the Operating Subsidiary), at an aggregate consideration of HK$20.00. After the acquisition, Masonglory (BVI) became the sole shareholder of the Operating Subsidiary.

On March 25, 2024, each of the Controlling Shareholders entered into a sale and purchase agreement with Masonglory, pursuant to which the Controlling Shareholders sold, and Masonglory purchased from the Controlling Shareholders a total of two (2) Ordinary Shares of Masonglory (BVI) (representing the entire issued share capital of Masonglory (BVI)), at an aggregate consideration of US$0.0002. After the acquisition, Masonglory became the ultimate holding company of Masonglory (BVI) and the Operating Subsidiary.

On March 25, 2024, each of the Controlling Shareholders entered into a sale and purchase agreement with Fung & Tun Limited, a company incorporated under the laws of the BVI and jointly owned by the Controlling Shareholders (each holding one (1) Ordinary Share), pursuant to which each of the Controlling Shareholders sold, and Fung & Tun Limited purchased from the Controlling Shareholders a total of two (2) Ordinary Shares (representing the entire issued share capital of the Company), at an aggregate consideration US$0.0002. After the acquisition, Fung and Tun Limited, via its direct holding in Masonglory, became the ultimate holding company of the Operating Subsidiary.

On June 14, 2024, Masonglory allotted and issued 11,499,998 Ordinary Shares at a par value of US$0.0001 per Ordinary Share, credited as fully-paid in its share capital, to Fung & Tun Limited, which is jointly owned by Mr. TS Fung and TT Tun.

Masonglory Limited and its subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)

1. Organization and Business Description (cont.)

Also on June 14, 2024, Masonglory allotted and issued 500,000 Ordinary Shares to each of Vision Win Enterprises Limited and Main Works International Limited, unrelated third parties of the Company, for a consideration of HK$640,000, representing 4% and 4%, respectively, of the enlarged entire issued share capital of the Company immediately upon completion of the above transactions. This resulted in (a) a total additional issuance of 1,000,000 Ordinary Shares; (b) a dilution of Mr. SF Tse and Mr. TT Tse’s ownership interest in the Company from 100% to 92% though they remained as the controlling shareholders of the Company; and (c) a decrease in earnings per shares (basic and diluted) due to the increased number of shares outstanding. The allotment and issuance of the said Ordinary Shares to Vision Win Enterprises Limited and Main Works International Limited were not retroactively presented in prior periods as they are not part of the common control group. As such, the increase in Ordinary Shares and additional paid-in capital of the Company will be reflected in the subsequent period.

During the periods presented in these financial statements, the control of the entities has never changed and remained under the control of Mr. TS Fung and Mr. TT Tun. Despite the aforesaid dilution, Mr. TS Fung and Mr. TT Tun continue to hold a 92% ownership interest and maintain control over the Company.

2. Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The unaudited condensed consolidated financial statements include all accounts of the Company and its wholly owned subsidiaries (Collectively, the “Company”) and have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). In the opinion of management, these unaudited condensed consolidated interim financial statements reflect all adjustments, consisting of normal recurring adjustments, which are necessary to present fairly, in all material respects, the Company’s unaudited consolidated financial position, results of operations, cash flows and changes in equity for the interim periods presented. These unaudited condensed financial statements do not include certain information and footnote disclosures as required by the U.S. GAAP for complete annual financial statements. Therefore, these unaudited condensed consolidated interim financial statements should be read in conjunction with the financial statements and related notes included in this Registration Statement on Form F-1 for the years ended March 31, 2024 and 2023.

Consolidation

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary. All intercompany transactions and balances among the Company and its subsidiary have been eliminated upon consolidation.

Risk and Uncertainty

Significant Risks

Currency Risk

The Company’s operating activities are transacted in HKD. Foreign exchange risk arises from future commercial transactions, and recognized assets and liabilities. The Company considers the foreign exchange risk in relation to transactions denominated in HKD with respect to USD is not significant as HKD is pegged to USD.

Concentration Risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash at banks, accounts receivable and contract assets. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates. The Company deposits its cash at banks with financial institutions located in Hong Kong. As of September 30, 2024 and March 31, 2024, USD526,108 and USD189,474 were deposited with financial institutions located in Hong Kong. The Deposit Protection Scheme introduced by the Hong Kong Government

Masonglory Limited and its subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)

2. Summary of Significant Accounting Policies (cont.)

insured each depositor at one bank for a maximum amount of USD64,103 (HKD500,000). Otherwise, these balances are not covered by insurance. The Company believes that no significant credit risk exists as these financial institutions have high credit quality and the Company has not incurred any losses related to such deposits.

For the six months ended September 30, 2024 and 2023, all of the Company’s assets were located in Hong Kong and all of the Company’s revenue were derived from its subsidiaries located in Hong Kong. The Company has a concentration of its revenue and accounts receivable with specific customers.

During the six months ended September 30, 2024 and 2023, there were two customers generated income which accounted for over 10% of the total revenue generated for the respective periods. The details are as follows:

	For the six months ended September 30,
	2024	2023
Customer A	6.6%	87.4%
Customer B	58.7%	2.3%
Customer C	33.4%	0.1%
Customer D	0.2%	10.1%

As of September 30, 2024 and 2023, accounts receivable due from these customers as a percentage of unaudited consolidated accounts receivable are as follows:

	As of September 30,
	2024	2023
Customer A	8.7%	0.9%
Customer B	47.2%	99.1%
Customer C	44.1%	—%

During the six months ended September 30, 2024 and 2023, no supplier accounted for over 10% of the total cost of revenue for that period.

As of September 30, 2024 and 2023, there were no supplier which accounted for over 10% of the total unaudited consolidated accounts payable.

Credit Risk

For the credit risk related to accounts receivable, the Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Company establishes an allowance for credit losses based upon estimates, factors surrounding the credit risk of specific customers and other information. The allowance amounts were immaterial for all periods presented. The management believes that its contract acceptance, billing, and collection policies are adequate to minimize material credit risk. Application for progress payment of contract works is made on a regular basis. The Company seeks to maintain strict control over its outstanding receivables. Overdue balances are reviewed regularly by the Directors.

Interest rate risk

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate risk on cash deposits, and the risks due to changes in interest rates is not material. The Company has not used any derivative financial instruments to manage the interest risk exposure.

Masonglory Limited and its subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)

2. Summary of Significant Accounting Policies (cont.)

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 30 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Labor price risk

Our business requires a substantial number of personnel. Any failure to retain stable and dedicated labor by us may lead to disruption to our business operations. Although we have not experienced any labor shortage to date, we have observed an overall tightening and increasingly competitive labor market. We have experienced, and expect to continue to experience, increases in labor costs due to increases in salary, social benefits and employee headcount. We compete with other companies in our industry and other labor-intensive industries for labor, and we may not be able to offer competitive remuneration and benefits compared to them. If we are unable to manage and control our labor costs, our business, financial condition and results of operations may be materially and adversely affected.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Management periodically evaluates estimates used in the preparation of the consolidated financial statements for continued reasonableness. Appropriate adjustments, if any, to the estimates used are made prospectively based upon such periodic evaluation. It is reasonably possible that changes may occur in the near term that would affect management’s estimates with respect to the percentage of completion method, allowance for doubtful accounts and accrued expenses. Revisions in estimated revenue from contracts are made in the year in which circumstances requiring the revision become probable.

Balance Sheet Classifications

The Company includes in current assets and liabilities the following amounts that are in connection with construction contracts that may extend beyond one year: contract assets and contract liabilities (including retainage invoiced to customers contingent upon anything other than the passage of time), capitalized costs to fulfill contracts retainage payable to sub-contractors and accrued losses on uncompleted contracts. A one-year time period is used to classify all other current assets and liabilities when not otherwise prescribed by the applicable accounting principles.

Contract assets, and Contingent Retainage

Contract assets include billed and unbilled amounts for services provided to customers for which the Company has an unconditional right to payment. Billed and unbilled amounts for which payment is contingent on anything other than the passage of time are included in contract assets and contract liabilities on a contract-by-contract basis.

When payment of the retainage is contingent upon the Company fulfilling its obligations under the contract it does not meet the criteria to be included in contracts receivable and remains in the contract’s respective contract asset or contract liability, determined on a contract-by-contract basis. Retainage for which the Company has an unconditional right to payment that is only subject to the passage of time are included in contracts receivable.

Masonglory Limited and its subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)

2. Summary of Significant Accounting Policies (cont.)

The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions.

Contract Estimates Including Variable Consideration

Accounting for long-term contracts with customers involves the use of various techniques to estimate total transaction price, total estimated costs at completion, and progress toward satisfaction of performance obligations which are used to recognize revenue earned. Unforeseen events and circumstances can alter the estimate of the costs associated with a particular contract. Total estimated costs at completion, can be impacted by changes in productivity, scheduling, the unit cost of labor, subcontracts, materials, and equipment. Additionally, external factors such as weather, customer needs, customer delays in providing permits and approvals, labor availability, governmental regulation and politics may affect the progress of a project’s completion, and thus the timing and amount of revenue recognition.

To the extent that original cost estimates are modified, estimated costs to complete increase, delivery schedules are delayed, or progress under a contract is otherwise impeded, cash flow, revenue recognition, and profitability from a particular contract may be adversely affected.

The nature of the Company’s contracts gives rise to several types of variable consideration, including unpriced change orders and claims; and liquidated damages and penalties that can either increase or decrease the transaction price. Transaction price for contracts is required to include evaluation of variable consideration to which the Company has an enforceable right to have not agreed to the price.

The Company considers claims to be contract modifications for which the Company has sought, or will seek, to collect from customers, or others, for customer-caused changes in contract specifications or design, or other customer-related causes of unanticipated additional contract costs on which there is no contractual agreement with the customer for changes in either the scope or price of the contract. Claims can also be caused by non-customer-caused changes, such as weather delays, work stoppages or other unanticipated events. Costs associated with contract modifications are included in the estimated costs to complete the contracts and are treated as project costs when incurred. In most instances, contract modifications are for goods or services that are not distinct and, therefore, are accounted for as part of the existing contract. In those instances, the effect of a contract modification on the transaction price, and the measure of progress for the performance obligation to which it relates, is recognized as an adjustment to revenue on a cumulative catch-up basis. To the extent unapproved change orders and claims reflected in the transaction price are not resolved in the Company’s favor, or to the extent other contract provisions reflected in the transaction price are not earned, there could be reductions in or reversals of previously recognized revenue.

As a significant change in one or more of these estimates could affect the revenue and profitability of the Company’s long-term construction contracts, the Company reviews and updates contract-related estimates regularly. The Company recognizes adjustments in estimated revenue on contracts on a cumulative catch-up basis Under this method, the cumulative impact of the revenue adjustment is recognized in the period the adjustment is identified. Revenue in future periods of contract performance is recognized using the adjusted estimate. If at any time the contract estimates indicate an anticipated loss on a contract, the projected loss is recognized in full, including the reversal of any previously recognized profit, in the period it is identified and recognized as an accrued loss on uncompleted contracts on the consolidated balance sheet. No adjustments resulting from revisions to estimates on any individual contract was material to the financial statements for the six months ended September 30, 2024 or 2023.

Revenue Recognition from Provision of Construction Services

The Company recognizes contract revenue and profit of construction services according to the management’s estimation of the total outcome of the project as well as the progress towards complete satisfaction of a performance obligation measured based on input method. The recognition of contract revenue therefore relies on the management’s estimation of the progress and outcome of the project, which involves the exercise of significant management estimation, particularly in estimating the budgeted contract costs, which are prepared by the management of the Company on the basis of agreements, quotations or other correspondences from time to time provided by the subcontractors, suppliers

Masonglory Limited and its subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)

2. Summary of Significant Accounting Policies (cont.)

or vendors involved and the experience of the management. In order to keep the budget accurate and up-to-date, the management of the Company conducts periodic reviews of the budgets of service contracts by comparing the budgeted amounts to the actual amounts incurred. Construction revenue and contract assets are estimated by using the percentage of completion method, which is calculated based on the costs incurred on each construction contract at the end of the respective accounting period divided by the estimated total costs for the contract and then multiplied by the estimated construction revenue expected to be earned. Notwithstanding that management reviews and revises the estimates of both contract revenue and costs for the construction services as the contract progresses, the actual outcome of the contract in terms of its total revenue and costs may be higher or lower than the estimates and this will affect the revenue and profit recognized.

The Company considers both the terms of the contracts entered into with its customers and its customary business practices to determine the transaction prices for each of its construction projects. The Company determines the transaction price as the amount of consideration to which it expects to be entitled in exchange for transferring promised services to the customer. When estimating transaction prices for construction projects in progress, the Company recognises that the amounts of consideration would vary because of price discounts and rebates, which are usually finalised and agreed with the customers during the final certification stage of the projects. Although such variability relating to the consideration promised by the customers are not explicitly stated in the contracts, the Company considers that the customers have valid expectations arising from customary business practices that the price concessions would be given to the customers at the end of the construction projects. Hence the estimates of variable consideration are typically constrained to the extent that it is highly probable that a significant reversal in the amount of cumulative revenue recognised will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

Expected Credit Loss Allowance

The measurement of the expected credit loss allowance for financial assets measured at amortized cost is an area that requires the use of significant assumptions about future economic conditions and credit behavior (e.g. the likelihood of customers defaulting and the resulting losses). A number of significant judgements are also required in applying the accounting requirements for measuring expected credit loss, such as considering debtors’ credit risk characteristics, historical settlement record, the days past due and forward-looking information.

Foreign currency translation and transaction and Convenience translation

The Company’s reporting currency is the United States dollars (“USD”). The Company’s operations are principally conducted in Hong Kong where Hong Kong dollars (“HKD”) is the functional currency.

Transactions denominated in other than the functional currencies are re-measured into the functional currency of the entity at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the functional currency at the prevailing rates of exchange at the balance date. The resulting exchange differences are reported in the consolidated statements of operations and comprehensive income.

The exchanges rates used for translation from HK$ to USD was 7.8, a pegged rate determined by the linked exchange rate system in Hong Kong. This pegged rate was used to translate Company’s balance sheets, income statement items and cash flow items for both 2024 and 2023.

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The carrying amounts of financial assets and liabilities, such as cash, accounts receivable, deposits, accounts payable and finance lease liabilities.

Masonglory Limited and its subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)

2. Summary of Significant Accounting Policies (cont.)

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 —	Quoted prices in active markets for identical assets and liabilities.
Level 2 —

Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 —

Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Company considers the carrying amount of its financial assets and liabilities, which consist primarily of cash at banks, accounts receivable, contract assets, deposits, accounts payable, finance lease liabilities and accrued expenses approximate the fair value of the respective assets and liabilities as of September 30, 2024 and 2023 due to their short-term nature.

The Company noted no transfers between levels during any of the periods presented. The Company did not have any instruments that were measured at fair value on a recurring nor non-recurring basis as of September 30, 2024 and 2023.

Cash at banks

Cash at banks consist of cash held in banks. The Company maintains the bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount of HKD500,000. Cash balances in bank accounts in Hong Kong are not otherwise insured by the Federal Deposit Insurance Corporation or other programs.

Accounts Receivable, net

Accounts receivable represents an unconditional right to consideration arising from our performance under contracts with customers which include retainage amount that is conditional only on the passage of time. The Company grant credit to customers, without collateral, under normal payment terms (typically 30 days after invoicing). Generally, invoicing occurs within 30 days after the related works are performed. The carrying value of such receivable, net of the expected credit loss and allowance for doubtful accounts, represents its estimated realizable value. The Company expect to collect the outstanding balance of current accounts receivable, net within the next 12 months. The Company has elected to use probability of default and loss given default methods to estimate allowance for credit loss.

Measurement of credit losses on financial instruments

Effective April 1, 2022, the Company adopted ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326) — Measurement of Credit Losses on Financial Instruments,” using the modified retrospective approach for accounts receivable and contract assets. The Company assessed that the impact of adoption of ASU 2016-13 was approximately USD30,583 as at April 1, 2022, which represented credit losses on accounts receivable and contract assets of USD4,962 and USD25,621 respectively. The allowance for credit losses on accounts receivable and contract assets amounted to USD11,421 and USD43,042 as of September 30, 2024 respectively. This guidance replaced the “incurred loss” impairment methodology with an approach based on “expected losses” to estimate credit losses on certain types of financial instruments and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The guidance requires financial assets to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the cost of the financial asset to present the net carrying value at the amount expected to be collected on the financial asset.

Masonglory Limited and its subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)

2. Summary of Significant Accounting Policies (cont.)

Deferred Offering Costs

Deferred offering costs consist principally of all direct offering costs incurred by the Company, such as underwriting, legal, accounting, consulting, printing, and other registration related costs in connection with the initial public Offering (“IPO”) of the Company’s ordinary shares. Such costs are deferred until the closing of the offering, at which time the deferred costs are offset against the offering proceeds. In the event the offering is unsuccessful or aborted, the costs will be expensed.

Inventory

The Company does not keep any inventory. Generally, the Company orders materials based on each project’s progress and the materials are delivered to the worksites by the suppliers.

Leases

On April 1, 2022, the Company adopted ASU 2016-02 Leases (Topic 842) (“Topic 842”) issued by the FASB, using the modified retrospective transition method and elected the transition option to use an effective date of April 1, 2020 as the date of initial application. The adoption of Topic 842 resulted in the presentation of right-of-use assets — finance lease and finance lease liabilities on the consolidated balance sheet.

The Company has elected the package of practical expedients permitted which allows the Company not to reassess the following at adoption date: (i) whether any expired or existing contracts are or contains a lease, (ii) the lease classification for any expired or existing leases, and (iii) initial direct costs for any expired or existing leases (i.e. whether those costs qualify for capitalization under ASU 2016-02). The Company also elected the short-term lease exemption for certain classes of underlying assets including office space and machinery, with a lease term of 12 months or less.

The Company determines whether an arrangement is or contain a lease at inception. A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease.

A lease is classified as a finance lease when the lease meets any of the following criteria at lease commencement:

(a)     The lease transfers ownership of the underlying asset to the lessee by the end of the lease term.

(b)    The lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise.

(c)     The lease term is for the major part of the remaining economic life of the underlying asset. However, if the commencement date falls at or near the end of the economic life of the underlying asset, this criterion shall not be used for purposes of classifying the lease.

(d)    The present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments equals or exceeds substantially all of the fair value of the underlying asset.

(e)     The underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term.

Finance leases are included in right-of-use (“ROU”) assets — finance lease, finance lease liabilities, current, and finance lease liabilities, non-current in the Company’s consolidated balance sheets.

ROU assets — finance lease represent the Company’s right to use an underlying asset for the lease term and finance lease liabilities represent its obligation to make lease payments arising from the lease. The ROU assets — finance lease and finance lease liabilities are recognized at lease commencement date based on the present value of lease payments over the lease term.

Masonglory Limited and its subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)

2. Summary of Significant Accounting Policies (cont.)

At the commencement date, the cost of the ROU assets — finance lease shall consist of all of the following:

(a)     The amount of the initial measurement of the lease liability

(b)    Any lease payments made to the lessor at or before the commencement date, minus any lease incentives received

(c)     Any initial direct costs incurred by the lessee.

The Company uses the implicit rate based on the terms of the leases in determining the present value of lease payments. The ROU assets — finance lease also includes any lease payments made and excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease. Renewal options are considered within the ROU assets — finance lease and finance lease liabilities when it is reasonably certain that the Company will exercise that option.

For operating leases with a term of one year or less, the Company has elected not to recognize a lease liability or ROU asset — operating lease on its consolidated balance sheets. Instead, it recognizes the lease payments as expenses on a straight-line basis over the lease term. Short-term lease costs are immaterial to its consolidated statements of operations and cash flows.

Impairment of Long-Lived Assets

The Company reviews the impairment of its long-lived assets, whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. There were no impairment losses on long-lived assets for the six months ended September 30, 2024 and 2023.

Revenue Recognition

The Company adopted the revenue standard Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1:    Identify the contract with the customer

Step 2:    Identify the performance obligations in the contract

Step 3:    Determine the transaction price

Step 4:    Allocate the transaction price to the performance obligations in the contract

Step 5:    Recognize revenue when the company satisfies a performance obligation.

The Company enters into agreements with clients that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services transfer to the customer. It is customary practice for the Company to have the agreements with its customers in writing, orally, or in accordance with other customary business practices. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Masonglory Limited and its subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)

2. Summary of Significant Accounting Policies (cont.)

The Company perform a majority of wet trade works under master construction agreements and other contracts that contain customer-specified construction requirements. These agreements include discrete pricing for individual tasks. A contractual agreement exists when each party involved approves and commits to the agreement, the rights of the parties and payment terms are identified, the agreement has commercial substance, and collectability of consideration is probable. Construction services are performed for the sole benefit of our customers, whereby the assets being created or maintained are controlled by the customer and the services we perform do not have alternative benefits for us. Contract revenue is recognized as our obligations are satisfied over time consistent with our services are performed and customers simultaneously receive and consume the benefits the Company provide.

The Company recognizes contract revenue over time, as performance obligations are satisfied, due to the continuous transfer of control to the customer in accordance with ASC Topic 606, Revenue from Contracts with Customers. Upon adoption of ASC Topic 606, contracts which include construction services are generally accounted for as a single deliverable (a single performance obligation) and are no longer segmented between types of services. The Company has not bundled any goods or services that are not considered distinct.

The Company uses the ratio of actual costs incurred to total estimated costs since costs incurred (an input method) represent a reasonable measure of progress towards the satisfaction of a performance in order to estimate the portion of revenue earned. This method faithfully depicts the transfer of value to the customer when the Company is satisfying a performance obligation that entails a number of interrelated tasks or activities for a combined output that requires the Company to coordinate the work of employees and subcontractors. Contract costs typically include direct labor, subcontracting charges, materials and indirect costs related to contract performance. Changes in estimated costs to complete these obligations result in adjustments to revenue on a cumulative catch-up basis, which causes the effect of revised estimates to be recognized in the current period. Changes in estimates can routinely occur over the contract term for a variety of reasons including, changes in scope, unanticipated costs, delays or favorable or unfavorable progress than original expectations. When the outcome of the contract cannot be reasonably measured, revenue is recognized only to the extent of contract costs incurred that are expected to be recovered. In situations where the estimated costs to perform exceeds the consideration to be received, the Company accrues the entire estimated loss during the period the loss becomes known.

The typical contract length of the Company entered ranges from 12 months to 24 months.

Contracted but not yet recognized revenue was approximately USD5,852,628 and USD13,924,481 as of September 30, 2024 and March 31, 2024, respectively.

The nature of the Company’s contracts gives rise to several types of variable consideration, including unpriced change orders and claims; and liquidated damages and penalties. The Company recognizes revenue for variable consideration when it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur. The Company estimates the amount of revenue to be recognized on variable consideration using the expected value (i.e., the sum of a probability-weighted amount) or the most likely amount method, whichever is expected to better predict the amount. Factors considered in determining whether revenue associated with claims (including change orders in dispute and unapproved change orders in regard to both scope and price) should be recognized include the following: (a) the contract or other evidence provides a legal basis for the claim, (b) additional costs were caused by circumstances that were unforeseen at the contract date and not the result of deficiencies in the company’s performance, (c) claim-related costs are identifiable and considered reasonable in view of the work performed, and (d) evidence supporting the claim is objective and verifiable. If the requirements for recognizing revenue for claims or unapproved change orders are met, revenue is recorded only when the costs associated with the claims or unapproved change orders have been incurred.

The Company generally provides limited warranties for work performed under its construction contracts. The warranty periods typically extend for a limited duration following substantial completion of the Company’s work on the project. Historically, warranty claims have not resulted in material costs incurred for which the Company was not compensated for by the customer.

Masonglory Limited and its subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)

2. Summary of Significant Accounting Policies (cont.)

There were no material amounts of unapproved change orders or claims recognized during the six months ended September 30, 2024, and 2023.

Contract Assets

Contract assets included two parts: revenue recognized in excess of amounts billed, and retainage. Certain of our contracts contain retention provisions whereby a portion of the revenue earned is withheld from payment as a form of security until contractual provisions are satisfied. Contract assets were assessed for impairment in accordance with ASC 326.

Contract assets are reported in a net position on a contract-by-contract basis at the end of each reporting period.

Government Subsidies

Government subsidies primarily relate to one-off entitlement granted by the Hong Kong government pursuant to the Employment Support Scheme under the Anti-epidemic Fund. The Company recognizes government subsidies as other income when they are received because they are not subject to any past or future conditions. No government subsidies received and recognized as other income for the six months ended September 30, 2024 and 2023, respectively.

Cost of Revenue

The Company’s cost of revenue is primarily comprised of the material costs, subcontracting costs, direct labor costs and overhead costs that are directly attributable to services provided.

General and administrative expenses

General and administrative expenses mainly consist of administrative staff cost, motor vehicle expenses, office supplies, legal and professional fees, change of credit loss allowances and other miscellaneous administrative expenses.

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

We believe there were no uncertain tax positions as of September 30, 2024 and March 31, 2024. We do not expect that our assessment regarding unrecognized tax positions will materially change over the next 12 months. We are not currently under examination by an income tax authority, nor has been notified that an examination is contemplated.

Masonglory Limited and its subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)

2. Summary of Significant Accounting Policies (cont.)

Earnings Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Recently Accounting Pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

3. Accounts Receivable, net

Accounts receivable, net consisted of the following as of September 30, 2024 and March 31, 2024:

	As of September 30, 2024	As of March 31, 2024
	USD	USD
Accounts receivable	3,330,838	5,405,814
Less: allowance for credit loss	(11,421)	(17,153)
Accounts receivable, net	3,319,417	5,388,661

Masonglory Limited and its subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)

3. Accounts Receivable, net (cont.)

The movement of allowance for loss accounts are as follows:

	As of September 30, 2024	As of March 31, 2024
	USD	USD
Balance at beginning of the period/year	17,153	10,163
(Reversed) Addition during the period/year	(5,732)	6,990
Balance at end of the period/year	11,421	17,153

4. Contract Assets

Projects with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on the Company’s consolidated balance sheets as “Contract assets”. Contract retentions, included in contract assets, represent amounts withheld by clients, in accordance with underlying contract terms, until certain conditions are met or the project is completed. Provisions for estimated losses of contract assets on uncompleted contracts are made in the period in which such losses are determined. Contract assets that have billing terms with unconditional rights to be billed beyond one year are classified as non-current assets.

Contract assets consisted of the following as of September 30, 2024 and March 31, 2024:

	As of September 30, 2024	As of March 31, 2024
	USD	USD
Contract assets:
Revenue recognized in excess of amounts paid or payable (contract receivable) to the Company on uncompleted contracts (contract asset) excluding retainage	272,062	51,731
Retainage included in contract assets due to being conditional on something other than solely passage of time	2,207,048	1,853,616
Less: allowance for credit loss	(43,042)	(34,802)
Contract assets, net	2,436,068	1,870,545

Contract assets, current	2,436,068	1,870,545
Contract assets, non-current	—	—

The movement of revenue recognized in excess of amounts paid or payable (excluding retainage) before net of allowance for credit loss is as follows:

	As of September 30, 2024	As of March 31, 2024
	USD	USD
Balance at beginning of the period/year	51,731	791,265
Increase as a result of total work completed during the period/year	272,062	51,731
Decrease as a result of total amount billed out	(51,731)	(791,265)
Balance at end of the period/year	272,062	51,731

Masonglory Limited and its subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)

4. Contract Assets (cont.)

The movement of retainage before net of allowance for credit loss is as follows:

	As of September 30, 2024	As of March 31, 2024
	USD	USD
Balance at beginning of the period/year	1,853,616	797,488
Increase as a result of changes in progress of ongoing projects	353,432	1,384,613
Reclassified to accounts receivable as payment becomes unconditional	—	(328,485)
Balance at end of the period/year	2,207,048	1,853,616

5. Deposits and Other Receivables

	As of September 30, 2024	As of March 31, 2024
	USD	USD
Deposits	2,590	2,590
Other receivables	2,179	—
	4,769	2,590
Less: amount classified as non-current assets	—	—
Amount classified as current assets	4,769	2,590

6. Leases

The following table shows ROU assets — finance leases and finance lease liabilities, and the associated financial statement line items as of September 30, 2024 and March 31, 2024:

	As of September 30, 2024	As of March 31, 2024
	USD	USD
Assets
Right-of-use assets – finance lease, net	—	1,384

Liabilities
Finance lease liabilities, current	—	—
Weighted average remaining lease term (in years)	—	—
Weighted average discount rate (%)	—	—

Masonglory Limited and its subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)

6. Leases (cont.)

Information relating to financing and operating lease activities during the six months ended September 30, 2024 and 2023 are as follows:

	For the six months ended September 30,
	2024	2023
	USD	USD
Finance leases:
Amortization of right-of-use assets – finance lease	1,384	16,176
Interest of finance lease liabilities	—	207
	1,384	16,383
Operating lease:
Expenses related to a short-term lease	6,154	6,154
	6,154	6,154
Total lease expenses	7,538	22,537

Cash outflows related to finance leases:
Financing cash outflows – principal paid	—	11,051
Operating cash outflows – interests paid	—	207
	—	11,258

Cash outflows related to operating lease:
Operating cash outflows – rental paid	6,154	6,154

Right-of-use assets — finance lease represented purchases of a motor vehicle and certain forklifts under finance leases for its operations. Lease contracts are entered into for fixed term of 24 months to 36 months, Lease terms are negotiated on an individual basis and contain different terms and conditions.

7. Accounts payable

Components of accounts payable are as follows as of September 30, 2024 and March 31, 2024:

	As of September 30, 2024	As of March 31, 2024
	USD	USD
Trade payables	1,580,795	2,333,224
Total	1,580,795	2,333,224

The Company’s trading terms with its suppliers and subcontractors are mainly on credit. The credit terms generally range from 7 to 30 days.

8. Accrued Expenses

Components of accrued expenses are as follows as of September 30, 2024 and March 31, 2024:

	As of September 30, 2024	As of March 31, 2024
	USD	USD
Accruals for operating expenses:
– Staff costs	39,070	39,071
– IPO costs	51,603	—
Total	90,673	39,071

Masonglory Limited and its subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)

9. Income Taxes

Cayman Islands and British Virgin Islands

Pursuant to the current rules and regulations, the Cayman Islands and British Virgin Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. Therefore, the Company is not subject to any income tax in the Cayman Islands or British Virgin Islands.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income.

On 21 March 2018, the Hong Kong Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the “Bill”) which introduces the two-tiered profits tax rates regime. The Bill was signed into law on 28 March 2018 and was gazetted on the following day. Under the two-tiered profits tax rates regime, the first HK$2 million of estimated assessable profits of the qualifying group entity will be taxed at 8.25%, and estimated assessable profits above HK$2 million will be taxed at 16.5%. The profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.

The components of the income tax expense (benefit) are as follows:

	For the six months ended September 30,
	2024	2023
	USD	USD
Current
Cayman Islands	—	—
British Virgin Islands	—	—
Hong Kong	123,722	80,696

Deferred
Cayman Islands	—	—
British Virgin Islands	—	—
Hong Kong	(432)	(1,720)
Total	123,290	78,976

The Company measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax asset and liability are as follows:

	As of September 30, 2024	As of March 31, 2024
	USD	USD
Deferred tax assets
Right-of-use assets – finance lease	1,194	1,177
Provision for allowance of credit losses	8,987	8,572
	10,181	9,749

Deferred tax liabilities	—

Deferred tax assets, net	10,181	9,749

Masonglory Limited and its subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)

9. Income Taxes (cont.)

	For the six months September 30,
	2024	2023
	USD	USD
Profit before income taxes	867,030	610,314
Hong Kong Profits Tax rate	16.5%	16.5%
Income taxes computed at Hong Kong Profits Tax rate	143,060	100,702

Reconciling items:
Tax effect of income that is not taxable*	(252)	(188)
Tax effect of non-deductible expenditure**	1,636	—
Effect of two-tier tax rate	(21,154)	(21,154)
Statutory tax deduction#	—	(384)
Income tax expense	123,290	78,976

____________

*        Income that is not taxable mainly consisted of the bank interest income which is non-taxable under Hong Kong income tax law.

**      Expenditure that is not tax deductible mainly consisted of the IPO costs which is non-deductible under Hong Kong income tax law.

#        It represents a reduction granted by the Hong Kong SAR Government of 100% of the tax payable subject to a maximum reduction of HK$3,000 for each business.

10. Earnings per share

Basic and diluted net earnings per share for each of the periods presented are calculated as follows:

Basic earnings per share is computed using the weighted average number of ordinary shares outstanding during the periods.

Diluted earnings per share is computed using the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period.

	For the six months September 30,
	2024	2023
Numerator
Net income-basic and diluted	743,740	531,338

Denominator
Weighted average number of ordinary shares outstanding – basic and diluted	12,500,000	11,500,000

Earning per share – basic and diluted	0.06	0.05

11. Related Party Balance and Transactions

The following is a list of related parties which the Company has transactions with:

(a)     Mr. Tse Shing Fung, a director of the Company.

(b)    Mr. Tse Tsz Tun, a director of the Company.

Masonglory Limited and its subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)

11. Related Party Balance and Transactions (cont.)

a.      Due to related parties

As of September 30, 2024 and March 31, 2024, the balances of amounts due to related parties were as follows:

	As of September 30, 2024	As of March 31, 2024
	USD	USD
Due to related parties
Mr. Tse Shing Fung (a)	984,732	1,559,202
Mr. Tse Tsz Tun (b)	984,731	1,559,201
Total(1)	1,969,463	3,118,403

____________

(1)      The balance represented the advances to the directors. The amount was unsecured, interest-free and repayable on demand.

Related party transactions

	For the six months ended September 30,
	2024	2023
	USD	USD
Office rental to related parties
Parents of the Mr. Tse Shing Fung (a) and Mr. Tse Tsz Tun (b)	6,154	6,154
Total	6,154	6,154

(Repayment to) Advances from related parties
Mr. Tse Shing Fung (a)	(574,470)	644,103
Mr. Tse Tsz Tun (b)	(574,470)	644,102
Total	(1,148,940)	1,288,205

12. Commitments and Contingencies

Commitments

As of September 30, 2024 and March 31, 2024, the Company did not have any significant capital and other commitments.

Contingencies

The Company is subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome arising out of any such matters will have a material adverse effect on its consolidated financial position, cash flows or results of operations on an individual basis or in the aggregate. As of September 30, 2024 and March 31, 2024, the Company is not a party to any material legal or administrative proceedings.

Masonglory Limited and its subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)

13. Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”), Mr. Tse Shing Fung (a director of the Company), for making decisions, allocating resources and assessing performance.

Based on the management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280. For the six months ended September 30, 2024 and 2023, revenue and assets within Hong Kong contributed over 90% of the Company’s total revenue and assets. Therefore, no geographical segments are presented. The single segment represents the Company’s core business of providing wet trades works and other wet trades related ancillary works to its customers in Hong Kong.

14. Subsequent Events

The Company has assessed all events from September 30, 2024, up through the date of this report, which is the date that these consolidated financial statements are available to be issued, there are not any material subsequent events that require disclosure in these consolidated financial statements.

Masonglory Limited

Ordinary Shares

_______________________

PRELIMINARY PROSPECTUS

_______________________

D. Boral Capital

            , 2025

Until and including            , 2025 (25 days after the date of this prospectus), all dealers that buy, sell, or trade the Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [*], 2025

Masonglory Limited

1,000,000 Ordinary Shares to be sold by the Selling Shareholder

This prospectus relates to the resale of 1,000,000 shares of our Ordinary Shares by the Selling Shareholder (“Selling Shareholder(s)”) named in this prospectus. We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholder named in this prospectus.

Prior to this offering, there has been no public market for our Ordinary Shares. We intend to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “MSGY”. Listing of our Ordinary Shares on Nasdaq is a condition to this offering. There is no assurance that such application will be approved, and if our application is not approved, this offering will be terminated.

No sales of the Ordinary Shares covered by this prospectus shall occur until after the closing of our initial public offering (the “IPO”). Any sales will occur from time to time at prevailing market prices or in privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholder. The date of effectiveness of the registration statement for our IPO is [*], 2025. The IPO price of the Ordinary Shares is $[*] per Ordinary Share. On [*], 2025, the last reported sale price of our Ordinary Shares on Nasdaq was [*] per share.

Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations in Hong Kong by its Operating Subsidiary.

Masonglory is a Cayman Islands holding company with no material operations of its own, and we conduct our operations primarily in Hong Kong through our Operating Subsidiary (as defined below). References to the “Company,” “we,” “us,” and “our” in the prospectus are to Masonglory, the Cayman Islands entity that will issue the Ordinary Shares being offered. This is an offering of the Ordinary Shares of Masonglory, the Cayman Islands holding company, and not of the shares of the Operating Subsidiary. Investors in this offering may never directly hold any equity interests in the Operating Subsidiary.

Investing in the Shares is highly speculative and involves a high degree of risk. Before buying any Ordinary Shares, you should carefully read the discussion of material risks of investing in the Shares in “Risk Factors” beginning on page 16 of this prospectus.

Our operations are primarily located in Hong Kong, a Special Administrative Region of the People’s Republic of China (“China” or the “PRC”), with its own governmental and legal system that is independent from mainland China and has its own distinct rules and regulations. Due to long-arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard. We may also be subject to unique risks due to the uncertainty of the interpretation and application of PRC laws and regulations.

Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

•        could result in a material change in our operations and/or the value of our securities;

•        could significantly limit or completely hinder our ability to continue our operations;

•        could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and

•        may cause the value of our securities to significantly decline or be worthless.

The legal and operational risks associated in operating in the PRC also apply to the Operating Subsidiary’s operations in Hong Kong, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns, would be applicable to the Operating Subsidiary and us, given the substantial operations of the Operating Subsidiary in Hong Kong and the possibilities that Chinese government may exercise significant oversight over the conduct of business in Hong Kong. In the event that the Operating Subsidiary is to become subject to laws and regulations of the PRC, these risks could result in material costs to ensure compliance, fines, material changes in our operations and/or the value of the securities we are registering for sale, and/or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For example, if the recent regulatory actions of the PRC government on data security, anti-monopoly or other data-related laws and regulations were to apply to us and/or our subsidiaries, we and/or our subsidiaries could become subject to certain anti-monopoly, cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for our public offerings on a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against us and/or our subsidiaries and may materially and adversely affect our subsidiaries’ business and our results of operations. We believe that we and the Operating Subsidiary is not currently required to obtain permission from or complete filing procedure with the PRC and/or Hong Kong government authorities to list on a U.S. securities exchange and consummate this offering, including the permission requirement or complete filing procedure for any data security or anti-monopoly concerns. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange in the United States, or even when such permission is obtained or such filing is completed, it will not be subsequently denied or rescinded. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Our key operations are in Hong Kong, a Special Administrative Region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.” on page 23; and “Risk Factors — Risks Related to Doing Business in Hong Kong — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 28.

We are aware that recently the PRC government has initiated a series of regulatory actions and new policies to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. See “Prospectus Summary — Recent Regulatory Development in the PRC” beginning on page 10.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China” (“PRC Personal Information Protection Law”), which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in mainland China, issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of

Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise on the basis of the equity, assets, income, or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing under the Draft Overseas Listing Regulations.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”), jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021), which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the (“Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and five interpretive guidelines (collectively, the “CSRC Filing Rules”), which came into effect on March 31, 2023. Under the CSRC Filing Rules, a filing based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic companies, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings, or other similar rights of a domestic company that operates its main business domestically. The CSRC Filing Rules state that any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes, and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering.

The Operating Subsidiary may collect and store certain data (including certain personal information) from our clients, who may be mainland China individuals, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering). The Measures for Cybersecurity Review (2021), PRC Data Security Law, the PRC Personal Information Protection Law, and the Draft Overseas Listing Regulations currently does not have an impact on our business, operations or this offering, nor are we or the Operating Subsidiary are covered by permission requirements from the CAC that is required to approve our Hong Kong subsidiaries’ operations and our offering, as our Hong Kong subsidiaries will not be deemed to be an “Operator” or a “data processor” that required to file for cybersecurity review before listing in the United States, because: (i) the Operating Subsidiary was incorporated in Hong Kong and operate only in Hong Kong without any subsidiary or VIE structure in mainland China and each of the Measures for Cybersecurity Review (2021), the Personal Information Protection Law and the Draft Overseas Listing Regulations does not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, the Operating Subsidiary has in aggregate collected and stored personal information of far less than one million users; (iii) all of the data the Operating Subsidiary has collected is stored in servers located in Hong Kong, and we and the Operating Subsidiary do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a CSRC review, nor has received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (v) data processed in our business should not have a bearing on national security nor affect or may affect national security, and we and the Operating Subsidiary have not been notified by any authorities of being classified as an Operator. Moreover, pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Therefore, based on the PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by mainland China authorities, neither we, nor the Operating Subsidiary in Hong Kong are currently required to obtain any permission or approval from the mainland China government authorities, including the CSRC and CAC, to operate our business or to offer the securities being registered to foreign investors. As of the date of this prospectus, neither we nor the Operating Subsidiary have ever applied for any such permission or approval.

However, given the uncertainties arising from the legal system in mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of Draft Overseas Listing Regulations, CSRC Filing Rules, PRC Personal Information Protection Law, relevant mainland China data privacy, cybersecurity laws and other regulations. Since the CSRC Filing Rules are newly promulgated, their interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If the CSRC Filing Rules become applicable to us or the Operating Subsidiary in Hong Kong, if the Operating Subsidiary is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to the Operating Subsidiary in Hong Kong, the business operation of the Operating Subsidiary and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. While, we do not believe we are covered by the permission requirements from CSRC or CAC, investors of our company and our business may face potential uncertainty from actions taken by the PRC government affecting our business. If the applicable laws, regulations, or interpretations change and the Operating Subsidiary become subject to the CAC or CSRC review, we cannot assure you that the Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. See “Risk Factors — Risks Related to Doing Business in Hong Kong — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 28.

The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers. The PRC government may also intervene or impose restrictions on our ability to move out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Furthermore, PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our company or any of our subsidiaries to obtain regulatory approval from PRC authorities before this offering. These actions could result in a material change in our operations and could significantly limit or completely hinder our ability to complete this offering or cause the value of the Shares to significantly decline or become worthless. See “Prospectus Summary — Recent Regulatory Developments in the PRC” beginning on page 10.

Furthermore, as more stringent criteria, including the Holding Foreign Companies Accountable Act (the “HFCA Act”), have been recently imposed by the SEC and the Public Company Accounting Oversight Board (“PCAOB”), recently, the Shares may be prohibited from trading if our auditor cannot be fully inspected. Our auditor, J&S Associate PLT, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess J&S Associate PLT’s compliance with applicable professional standards. J&S Associate PLT is headquartered in Malaysia, and can be inspected by the PCAOB. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong. On August 26, 2022, CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. See “Risk Factors — Risks Relating to The Shares — Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspectable by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”) was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before the Shares may be prohibited from trading or delisted” on page 29. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of the Shares to be materially and adversely affected.

Our management monitors the cash position of the Operating Subsidiary regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfil its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors (“Board of Directors”).

For Masonglory to transfer cash to its subsidiaries, Masonglory is permitted under the laws of the Cayman Islands and its Amended and Restated Memorandum and Articles (as defined below) to provide funding to our subsidiaries incorporated in the BVI (as defined below) and Hong Kong through loans or capital contributions. Masonglory’s subsidiary formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to the Operating Subsidiary subject to certain restrictions set forth in the BVI Business Companies Act 2004 (as amended) and memorandum and articles of association of the relevant Masonglory’s subsidiary incorporated under the laws of the BVI. As a holding company, Masonglory may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. According to the BVI Business Companies Act 2004 (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. If any of Masonglory’s subsidiaries incur debt on their own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to Masonglory. During the six months ended September 30 and the fiscal years ended March 31, 2023 and 2022, Masonglory, Masonglory BVI, and Masontech did not declare or pay any dividends and there was no transfer of assets among Masonglory and its subsidiaries. We do not have any current intentions to distribute further earnings. If we decide to pay dividends on any of the Shares in the future, as a holding company, we will be dependent on receipt of funds from the Operating Subsidiary by way of dividend payments. See “Dividend Policy,” “Risk Factors — Risks Related to The Shares — We rely on dividends and other distributions on equity paid by the Operating Subsidiary to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.” on page 35, and “Consolidated Statements of Change in Shareholders’ Equity in the Report of Independent Registered Public Accounting Firm” for further details.

We are an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2025

THE RESALE OFFERING

Securities being offered	Ordinary Shares
Number of Ordinary Shares Offered by the Selling Shareholder	1,000,000 Shares
Number of Ordinary Shares outstanding before this Resale Offering	12,500,000 Shares
Number of Ordinary Shares to be outstanding after the Resale Offering	14,000,000 Shares(1), assuming the issuance by us of 1,500,000 Shares pursuant to the Initial Public Offering Prospectus filed contemporaneously herewith.
Use of proceeds	We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholder named in this Resale Prospectus.
Nasdaq Capital Market Symbol	MSGY
Risk Factors

Investing in our Ordinary Shares involves a high degree of risk and purchasers of our Ordinary Shares may lose part or all of their investment. Please refer to the section titled “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares beginning on page 16.

____________

(1)      Assumes the issuance by us of our Ordinary Shares pursuant to the Initial Public Offering prospectus filed contemporaneously herewith, no exercise of the underwriters’ over-allotment option and all of our Ordinary Shares to be sold by the Selling Shareholder pursuant to the Resale Prospectus filed contemporaneously herewith are sold.

Alt-1

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholder.

The Selling Shareholder will pay any underwriting discounts and commissions and expenses that it incurs for brokerage, accounting, tax or legal services or any other expenses that it incurs in disposing of the Ordinary Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Ordinary Shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

Alt-2

SELLING SHAREHOLDER

The following table sets forth the names of the Selling Shareholder, the number of Ordinary Shares owned by such Selling Shareholder immediately prior to the date of this Resale Prospectus and the number of Shares to be offered by the Selling Shareholder pursuant to this Resale Prospectus. The table also provides information regarding the beneficial ownership of our Ordinary Shares by the Selling Shareholder as adjusted to reflect the assumed sale of all of the Shares offered under this Resale Prospectus.

Percentages of beneficial ownership before the Resale Offering are based on 12,500,000 Ordinary Shares outstanding as at the date of this Resale Prospectus. Beneficial ownership is based on information furnished by the Selling Shareholder. Unless otherwise indicated and subject to community property laws where applicable, the Selling Shareholder named in the following table has, to our knowledge, sole voting and investment power with respect to the Shares beneficially owned by him, her or it.

Selling Shareholder is not a broker dealer or an affiliate of a broker dealer. Selling Shareholder has no agreement or understanding to distribute any of the Ordinary Shares being registered. Selling Shareholder may offer for sale from time to time any or all of the Shares, subject to the agreements described in the “Selling Shareholder Plan of Distribution.” The table below assumes that the Selling Shareholder will sell all of the Shares offered for sale hereby:

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to the Resale Offering(1)	Maximum Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned after the Resale Offering(3)	Percentage Ordinary Shares Ownership After the Resale Offering (%)(3)
Fung & Tun Limited(2)	1,000,000	1,000,000	0	0%

____________

(1)      Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of Ordinary Shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into Ordinary Shares, or convertible or exercisable into our Ordinary Shares within 60 days of the date hereof are deemed outstanding. Such Ordinary Shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the above table, the Selling Shareholder named in the table has sole voting and investment power with respect to the Ordinary Shares set forth opposite such shareholder’s name.

(2)      Fung & Tun Limited is a company incorporated in the British Virgin Islands. Fung & Tun Limited is beneficially owned jointly by Mr. Tse Shing Fung and Mr. Tse Tsz Tun, both of which are our executive directors and our controlling shareholders. The registered address of Fung & Tun Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(3)      Since we do not have the ability to control how many, if any, of the shares of the Selling Shareholder will sell, we have assumed that the Selling Shareholder will sell all of the shares offered herein for purposes of determining how many shares they will own after the offering and their percentage of ownership following the offering.

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SELLING SHAREHOLDER PLAN OF DISTRIBUTION

There is currently no public market established for our Ordinary Shares. The Selling Shareholder will sell at the price at which we sell the Shares in our public offering pursuant to the registration statement of which this prospectus is a part, which is expected to be between $4.00 and $6.00 per Ordinary Share. Once, and if, our Ordinary Shares are listed on Nasdaq and there is an established market for the resale shares, the Selling Shareholder may sell its Shares from time to time at the market price prevailing on Nasdaq at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

The Selling Shareholder may use any one or more of the following methods when disposing of Shares:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the Shares as agent but may position; and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        to cover short sales made after the date that the registration statement of which this Resale Prospectus is a part is declared effective by the SEC;

•        broker-dealers may agree with the Selling Shareholder to sell a specified number of such Shares at a stipulated price per share;

•        a combination of any of these methods of sale; and

•        any other method permitted pursuant to applicable law.

The Shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for the Selling Shareholder, rather than under this Resale Prospectus. The Selling Shareholder have the sole and absolute discretion not to accept any purchase offer or make any sale of Shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholder may pledge their Shares to their broker under the margin provisions of customer agreements. If the Selling Shareholder default on a margin loan, the broker may, from time to time, offer and sell the pledged Shares.

Broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of Shares offered under this Resale Prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this Resale Prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The Selling Shareholder and any broker-dealers or agents that are involved in selling the Shares offered under this Resale Prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting discount under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell Shares offered under this Resale Prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this Resale Prospectus or, if required, in a replacement resale prospectus included in a post-effective amendment to the registration statement of which this Resale Prospectus is a part.

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The Selling Shareholder and any other persons participating in the sale or distribution of the Shares offered under this Resale Prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the Shares by, the Selling Shareholder or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the Shares.

Rule 2710 requires members firms to satisfy the filing requirements of Rule 2710 in connection with the resale, on behalf of the Selling Shareholder, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event any Selling Shareholder intend to sell any of the Shares registered for resale in this Resale Prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

•        it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

•        the complete details of how the Selling Shareholder’s Shares are and will be held, including location of the particular accounts;

•        whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the Selling Shareholder, including details regarding any such transactions; and

•        in the event any of the securities offered by the Selling Shareholder are sold, transferred, assigned or hypothecated by any Selling Shareholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 2710, in connection with the resale of the securities by the Selling Shareholder.

If any of the Ordinary Shares offered for sale pursuant to this Resale Prospectus are transferred other than pursuant to a sale under this Resale Prospectus, then subsequent holders could not use this Resale Prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether the Selling Shareholder will sell all or any portion of the Shares offered under this Resale Prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the Shares being offered under this Resale Prospectus. However, each Selling Shareholder and purchaser is responsible for paying any discount, and similar selling expenses they incur.

We and the Selling Shareholder have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this Resale Prospectus, including liabilities under the Securities Act.

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LEGAL MATTERS

We are being represented by CFN Lawyers LLC with respect to certain legal matters of U.S. federal securities. We may rely upon CFN Lawyers with respect to matters governed by Hong Kong law. The validity of the Shares and certain other matters of Cayman Islands law will be passed upon for us by Harney Westwood & Riegels.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against fraud or dishonesty.

Pursuant to our Amended and Restated Memorandum and Articles that will become effective immediately prior to the completion of this offering, the directors, alternate directors, secretary and other officers for the time being of the Company and the trustees (if any) for the time being acting in relation to any of the affairs of the Company, and their respective executors or administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their executors or administrators, shall or may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own dishonesty, willful default or fraud, and none of them shall be answerable for the acts, receipts, neglects or defaults of any other of them, or for joining in any receipt for the sake of conformity, or for any bankers or other persons with whom any moneys or effects of the Company shall be lodged or deposited for safe custody, or for the insufficiency or deficiency of any security upon which any moneys of the Company shall be placed out or invested, or for any other loss, misfortune or damage which may arise in the execution of their respective offices or trusts, or in relation thereto, except as the same shall happen by or through their own dishonesty, willful default or fraud.

We intend to enter into indemnification agreements with each of our directors and executive officers in connection with this offering. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

The Underwriting Agreement also provides for indemnification of us and our officers, directors, or persons controlling us for certain liabilities.

We intend to obtain directors’ and officers’ liability insurance coverage that will cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No Underwriters were involved in these issuances of securities.

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Ordinary Shares
Harneys Fiduciary (Cayman) Limited(1)	February 21, 2024	1	USD 0.0001
Tse Shing Fung(2)	February 29, 2024	1	USD 0.0001
Fung & Tun Limited	June 14, 2024	11,499,998	USD 1,150
Main Works International Limited	June 14, 2024	500,000	HK$ 650,000
Vision Win Enterprises Limited	June 14, 2024	500,000	HK$ 650,000

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(1)      On February 28, 2024, Harneys Fiduciary (Cayman) Limited transferred one (1) Ordinary Share to Tse Tsz Tun, which was subsequently transferred to Fung & Tun Limited on March 25, 2024.

(2)      On March 25, 2024, Tse Shing Fung transferred one (1) Ordinary Share to Fung & Tun Limited.

Item 8. Exhibits and Financial Statement Schedules.

(a)     The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information in the registration statement.

         Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the act if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)     If the registrant is relying on Rule 430B:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)     The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1**	Form of Underwriting Agreement
3.1†	Memorandum and Articles, as currently in effect
3.2†	Form of Amended and Restated Memorandum and Articles (to be effective in connection with the completion of this offering)
4.1†	Specimen certificate evidencing Ordinary Shares
5.1†	Opinion of Harney Westwood Riegels regarding the validity of the Ordinary Shares being registered
8.1†	Opinion of Harney Westwood Riegels regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2†	Opinion of Hong Kong counsel regarding certain legal matters and tax matters of the subsidiary in Hong Kong
10.1†	Form of Indemnification Agreement between the registrant and its officers and directors
10.2†	Form of Director Agreement between the registrant and its directors
10.3†	Form of Independent Director Agreement between the registrant and its independent directors
10.4†	Form of Employment Agreement between the registrant and its officers
10.5†	Office Lease Contract by and amongst Tse Chun Yuen, Tse Chun Kuen, Or So Lan, Yapp Ngi Yang and Masontech Limited dated April 1, 2023
10.6†	Office Lease Contract by and amongst Tse Chun Yuen, Tse Chun Kuen, Or So Lan, Yapp Ngi Yang and Masontech Limited dated April 1, 2022
23.1†	Consent of J&S Associate PLT, an independent registered public accounting firm
23.2†	Consent of Harney Westwood Riegels (included in Exhibit 5.1)
23.3†	Consent of Hong Kong counsel (included in Exhibit 8.2)
23.4†	Consent of Mr. Lui Po Yuen
23.5†	Consent of Mr. Man Wing Wa
23.6†	Consent of Mr. Cheng Shing Yan
24.1†	Power of Attorney (included on signature page)
99.1†	Code of Business Conduct and Ethics
99.2†	Audit Committee Charter
99.3†	Nominating Committee Charter
99.4†	Compensation Committee Charter
107†	Calculation of Filing Fee Table

____________

*        To be filed by amendment.

**      Filed herewith.

†        Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on March 18, 2025.

MASONGLORY Limited
By:	/s/ Tse Shing Fung
Name:	Tse Shing Fung
Title:	Chairman of the Board and Director

KNOW ALL BY THOSE PRESENT, that each person whose signature appears below hereby constitutes and appoints and each of them, his or her true and lawful agent, proxy, and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto; (2) act on, sign, and file such certificates, instruments, agreements, and other documents as may be necessary or appropriate in connection therewith; (3) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act; and (4) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying, and confirming all that such agent, proxy, and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Tse Shing Fung	Chairman of the Board and Director	March 18, 2025
Name: Tse Shing Fung
/s/ Tse Tsz Tun	Chief Executive Officer and Director	March 18, 2025
Name: Tse Tsz Tun
/s/ Tsoi Chi Hei	Chief Finance Officer	March 18, 2025
Name: Tsoi Chi Hei	(Principal Accounting and Financial Officer)

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Masonglory, has signed this registration statement or amendment thereto in New York, New York on March 18, 2025.

Authorized U.S. Representative Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.